UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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☑	Definitive Proxy Statement
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General Mills, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
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2023 Proxy Statement

Accelerate
                 Strategy

We are executing our Accelerate strategy to drive sustainable, profitable growth and top-tier shareholder returns over the long term. The Accelerate strategy focuses on four pillars to create competitive advantages and win: boldly building brands, relentlessly innovating, unleashing scale and standing for good. We are prioritizing our core markets, global platforms and local gem brands that have the best prospects for profitable growth and we are committed to reshaping our portfolio with strategic acquisitions and divestitures to further enhance our growth profile.

Our Purpose
Making Food the World Loves

Where to Play

CORE MARKETS	GLOBAL PLATFORMS	LOCAL GEMS	PORTFOLIO RESHAPING

How to Win

BOLDLY BUILDING BRANDS	RELENTLESSLY INNOVATING	UNLEASHING OUR SCALE	STANDING FOR GOOD

Drive Long-Term Shareholder Value

ORGANIC NET SALES* +2-3%	ADJUSTED OPERATING PROFIT* +MSD(1)	ADJUSTED DILUTED EPS* +MSD TO +HSD(2)	MAINTAIN CAPITAL DISCIPLINE

*	Non-GAAP measure.
(1)	Mid-single-digit constant currency growth rate.
(2)	High-single-digit constant currency growth rate.

A Letter from Our Chairman and CEO

Dear Fellow Shareholders:

Fiscal 2023 was a tremendous year for General Mills, marking another successful year where we delivered results that met or exceeded our targets for top- and bottom-line growth. Led by our Accelerate strategy, our team successfully navigated a highly dynamic operating environment with agility, focus and resilience. General Mills has prospered for more than 155 years because of the dedication of our people, our strong brands, our resilient categories and our ability to adapt to ever-changing consumer, societal and environmental conditions.

I continue to be pleased with the development and execution of our Accelerate strategy to drive sustainable, profitable growth and top-tier returns for our shareholders over the long term. We are prioritizing the markets and global platforms that offer the greatest prospects for profitable growth, while focusing on making investments and taking actions that create competitive advantage. Importantly, our Accelerate strategy is grounded in our purpose of making food the world loves and requires that we take action to stand for good for our consumers, communities and the environments from which we source the ingredients that make up our products. Our accomplishments over the past year are a true reflection of our Accelerate strategy and purpose in action.

In fiscal 2023, we advanced our Accelerate strategy by executing well on our core business while taking significant steps to reshape our portfolio. In particular, we set three specific priorities at the beginning of fiscal 2023: compete effectively across our categories, continue to invest for the future and continue to reshape our portfolio for growth.

I am pleased to report that we delivered on each of these priorities. We grew or held share in the majority of our priority businesses. The strong market share performance was driven by our superior brand building, innovation and execution, and supported with healthy levels of investment. We also leveraged our data and analytical capabilities to assess and improve our presence on the digital shelf, growing our U.S. E-commerce retail sales by 24% in fiscal 2023. We continued to invest in the future in fiscal 2023 by significantly increasing our investment in media and advertising expense, digital and technology capability, and capital expense related to growth capacity. We also continued to reshape our portfolio, including closing one acquisition and two divestitures that further improved our company’s growth profile.

Our employees are at the heart of everything we do. Recruiting, developing and engaging our workforce is critical to executing our strategy and achieving business success. In addition to the tremendous business results achieved by our teams in fiscal 2023, our employees continued to live out our purpose of making food the world loves. Recognizing that everything we do touches the lives of people and communities – now, and for years to come – we are more determined than ever to ensure the G in General Mills stands for Good. Our focus on putting people first extends beyond our consumers to our entire value chain, including the farmers who grow our ingredients, our employees who are the heartbeat of General Mills and, of course, the communities we are proud to be a part of and serve. In fiscal 2023, we made progress against our ongoing commitment to diversity in leadership and talent acquisition, including an increase in the percentage of people of color in leadership roles across General Mills. We updated our Supplier Code of Conduct to include expanded protections for human rights and drove progress toward our ambitious climate goals by investing in a groundbreaking partnership to establish a state-of-the-art flexible film recycling plant in Minnesota.

Notice of 2023 Annual Meeting of Shareholders	1

As we look to the challenges ahead, we begin with the firm belief that a global food company can stand for good. The natural resources that we depend upon are being reduced as the world’s needs increase, and simply sustaining the status quo is not enough. We have set aggressive goals to reduce greenhouse gas emissions across our entire value chain, and we are investing in the potential of agriculture to ensure a thriving future for both people and planet. To that end, we are working to drive meaningful change by being a leader in regenerative agriculture, a holistic approach to farming that improves environmental, social and economic resilience.

We enter fiscal 2024 ready to compete and win in this highly dynamic consumer, supply chain and inflationary environment. We will continue to execute our Accelerate strategy and are focused on achieving three priorities that will be critical to our success. First, we will continue to compete effectively, prioritizing our core markets, global platforms and local gem brands, and leveraging our brand-building, innovation, and advantaged capabilities to win with a changing consumer. Second, we will further improve our supply chain efficiency, with a focus on increasing cost savings from our Holistic Margin Management productivity program and reducing costs related to supply chain disruptions. Finally, we will maintain our disciplined approach to capital allocation by investing in the business, delivering strong cash returns to shareholders and maintaining our balance sheet flexibility for portfolio reshaping. Our long history of success and our perseverance over the past year give me great confidence in our ability to adapt and evolve to deliver outstanding financial results while staying true to our company purpose of making food the world loves. Our ability to adapt has been a key differentiator in recent years, and we like our chances to continue to respond more quickly and successfully than our competition to whatever changes come our way in the year ahead.

I want to close by thanking you, our shareholders, for your investment in General Mills and your confidence in our plans for future growth. On behalf of our more than 34,000 talented employees around the world, I want you to know that as we continue to navigate a dynamic operating environment, we are in a strong position to deliver consistent, profitable growth and top-tier returns over the long term.

Sincerely,

JEFFREY L. HARMENING
Chairman and Chief Executive Officer

August 14, 2023

2	General Mills, Inc.

A Letter from Your Independent Lead Director

Dear Fellow Shareholders:

It has been my privilege to continue to serve as your Independent Lead Director. While the company navigated many unique demands, challenges and opportunities in fiscal 2023, the board remained focused on creating sustainable, long-term value for the company’s shareholders. As our 2023 Annual Meeting approaches, I am pleased to have this opportunity to update you on the board’s priorities and work during the past year.

LONG-TERM STRATEGY AND PORTFOLIO SHAPING REMAIN THE BOARD’S PRIMARY FOCUSES.
Guiding the development and execution of the company’s long-term Accelerate strategy remains the board’s top priority. This oversight is strengthened by the strong business acumen and diverse perspectives and experiences of our directors. At each meeting, the board receives updates from company leaders on how they are advancing the Accelerate strategy to drive sustainable, profitable growth and top-tier shareholder returns over the long term. The Accelerate strategy served the company well during fiscal 2023 by providing a clear framework for setting priorities, and I am confident that it will benefit you, our shareholders, going forward by providing a strategic foundation for long-term value creation.

Portfolio shaping continues to be an important element of advancing our Accelerate strategy. The board has played a significant role in overseeing the company’s portfolio shaping and receives regular updates on the company’s portfolio shaping activities. The board provides independent strategic insights on the direction of the portfolio shaping processes and engages in regular, robust discussions with the management team in connection with acquisitions and divestitures.

OVERSEEING BUSINESS PLANS AND RISK MANAGEMENT.
The board worked extensively with management to set challenging business plans at the beginning of fiscal 2023 that reflected the dynamic operating environment we were facing, including higher input costs, supply chain disruptions and increased demands from our consumers and customers. The board closely monitored the company’s performance throughout the year, with ongoing assessments against the business plans to ensure the company was operating as efficiently as possible during a highly volatile and unpredictable year. As consumer behaviors meaningfully changed during the COVID-19 pandemic and are still continuing to evolve, including more time spent working from home and increased appreciation for cooking and baking, the board has overseen how the company is addressing these changes through its leading brands, innovation and advantaged capabilities to drive profitable growth.

The board is actively engaged in overseeing the company’s risk management. To ensure that the board fulfills its oversight role in a comprehensive and coordinated manner, the responsibility for overseeing specific aspects and areas of the company’s risk management program is purposefully allocated among the full board and board committees. In particular, throughout fiscal 2023, the board received regular updates on the impacts that external supply chain forces had on the company’s customers and consumers to ensure the company continued to address these disruptions and deliver for our customers and consumers.

RECOGNIZING THE IMPORTANCE OF ENVIRONMENTAL AND SOCIAL MATTERS.
For more than 155 years, General Mills has been creating long-term value for its shareholders and the broader communities where it operates. As a board, we are focused on ensuring that the company takes appropriate steps to address areas of risk and opportunity where the company has the greatest environmental and societal impact, and

Notice of 2023 Annual Meeting of Shareholders	3

we consider these issues in the context of our strategic planning, risk management and investor communications. By encouraging the company to recognize, protect, act and invest in these areas, the board is working with management to take a long-term view of creating and sustaining value. With the full support and direction of the board, the company has set ambitious goals to address climate change and to promote regenerative agriculture. To advance the company’s global impact commitments and stand for good, the board is actively engaged in overseeing the company’s significant philanthropic efforts that are focused on alleviating hunger, advancing regenerative agriculture to empower growers and regenerate ecosystems and strengthening the hometown communities in which the company operates. The board’s public responsibility committee monitors progress against the company’s goals and efforts and oversees the company’s global impact, sustainability and corporate social responsibility strategies, plans and objectives.

COMMITMENT TO DEVELOPING A TALENTED, DIVERSE AND ENGAGED WORKFORCE.
People are at the heart of the company’s mission, and the future success of the company will in large part be determined by the talent and skills of our workforce and the culture of the company. I can assure you that the board is actively involved in overseeing the company’s strategies to recruit, develop and safeguard the well-being of our talented and dedicated team. The full board regularly discusses matters of corporate culture and employee engagement to ensure that our teams embody the attributes, behaviors and commitment necessary to advance our strategies. An essential part of our culture is our commitment to operating with integrity and acting with the highest ethical standards. This starts with the clear expectation set by the board and is reinforced by the audit committee and board’s regular reviews of our ethics and compliance reports. Fostering a culture of inclusion and ensuring diversity of input and perspective are a vital part of these strategies. As such, the compensation and talent committee and board regularly review the company’s strategies for building and developing a diverse workforce and monitor progress against these plans.

MAINTAINING A HIGHLY SKILLED, DIVERSE AND EFFECTIVE BOARD.
Building and sustaining a highly skilled, diverse and independent board and effectively leveraging those talents, skills and experiences is essential to the long-term success of our company. Our board succession work in recent years continues a long-standing practice of maintaining a board that is diverse across multiple dimensions and reflects our enduring belief that the board is made stronger by its diversity. This year, the majority of our director nominees are women. New directors are thoughtfully and purposefully selected by the board for their deep and relevant skill sets and their ability to guide our strategy, provide valuable experience and insights and effectively represent the interests of our shareholders. We have a capable, diverse, engaged and thoughtful group of directors who are focused on long-term value creation for shareholders. I encourage you to vote for each of the board’s nominees on this year’s ballot.

As the Independent Lead Director, I have focused on building a board culture that encourages substantive, constructive and open dialogue between the board and management on important and timely topics. To that end, I am focused on ensuring that the board maintains a system of robust board practices that allows us to function effectively and exercise our independent judgment to deliver value to the company and its shareholders. That begins with ensuring that the board focuses its time and attention on matters with the greatest impact and interest to our shareholders and that our board discussions take full advantage of the individual and collective talents of our directors.

On behalf of the board, I thank you for your investment and continued support of General Mills, and I look forward to working with my fellow directors and the management team in the coming year to continue advancing our Accelerate strategy.

Sincerely,

STEVE ODLAND
Independent Lead Director

August 14, 2023

4	General Mills, Inc.

Notice of 2023 Annual Meeting of Shareholders

Background

Date and Time Tuesday, September 26, 2023, at 8:30 a.m., Central Daylight Time	Location Online only at www.virtualshareholder meeting.com/GIS2023	Who Can Vote The record date for the Annual Meeting is July 28, 2023. If you held General Mills stock at the close of business on that date, you are entitled to vote at the Annual Meeting.
Voting Items

PROPOSAL		BOARD VOTING RECOMMENDATION

1	ELECT AS DIRECTORS THE 11 NOMINEES NAMED IN THE ATTACHED PROXY STATEMENT	FOR each director nominee

2	APPROVE ADVISORY VOTE ON EXECUTIVE COMPENSATION	FOR

3	APPROVE ADVISORY VOTE ON THE FREQUENCY OF HOLDING THE ADVISORY VOTE ON EXECUTIVE COMPENSATION	FOR every year

4	RATIFY THE APPOINTMENT OF KPMG LLP AS GENERAL MILLS’ INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING MAY 26, 2024	FOR

5	APPROVE ADVISORY VOTE TO ALLOW SHAREHOLDERS HOLDING 25% OF OUR COMMON STOCK TO REQUEST SPECIAL MEETINGS OF SHAREHOLDERS	FOR

6	VOTE ON ONE SHAREHOLDER PROPOSAL, IF PROPERLY PRESENTED AT THE MEETING	AGAINST

Shareholders will also transact any other business that properly comes before the meeting.

Voting Methods

Your vote is important. We encourage you to vote by proxy, even if you plan to attend the virtual meeting.

INTERNET www.proxyvote.com	TABLET OR SMARTPHONE	TELEPHONE Toll-free (U.S. and Canada) 1-800-690-6903	MAIL Mail in your signed proxy card or voting instruction form (if you received one)	ONLINE AT ANNUAL MEETING www.virtualshareholder meeting.com/GIS2023

Sincerely, Karen Wilson Thissen Secretary August 14, 2023
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 26, 2023
Our Notice of 2023 Annual Meeting of Shareholders, Proxy Statement and Annual Report to Shareholders are available on the General Mills website at www.generalmills.com in the Investors section.

Notice of 2023 Annual Meeting of Shareholders	5

About General Mills

At General Mills, we are living our purpose of making food the world loves. Fiscal 2023 was a tremendous year for General Mills, marking another successful year where we delivered results that met or exceeded our targets for top- and bottom-line growth. We advanced our Accelerate strategy in fiscal 2023 through strong execution on our core business while continuing to reshape our portfolio. Led by our Accelerate strategy, we successfully navigated a highly dynamic operating environment with agility, focus and resilience.

We also continued to stand for good through advancing our regenerative agriculture program and continuing to deliver on our sustainability and racial equity commitments. General Mills entered fiscal 2024 ready to compete and win in a highly dynamic consumer environment. We expect that changes in consumer behavior driven by inflationary pressures will impact their at-home versus away-from-home food choices, the channels they shop, and the brands they choose. The General Mills team plans to capitalize on these evolving consumer needs through our leading brands, innovation and advantaged capabilities to generate profitable growth.

Driving Long-Term Shareholder Value
Protecting Shareholder Value and Financial Stability
  Delivered strong performance in fiscal 2023 by executing well in a dynamic operating environment, highlighted by annual net sales exceeding $20 billion for the first time in company history.
  Delivered strong total shareholder returns (“TSR”), including 106% TSR performance over the past 5-years[1], outperforming the S&P 500 by 27% and the average performance of our compensation peer group by 44%.
  Our board reinforced its confidence in our fiscal 2023 performance and fiscal 2024 outlook by approving a 9% increase in our dividend, underlining our commitment to driving strong returns for our shareholders over the long term.
Committed to Standing for Good
Climate Change and Regenerative Agriculture
  We continued to work towards our goals of reducing our absolute greenhouse gas (“GHG”) emissions by 30% by 2030 and achieving net zero GHG emissions across our full value chain by 2050.
  As an industry leader in regenerative agriculture, we are committed to advancing 1 million acres of regenerative agriculture in our supply chain by 2030 and have currently enrolled more than 235,000 acres into our program.
Supporting our Communities and Advancing Racial Equity
  We are deeply committed to the communities where we live and operate and from which we source our ingredients. Our philanthropic partnerships and employee engagement aim to build strong, equitable and resilient communities.
  We are proud of our longstanding work and deep commitment to using our philanthropy as an added lever to advance racial equity. As part of our commitment to advance racial equity, our philanthropy team provides support to food banks and anti-hunger and racial justice organizations that are working to end food insecurity and its disproportionate impact on communities of color.

[1]	5-Year TSR data as of June 30, 2023; Source: Capital IQ.

6	General Mills, Inc.

About General Mills

Fiscal Year Financial Highlights
Delivering on our
Key Priorities
In fiscal 2023, we successfully adapted to the dynamic operating environment, increases in input cost inflation and evolving consumer and customer needs. As a result, we were able to grow organic net sales, adjusted operating profit and adjusted diluted EPS. We achieved each of the three priorities we established at the beginning of the year:
We competed effectively, everywhere we play, including growing or holding share in the majority of our priority businesses. We generated organic net sales growth across each of our four operating segments, fueled by compelling brand building and innovation across our leading brands, and supported with strong levels of net price realization in response to significant input cost inflation.
We invested for the future across many fronts. We increased our media investment by 17%, with a particular focus on digital consumer engagement. We also increased our investment in growth capital by double-digits, supporting additional capacity on constrained platforms including fruit snacks, pet food and hot snacks.
We continued to reshape our portfolio, closing one acquisition and two divestitures that further improved our growth profile. Including these transactions, we have reshaped more than 20% of our portfolio since fiscal 2018 and increased our net sales growth exposure by more than a full point.
Exceeding our Financial Targets
Net sales increased 6% to $20.1 billion and organic net sales increased 10% compared to year-ago levels*.
Operating profit totaled $3.4 billion and adjusted operating profit of $3.5 billion increased 8% on a constant-currency basis*.
Diluted EPS totaled $4.31 and adjusted diluted EPS of $4.30 increased 10% on a constant-currency basis*.
Net cash provided by operations totaled
$2.8 billion
This cash generation supported capital investments totaling $690 million, up 21% from fiscal 2022, and our resulting free cash flow was $2.1 billion*.

*	Organic net sales, adjusted operating profit (on a constant-currency basis), adjusted diluted EPS (on a constant-currency basis) and free cash flow are non-GAAP measures. For more information on the use of non-GAAP measures in the Proxy Statement, and a reconciliation of non-GAAP measures to the most directly comparable GAAP measures, see Appendix A.

Notice of 2023 Annual Meeting of Shareholders	7

About General Mills

People and Inclusion Highlights

34% of our officers are women
Diversity, Inclusion & Belonging	29% of our officers are racially or ethnically diverse
We believe that fostering a culture of inclusion and belonging strengthens our business performance and execution, improves our ability to recruit and develop talent and provides for a rewarding workplace experience that allows all of our employees to thrive and succeed. We actively cultivate a culture that acknowledges, respects and values all dimensions of diversity – including gender, race, sexual orientation, ability, backgrounds and beliefs.(1) Ensuring diversity of input and perspectives is core to our business strategy, and we are committed to recruiting, retaining, developing and advancing a workforce that reflects the diversity of the consumers we serve.
Our Inclusion Goal	Our Inclusion Strategy
Is to foster a culture of inclusion and belonging that allows all of our employees to thrive. Ensuring diversity of input and perspectives is core to our business strategy.	Is to use our inclusion framework to advance engagement around the world, leveraging data to assess progress and holding ourselves accountable as we continue to foster a culture of inclusion and belonging.

84% of salaried employees are proud of General Mills(2)
Employee Engagement	88% of salaried employees say General Mills is a great place to work(2)
The efficient production of high-quality products and successful execution of our strategy requires a talented, skilled, dedicated and engaged team of employees. We work to equip our employees with critical skills and expand their contributions over time by providing a range of training and career development opportunities, including hands-on experiences through challenging work assignments and job rotations, coaching and mentoring opportunities and training programs. To foster employee engagement and commitment, we follow a robust process to listen to employees, take action and measure our progress with ongoing employee conversations, transparent communications and employee engagement surveys.
Workplace
Safety
We are committed to maintaining a safe and secure workplace for our employees. We set specific safety standards to identify and manage critical risks. We use global safety management systems and employee training to ensure consistent implementation of safety protocols and accurate measurement and tracking of incidents. To provide a safe and secure working environment for our employees, we prohibit workplace discrimination, and we do not tolerate abusive conduct or harassment. Our attention to the health and safety of our workforce extends to the workers and communities in our supply chain.
We have a history of strong safety performance. We recently took bold steps forward by implementing new injury and illness reporting criteria and metrics to improve our safety culture and focus more intently on eliminating incidents and situations with the greatest potential to significantly harm our people. The new safety metric criteria are based on current best practices and globally recognized principles for recording occupational injuries and illnesses.
(1)	Additional data on the diversity breakdown of our U.S. salaried employee base can be found in our annual Global Responsibility Report (available on our website at www.generalmills.com under the Global inclusion & diversity section), including a link to employment data from our EEO-1 report.
(2)	Global survey of salaried employees, October 2022.

8	General Mills, Inc.

About General Mills

Sustainability
For more than 155 years, General Mills has been making food the world loves while creating long-term value for society and our shareholders. Feeding a growing global population and the success of our business depend on a healthy planet.
As we look to the challenges ahead, we begin with the firm belief that a global food company can stand for good. We are investing in the potential of agriculture to ensure a thriving future for both people and planet. To that end, we are working to drive meaningful change through regenerative agriculture, a holistic approach to farming that improves environmental, social and economic resilience.
As a global food company, our business is rooted in agriculture. Over time, the quality and availability of the earth’s natural resources have declined, while the need to provide for a growing population has increased. Simply sustaining the current state of ecosystems and communities is not enough. We must instead invest in the potential of agriculture to ensure a thriving future for both people and planet. To that end, we are on a journey to make a meaningful difference through our commitment of advancing regenerative agriculture on one million acres of farmland by 2030. Through regenerative agriculture, farmers can regenerate the soil they work on, reduce the number of inputs and amount of water used and lower GHG emissions through carbon sequestration.
In fiscal 2023, we continued our commitment to transparency through our climate disclosures based on the Task Force on Climate-related Financial Disclosure (“TCFD”) principles and the Sustainability Accounting Standards Board (“SASB”) standards for our industry. We continue to focus on assessing our climate-related transition and physical risks to enhance our climate strategy throughout our value chain.
While the company is focused on regeneration efforts across our full value chain, our current key priorities are focused on climate change, regenerative agriculture and packaging. As highlighted below, the company has set ambitious goals in these areas, and remains on track to achieve them.
	Climate Change	Regenerative Agriculture
An overview of the company’s initiatives may be found in our annual Global Responsibility Report (available on our website at www.generalmills.com under the “How we make it” section).
GOAL
Net Zero
GHG emissions across our
full value chain by 2050
Our goals are to reduce absolute GHG emissions across our full value chain (Scopes, 1, 2 and 3) by 30% by 2030 (compared to 2020). By 2050, we expect to achieve net zero GHG emissions across our full value chain.

GOAL
1MM acres
of farmland advancing
regenerative agriculture
We are committed to being a leader in regenerative agriculture, which we define as a holistic, principles-based approach to farming and ranching that seeks to build and strengthen ecosystem and community resilience. We have set a goal to advance regenerative agriculture practices on 1 million acres of farmland by 2030. To date, we are helping to advance regenerative management on more than 70 farms and have more than 235,000 acres enrolled in our program.

Packaging

GOAL
100%
of packaging designed to
be reusable or recyclable
by 2030
To reduce the environmental impact of packaging, we are working to ensure that General Mills brands will design 100% of packaging to be recyclable or reusable by 2030 (by weight).

Notice of 2023 Annual Meeting of Shareholders	9

About General Mills

Sustainability and Global Impact Highlights
At General Mills, we work to create holistic value throughout our supply chain, from agriculture and operations to our consumers and communities. Our sustainability and corporate social responsibility achievements, some of which are highlighted below, help us strengthen our business, brands and the communities we serve.

FOOD	PLANET	PEOPLE	COMMUNITY
100%	235,700	88%	$90 million
of our company-owned production facilities are Global Food Safety Initiative (GFSI) certified.	acres enrolled in programs advancing regenerative management.	of our salaried employees say that General Mills is a great place to work.	given to charitable causes, including General Mills Foundation grants, corporate contributions and food donations.(1)

40%	87%	34%	29 million
of General Mills global volume met the company’s criteria as Nutrition-Forward Foods.(1)(2)	renewable electricity sourced for our global operations.	of our officers are women and 29% are racially or ethnically diverse.	Our product donations to food banks enabled 29 million meals around the world.(1)

#1	92%	$459 million	6 continents
General Mills is the largest provider of natural and organic packaged food in the U.S.(3)	of General Mills packaging is recyclable or reusable (by weight).(1)(4)	spent with minority-owned suppliers.	Our strategic philanthropy and our community giving in General Mills hometown communities spanned 6 continents.(1)

Human Rights
As one of the world’s leading food companies, we believe we have a responsibility to respect human rights throughout our business and value chain. By standing for good, we are accelerating our actions to respect human rights and positively impact the people we depend on – and who depend on us. Our goal is to assess and address our human rights impacts in alignment with the United Nations Guiding Principles on Business and Human Rights (“UNGPs”). We follow a strategic framework to assess, address and prevent potential human rights impacts across our value chain. We also regularly assess our human rights risks and strategy to ensure alignment with the UNGPs.
(1)  Data as of the last day of fiscal 2022
(2)  Global Health Reporting excludes our Pet segment.
(3)  Includes food for both humans and pets. Source: SPINS 52 weeks ended 1/1/2023 Total – US Mulo, Natural Enhanced Channel and Pet Channel.
(4)  Represents North America Retail and North America Foodservice operating segments.

10	General Mills, Inc.

Sustainability and Global Impact Highlights

Awards and Recognition
General Mills is recognized as a global leader in sustainability and corporate responsibility. We received numerous awards in fiscal 2023 recognizing our efforts. Listed below are a few of these recognitions, illustrating our commitment to standing for good.

America’s Most Sustainable Companies 2022 – Barron’s	America’s Climate Leaders 2023 – USA Today	100 Best Corporate Citizens 2022 – 3BL Media	Member FTSE4Good

Member of Dow Jones Sustainability North America and World Indices	Diversity Best Practices Leading Inclusion Index – Seramount	America’s Most Responsible Companies 2023 – Newsweek	America’s Best Employers for Women – Forbes

Best Companies for Dads – Seramount	Member of the Science Based Targets Network (SBTN)	Signatory to the United Nations Global Compact

Certain sections of this Proxy Statement reference or refer you to materials on our website, www.generalmills.com.
These materials and our website are not incorporated by reference in, and are not part of, this Proxy Statement.

Notice of 2023 Annual Meeting of Shareholders	11

Proxy Voting Roadmap

PROPOSAL NUMBER 1:

Election of
Directors
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH DIRECTOR NOMINEE.
The board of directors recommends the election of each of the highly experienced director nominees presented in this proxy statement to our independent and diverse board.
INDEPENDENCE
GENDER
ETHNIC DIVERSITY
AGE
TENURE (AVERAGE TENURE: 7 YEARS)
Our Directors’ Skills and Experiences Support Our Long-term Strategy
Additional information about each director and his or her qualifications may be found beginning on page 19.

12	General Mills, Inc.

PROPOSAL NUMBER 2:

Advisory Approval
of Executive
Compensation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RESOLUTION.
The compensation program for our executive team recognizes and rewards the achievement of annual and sustained competitive performance. Each element of long-term incentive compensation is tied to performance and closely linked to our strategy, long-term growth model, financial objectives and ultimately total shareholder return (“TSR”).
Percentage Of CEO Target Compensation	Total Direct Compensation Element	Pay Element	Performance Measure
	BASE SALARY	Cash	●Individual performance and contributions based on scope and complexity of role
	ANNUAL INCENTIVE	Cash-based award	Company Performance (80%) ●Organic net sales growth* ●Adjusted operating profit growth* Individual Performance (20%)
LONG-TERM INCENTIVE
		Performance Share Units (“PSUs”)	Three-year cliff vesting and Three-year measurement period ●Organic net sales growth (Compound Annual Growth Rate (“CAGR”))* ●Cumulative operating cash flow ●+/- 25% Relative TSR Modifier
		Stock Options	Four-year cliff vesting
		Restricted Stock Units	Four-year cliff vesting

Additional information about executive compensation may be found beginning on page 45.

PROPOSAL NUMBER 3:

Advisory Approval
of the Frequency
of Holding the
Advisory Vote
on Executive
Compensation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR HOLDING THE ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY YEAR.
Additional information about the advisory vote on the frequency of holding the advisory vote on executive compensation may be found beginning on page 46.

∗Non-GAAP measure. For more information on the use of non-GAAP measures in the Proxy Statement, and a reconciliation of non-GAAP measures to the most directly comparable GAAP measures, see Appendix A.

Notice of 2023 Annual Meeting of Shareholders	13

PROPOSAL NUMBER 4:

Ratify Appointment
of the Independent
Registered Public Accounting Firm
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL.
Our audit committee is responsible for the selection and engagement of our independent auditor. The audit committee annually reviews qualifications, performance, independence and fees of KPMG, our current registered public accounting firm. The focus of the process is to select and retain the most qualified firm to perform the annual audit. Based on its annual review, the audit committee believes that the retention of KPMG as our independent auditor is in the best interests of the company and its shareholders. We are asking shareholders to ratify the appointment of KPMG for fiscal 2024.
Additional information about the independent registered public accounting firm may be found beginning on page 72.
PROPOSAL NUMBER 5:

Advisory Approval
of Special
Shareholder
Meeting Rights
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL.
Our By-Laws do not currently provide our shareholders a right to call a special shareholder meeting. The company is providing its shareholders with the opportunity to vote on an advisory resolution to amend the company’s By-Laws in a timely manner to provide shareholders owning a combined 25% of the company’s outstanding shares of common stock with a right to call a special shareholder meeting.
Additional information about the management proposal may be found beginning on page 75.

PROPOSAL NUMBER 6:

Shareholder
Proposal
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.
We received one shareholder proposal to be voted on at this year’s annual meeting. Shareholders are asked to vote AGAINST the shareholder proposal and FOR Proposal Number 5, which is management’s recommended proposal on the same matter.
Information on the shareholder proposal and our statements in opposition of the proposal may be found beginning on page 77.

14	General Mills, Inc.

Frequently Requested Information

Annual Board and Committee Evaluation Process	40
Board Leadership Structure	35
Overseeing Sustainability and Global Impact	32
CEO Pay Ratio	69
Robust Clawback Policy	57
Director Independence Determination	41
Independent Director Stock Ownership Policy	80

Elements of Compensation	43
Fiscal Year Financial Highlights	7
Overseeing Leadership Development, Culture and Human Capital Management	28
The Industry Peer Group	56
Shareholder Engagement Program	34
Summary Compensation Table	58

Notice of 2023 Annual Meeting of Shareholders	15

PROPOSAL NUMBER 1:
Election of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.
Upon the recommendation of the corporate governance committee, the board has nominated all of the current directors to stand for reelection, except for David M. Cordani, who has decided not to stand for reelection at the end of his term. All of the nominees are independent under New York Stock Exchange (“NYSE”) corporate governance rules, except Chairman and Chief Executive Officer, Jeffrey L. Harmening. See Board Independence and Related Person Transactions on page 41.
Our directors are elected annually by a majority of votes cast to enhance their accountability to shareholders. If an incumbent director is not reelected, the director must promptly offer his or her resignation to the board. The corporate governance committee will recommend to the board whether to accept or reject the resignation, and the board will disclose its decision and the rationale behind it within 90 days from the certification of the election results. If there are more director nominees than the number of directors to be elected, the directors will be elected by a plurality of the votes cast.
Each of the director nominees currently serves on the board and was elected by the shareholders at the 2022 Annual Meeting.
If elected, each director will hold office until the 2024 Annual Meeting and until his or her successor is elected and qualified. We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected. However, if any nominee should become unable for any reason or unwilling for good cause to serve, proxies may be voted for another person nominated as a substitute by the board, or the board may reduce the number of directors.
Included in each director nominee’s biography is a description of select key qualifications and experiences of such nominee based on the skills and qualifications described on page 19. The board and the corporate governance committee believe that the combination of the various qualifications and experiences of the director nominees will contribute to an effective and well-functioning board and that the director nominees possess the necessary qualifications and capacity to provide effective oversight of the business and counsel to the company’s management to advance our long-term strategy and oversee the interests of our shareholders.

16	General Mills, Inc.

Proposal Number 1: Election of Directors

2023 Director Nominees At-A-Glance

General Mills
Board of Directors
General Mills

Jorge A. Uribe, 66
Former Global Productivity and Organization Transformation Officer at The Procter & Gamble Company

Maria A. Sastre, 68
Former President and Chief Operating Officer of Signature Flight Support Corporation

Eric D. Sprunk, 59
Former Chief Operating Officer of NIKE, Inc.

C. Kim Goodwin, 64
Former Managing Director and Head of Equites (Global) for the Asset Management Division of Credit Suisse Group AG

Steve Odland, 64
President and Chief Executive Officer of The Conference Board

Diane L. Neal, 67
Former Chief Executive Officer of Sur La Table, Inc.

Jeffrey L. Harmening, 56
Chairman and Chief Executive Officer of General Mills

Elizabeth C. Lempres, 62
Former Senior Partner at McKinsey & Company

Jo Ann Jenkins, 65
Chief Executive Officer of AARP, Inc.

R. Kerry Clark, 71
Former Chairman and Chief Executive Officer of Cardinal Health, Inc.

Maria G. Henry, 57
Former Chief Financial Officer of Kimberly-Clark Corporation

Notice of 2023 Annual Meeting of Shareholders	17

Proposal Number 1: Election of Directors

Director Nomination Process

Our board follows an annual director nomination process that promotes thoughtful and in-depth review of overall board composition and director nominees throughout the year. At the beginning of the process, the corporate governance committee reviews current board composition and considers search priorities for any new director candidates. The skills and experiences of our directors are reviewed annually to confirm that our board possesses the traits, attributes and qualifications to successfully guide and oversee the company’s long-term strategy and priorities and continue to promote effective board performance. The corporate governance committee reviews incumbent director candidates, evaluates any changes in circumstances that may impact their candidacy and considers information from the board evaluation process to ensure the board continues to operate effectively. Upon a recommendation from the corporate governance committee, the board of directors approves the nomination of director candidates for election at the Annual Meeting.

The corporate governance committee identifies potential new director candidates using a search firm that is paid a fee for its services, together with referrals and suggestions from board members and shareholders. The corporate governance committee interviews potential director candidates to confirm their qualifications, interest and availability for board service.

Board Refreshment and Director Succession Planning

We plan thoughtfully for director succession and board refreshment. By developing and following a long-term succession plan, the board has an ongoing opportunity to:

●	Evaluate the depth and diversity of experience of our board;
●	Expand and replace key skills and experience that support our strategies;
●	Continue our record of gender and ethnic diversity; and
●	Maintain a balanced mix of tenures.

In selecting directors, the board evaluates characteristics such as independence, integrity, experience and sound judgment in areas relevant to our businesses, a proven record of accomplishment, willingness to speak one’s mind and commit sufficient time to the board, appreciation for the long-term interests of shareholders and the ability to challenge and stimulate management and to work well with fellow directors.

Each newly appointed director follows a well-developed and comprehensive onboarding program, which, among other things, includes meetings with board members and senior company leaders and customer and facility tours. This helps ensure directors become well-acclimated to the board in a timely manner.

The corporate governance committee also plans for the orderly succession of the Independent Lead Director and the chairs for the board’s five committees, providing for their identification, development and transition of responsibilities.

Board Composition and Diversity

Bringing together informed directors with different perspectives, in a well-managed, transparent and constructive environment, fosters thoughtful and innovative decision making. We have a policy of encouraging a range of tenures on the board, to ensure both continuity and fresh perspectives among our director nominees. It is also our policy as described in our Corporate Governance Principles to include racial, ethnic and gender diversity on the board.

Our current director nominees possess a broad range of backgrounds and experiences and a balanced mix of diversity that enriches board discussions and deliberations:

●	Four of our ten independent director nominees are ethnically diverse;
●	The majority of our independent director nominees are female; and
●	The board exhibits a balanced mix of tenure, with an average director tenure of seven years.

18	General Mills, Inc.

Proposal Number 1: Election of Directors

Diversity has been a core value of our board and the company for many years. We have had at least one female director and one ethnically diverse director on our board for each fiscal year since 1975. We are committed to maintaining the current diversity of the board and will look for opportunities to increase the diversity of the board where appropriate to enhance the overall skills, experiences and profile of the board. Consideration of the overall gender and ethnic diversity of the board is a significant factor in board succession planning and director recruitment. The search criteria and candidate pools for each new director appointment reflect the board’s commitment to diversity. In keeping with these priorities and commitments, since 2018, we have added five new independent directors, all of whom are female and three of whom are ethnically diverse.

Board Skills, Qualifications and Experience

The director nominees possess the qualifications, skills and experiences necessary to successfully guide and oversee the company’s long-term strategy and priorities. All of our directors have senior executive leadership experience leading large, complex organizations. These experiences are particularly important in evaluating key strategic decisions, setting priorities and critically evaluating performance to drive sustainable, long-term shareholder value. Importantly, many of our directors have backgrounds in consumer packaged goods, retail and other consumer-facing businesses that enable the board to guide management in a rapidly changing business, marketing and product innovation environment. The board also possesses significant financial and accounting expertise that ensures the critical evaluation of strategic actions, strong oversight of performance and shareholder value creation and careful attention to financial disclosures. Additionally, many directors have held international executive positions leading global businesses or segments. These directors provide helpful insights to board discussions as we continue to grow and expand our global operations. Board experience, governance and public policy skills are also key strengths of several of our directors and are important for the effective operation of the board and oversight of the company. While we consider deep and diverse experience to be a strength of the board, we consider the following skills and experiences to be particularly valuable in supporting the company’s strategies and fulfilling the board’s responsibilities:

SENIOR EXECUTIVE
LEADERSHIP
We believe that directors who have served as CEOs or senior executives are in a position to challenge management and contribute practical insight into business strategy, operations and human capital management. Our directors provide sources of market intelligence, analysis and relationships that benefit the company.
GLOBAL EXPERIENCE
A significant portion of the company’s growth depends on its success in markets outside the U.S. Directors with a global perspective help us make key strategic decisions in international markets.
INNOVATION Innovation is a core focus for the company and is critical in helping us continue to develop and deploy successful products to meet the demands and preferences of our consumers.
INDUSTRY FOCUS
As a company that relies on the strengths of our branded products, we seek directors who are familiar with the consumer packaged goods and retail industries. These directors help guide the company in assessing trends and external forces in these industries.
	GOVERNANCE EXPERTISE A deep understanding of the board’s duties and responsibilities enhances board effectiveness and ensures independent oversight that is aligned with shareholder interests.	HEALTH AND WELLNESS A thorough understanding of the health and wellness trends among our consumers provides management and the board with insights into potential product enhancements and offerings.
ACCOUNTING AND
FINANCIAL EXPERTISE
A strong understanding of accounting and finance is important for ensuring the integrity of our financial reporting and critically evaluating our performance. Our directors have significant accounting experience, corporate finance expertise and financial reporting backgrounds.

MARKETING/
E-COMMERCE EXPERIENCE
Organic sales growth is one of our key financial metrics and directors with marketing expertise provide important perspectives on developing new markets and growing current markets. Sales and marketing expertise in E-commerce and mobile platforms is also vital to our growth and success in these channels.

GOVERNMENT/PUBLIC
POLICY EXPERTISE
Directors with governmental and policymaking experience play an increasingly important role on our board as our business becomes more heavily regulated and as our engagement with stakeholders continues to expand.

Notice of 2023 Annual Meeting of Shareholders	19

Proposal Number 1: Election of Directors

2023 Director Nominees

R. Kerry Clark Age 71 Independent Director Since 2009 Committees AUDIT, FINANCE (CHAIR) Other Public Directorships ELEVANCE HEALTH, INC. (FORMERLY ANTHEM, INC.) TEXTRON, INC. AVNET, INC. (2012–2019)	C. Kim Goodwin Age 64 Independent Director Since 2022 Committees COMPENSATION, CORPORATE GOVERNANCE Other Public Directorships TJX COMPANIES, INC. POPULAR, INC.

R. Kerry Clark served as Chairman and Chief Executive Officer of Cardinal Health, Inc., a provider of health care products and services, until his retirement in 2009. Mr. Clark joined Cardinal Health in 2006 as President and Chief Executive Officer and became Chairman in 2007. Prior to that, Mr. Clark had been with The Procter & Gamble Company, a consumer products company, since 1974. There, he held various positions including President of P&G Asia; President, Global Market Development and Business Operations; and from 2004 to 2006, Vice Chairman of the Board.

Contributions to the Board
●  As the former Chairman and Chief Executive Officer at Cardinal Health and Vice Chairman of Procter & Gamble Company’s board, Mr. Clark brings business leadership and strategic planning skills, governance expertise and operating background to the board.
●  With a strong background in consumer packaged goods and health care products, he brings to the board extensive experience in launching new products, brand-building, marketing and partnering with customers across sales channels.
●  Mr. Clark also lends a global business perspective, developed through his leadership of global business operations at Procter & Gamble.

Key Skills, Qualifications and Experience
Senior Executive Leadership

Industry Focus

Global Experience

Governance Expertise

Health and Wellness

C. Kim Goodwin is an experienced financial services professional. Ms. Goodwin served as Managing Director and Head of Equities (Global) for the Asset Management Division of Credit Suisse Group AG from 2006 to 2008, and as Chief Investment Officer – Equities at State Street Research & Management Co., a money management firm, from 2002 to 2005. Since 2008, Ms. Goodwin has been a private investor, sitting on a number of public and private company boards.

Contributions to the Board
●  As a former investment executive at two global investment institutions, Ms. Goodwin provides valuable investor perspective on matters of company strategy, performance and corporate governance.
●  Ms. Goodwin also brings significant financial and capital markets expertise to the board.
●  Her significant public and private board service, including at the TJX Companies, Inc., strengthens the board’s overall experience in areas of risk oversight and marketing and consumer insights.

Key Skills, Qualifications and Experience
Senior Executive Leadership

Industry Focus

Accounting and Financial Experience

Global Experience

Marketing/E-commerce Experience

20	General Mills, Inc.

Proposal Number 1: Election of Directors

Jeffrey L. Harmening Age 56 Director Since 2017 Other Public Directorships THE TORO COMPANY	Maria G. Henry Age 57 Independent Director Since 2016 Committees AUDIT (CHAIR), FINANCE Other Public Directorships NIKE, INC.
Jeffrey L. Harmening is Chairman and Chief Executive Officer of General Mills, Inc. Mr. Harmening joined General Mills in 1994 and served in a variety of positions before becoming Vice President of Marketing for Cereal Partners Worldwide (“CPW”), the company’s joint venture with Nestlé based in Switzerland, in 2003. Mr. Harmening served as Vice President and Senior Vice President of the Big G cereal division from 2007 to 2012, and Senior Vice President, Chief Executive Officer of CPW from 2012 to 2014. From 2014 to June 2016, he served as Executive Vice President, Chief Operating Officer, U.S. Retail. Mr. Harmening was appointed President and Chief Operating Officer of General Mills in July of 2016, Chief Executive Officer in June of 2017 and Chairman in January of 2018.

Contributions to the Board
●  With more than 25 years of service at General Mills in a variety of senior leadership roles across several business categories, Mr. Harmening’s deep knowledge of the company’s business and the markets in which we operate position him well to serve as our Chairman and Chief Executive Officer.
●  Prior to his appointment as Chief Executive Officer, Mr. Harmening served in a number of key management and operational roles in the company’s North America Retail division.
●  He also spent six years abroad focusing on our international operations, including two years as Chief Executive Officer of CPW.

Key Skills, Qualifications and Experience
Senior Executive Leadership

Industry Focus

Global Experience

Marketing/E-commerce Experience

Health and Wellness

Maria G. Henry served as Executive Vice President and Senior Advisor of Kimberly-Clark Corporation until her retirement in 2022. She served as Chief Financial Officer of Kimberly-Clark Corporation from 2015 to April 2022. Prior to that, she was Executive Vice President and Chief Financial Officer of Hillshire Brands, formerly known as Sara Lee Corporation, from 2012 to 2014. Ms. Henry was the Chief Financial Officer of Sara Lee’s North American Retail and Foodservice business from 2011 to 2012. Prior to Sara Lee, she held various senior leadership positions in finance and strategy in three portfolio companies of Clayton, Dubilier, and Rice, most recently as Executive Vice President and Chief Financial Officer of Culligan International. Ms. Henry also held senior finance roles in several technology companies, and she began her career at General Electric.

Contributions to the Board
●  Ms. Henry brings significant accounting, auditing and financial reporting expertise to the board and audit committee. She is one of our audit committee financial experts.
●  As the former Chief Financial Officer of a global company who was directly responsible for finance, accounting, real estate and investor relations, Ms. Henry offers capital markets expertise and current insights on public company financial, governance and leadership matters.
●  Ms. Henry’s consumer products background and experience make her well-positioned to critically and thoughtfully review and guide company strategy.

Key Skills, Qualifications and Experience
Senior Executive Leadership

Industry Focus

Accounting and Financial Experience

Global Experience

Governance Expertise

Notice of 2023 Annual Meeting of Shareholders	21

Proposal Number 1: Election of Directors

Jo Ann Jenkins Age 65 Independent Director Since 2020 Committees CORPORATE GOVERNANCE, PUBLIC RESPONSIBILITY Other Public Directorships AVNET, INC.	Elizabeth C. Lempres Age 62 Independent Director Since 2019 Committees AUDIT, COMPENSATION (CHAIR) Other Public Directorships TRAEGER, INC. AXALTA COATING SYSTEM LTD. (2017–2022)
Jo Ann Jenkins has served as Chief Executive Officer of AARP, Inc., the nation’s largest nonprofit organization serving Americans aged 50 and older, since 2014. From 2013 to 2014, Ms. Jenkins served as Executive Vice President and Chief Operating Officer of AARP, and from 2010 to 2013 as President of the AARP Foundation. Prior to joining AARP, Ms. Jenkins served at the Library of Congress as Chief Operating Officer and Chief of Staff. She has also held a variety of senior roles at the U.S. Department of Agriculture, the U.S. Department of Transportation and the U.S. Department of Housing and Urban Development.

Contributions to the Board
●  As the Chief Executive Officer of AARP, Ms. Jenkins brings to the board a deep understanding of strategic management and innovative marketing from her experiences leading and transforming one of the nation’s largest nonprofit organizations.
●  Ms. Jenkins contributes valuable insights to the board on public policy, government affairs and community relations matters based on her senior leadership positions at the Library of Congress, U.S. Department of Agriculture, U.S. Department of Transportation and U.S. Department of Housing and Urban Development.
●  Her public and private board service and advisory experiences deepen the board’s overall governance expertise.

Key Skills, Qualifications and Experience
Senior Executive Leadership

Marketing/E-commerce Experience

Innovation

Governance Expertise

Government/Public Policy Expertise

Elizabeth C. Lempres served as Senior Partner at McKinsey & Company, a management consulting firm, until her retirement in August 2017. Ms. Lempres joined McKinsey & Company in 1989 and held a variety of positions of increasing responsibility during her career including Senior Partner and Global Leader, Private Equity and Principal Investors from 2016 to 2017; and Senior Partner and Global Leader, Consumer Sector from 2010 to 2014. Prior to McKinsey & Company, she held positions in engineering-related fields at IBM and General Electric.

Contributions to the Board
●  Ms. Lempres’ extensive senior leadership experience advising international consumer goods companies on complex management and strategy matters provides unique perspective and expertise to the board’s strategic planning process.
●  As former Senior Partner and Global Leader of McKinsey’s Consumer Sector, Ms. Lempres brings substantial global consulting experience in the consumer products and retail sectors to the board. Her experience leading teams across North America, Latin America, Europe, Asia and Africa also provides valuable perspective on the company’s international markets and operations.
●  Ms. Lempres’ public company board experience, financial expertise and risk management skills are valuable assets to the board, the audit committee and the compensation and talent committee.

Key Skills, Qualifications and Experience
Senior Executive Leadership

Industry Focus

Accounting and Financial Experience

Global Experience

Governance Expertise

22	General Mills, Inc.

Proposal Number 1: Election of Directors

Diane L. Neal Age 67 Independent Director Since 2018 Committees CORPORATE GOVERNANCE, PUBLIC RESPONSIBILITY Other Public Directorships FOSSIL GROUP, INC. (2012–2022)	Steve Odland, Independent Lead Director Age 64 Independent Director Since 2004 Committees FINANCE, PUBLIC RESPONSIBILITY

Diane L. Neal served as Chief Executive Officer of Sur La Table, Inc., a consumer-facing retail company, from 2014 until her retirement in January 2017. From 2012 to 2014, Ms. Neal served as an advisor to select retail companies including L Brands, Inc., the parent company of Bath & Body Works where she served as Chief Executive Officer from 2007 to 2011. Ms. Neal joined Bath & Body Works in 2006 as President and Chief Operating Officer. Ms. Neal served with Gap Inc. from 2004 to 2006, where she held the positions of President, Outlet Division and Senior Vice President, Merchandising, Outlet Division. Previously, she served at Target Corporation for more than 20 years in various executive and leadership roles, including President of Mervyn’s from 2001 to 2004.

Contributions to the Board
●  Ms. Neal’s significant senior executive experience in consumer and retail facing businesses provides the board with valuable consumer and retail insights.
●  As a senior executive for innovative and marketing-focused retail companies, Ms. Neal provides valuable perspectives on new and unique initiatives to meet evolving consumer needs and behaviors.
●  Ms. Neal’s public company board experience and corporate governance expertise strengthen our board and corporate governance committee discussions.

Key Skills, Qualifications and Experience
Senior Executive Leadership

Industry Focus

Innovation

Governance Expertise

Marketing/E-commerce Experience

Steve Odland is the President and Chief Executive Officer of The Conference Board. From 2013 to June of 2018, Mr. Odland was President and Chief Executive Officer of The Conference Board’s public policy affiliate, the Committee for Economic Development. From 2011 to 2012, he was an Adjunct Professor in the graduate school of business at Lynn University and at Florida Atlantic University.
Mr. Odland served as Chairman and Chief Executive Officer of Office Depot, Inc., an office merchandise retailer, from 2005 until 2010. From 2001 to 2005, he was Chairman and Chief Executive Officer of AutoZone, Inc., an auto parts retailer. Prior to that, he served as President and Chief Executive Officer of Tops Markets, Inc., a U.S. food retailer, from 1998 to 2000, and as President of the Foodservice Division of Sara Lee Bakery from 1997 to 1998. He was employed by The Quaker Oats Company from 1981 to 1996. Mr. Odland is also currently a Senior Advisor and a member of the Advisory Board at Solomon Partners, and a CNBC contributor.

Contributions to the Board
●  As our Independent Lead Director, Mr. Odland draws on his business leadership, corporate strategy and governance expertise to provide strong, independent board leadership and to ensure board effectiveness by fostering active discussion and collaboration among the independent directors and serving as an effective liaison with management.
●  He provides valuable insights into food, consumer products marketing, brand-building, internet marketing and sales, food service and international management from his executive roles in the food industry at Tops Markets, Quaker Oats and Sara Lee.
●  Mr. Odland also lends expertise on public policy, economics and corporate governance from his experience as President and Chief Executive Officer of The Conference Board.

Key Skills, Qualifications and Experience
Senior Executive Leadership

Industry Focus

Global Expertise

Governance Expertise

Marketing/E-commerce Experience

Notice of 2023 Annual Meeting of Shareholders	23

Proposal Number 1: Election of Directors

Maria A. Sastre Age 68 Independent Director Since 2018 Committees COMPENSATION, CORPORATE GOVERNANCE (CHAIR) Other Public Directorships O’REILLY AUTOMOTIVE, INC. KALERA PLC (2021–2023)	Eric D. Sprunk Age 59 Independent Director Since 2015 Committees AUDIT, PUBLIC RESPONSIBILITY (CHAIR) Other Public Directorships BOMBARDIER INC. NORDSTROM, INC.

Maria A. Sastre served as President and Chief Operating Officer of Signature Flight Support Corporation, the world’s largest network of fixed-base operations and support services for private and business aviation, from 2013 until her retirement in 2018. Ms. Sastre joined Signature Flight in 2010 as its Chief Operating Officer. From 2009 to 2010, she was President and Chief Executive Officer of Take Stock in Children, Inc., a Florida based non-profit that helps low-income youth escape the cycle of poverty through education. Ms. Sastre served with Royal Caribbean Cruises LTD from 2000 to 2008, where she held the positions of Vice President, International, Asia, Latin America & Caribbean and Vice President of Hotel Operations. Previously, she had held various executive and leadership roles at United Airlines, Inc., Continental Airlines, Inc. and Eastern Airlines, Inc.

Contributions to the Board
●  Ms. Sastre’s significant senior executive experience in consumer-facing businesses, together with over 20 years of public company board service at large retail grocery, restaurants and healthcare companies, provide the board with valuable consumer, food service and health and wellness insights.
●  Her global management expertise overseeing operations and marketing initiatives in Asia and Latin America, as well as her international merger and acquisition work, deepens the board’s global perspective and marketing expertise.
●  Ms. Sastre has significant corporate governance and public company board experience, including service on audit, corporate governance and talent and compensation committees and chairing finance and talent and compensation committees.

Key Skills, Qualifications and Experience
Senior Executive Leadership

Industry Focus

Global Experience

Governance Expertise

Health and Wellness

Eric D. Sprunk served as Chief Operating Officer of NIKE, Inc., an athletic footwear and apparel business, from 2013 until his retirement in April 2020. Mr. Sprunk joined NIKE in 1993, and held a variety of positions, including Regional General Manager of NIKE Europe Footwear from 1998 to 2000, Vice President & General Manager of the Americas from 2000 to 2001, Vice President of Global Footwear from 2001 to 2009 and Vice President of Merchandising and Product from 2009 to 2013. Prior to joining NIKE, Mr. Sprunk was a certified public accountant with the accounting firm Price-Waterhouse from 1987 to 1993.

Contributions to the Board
●  As the former Chief Operating Officer at a global, brand-based consumer products company, Mr. Sprunk brings relevant marketing experience to the board, as well as operating expertise in key functions including manufacturing, sourcing, sales and procurement.
●  His experience as Vice President of Merchandising and Product also provides the board with valuable perspectives on product innovation and development.
●  His global and regional international management experiences at NIKE provide the board with a unique perspective on developing and marketing innovative products in consumer markets around the world.
●  Mr. Sprunk is a certified public accountant who has worked in senior financial roles at NIKE and Price-Waterhouse, which provides valuable financial and accounting expertise. Mr. Sprunk is one of the audit committee’s financial experts.

Key Skills, Qualifications and Experience
Senior Executive Leadership

Accounting and Financial Expertise

Global Experience

Marketing/E-commerce Experience

Innovation

24	General Mills, Inc.

Proposal Number 1: Election of Directors

Jorge A. Uribe Age 66 Independent Director Since 2016 Committees COMPENSATION, PUBLIC RESPONSIBILITY Other Public Directorships INGREDION INCORPORATED GRUPO ARGOS AS

Jorge A. Uribe served as Global Productivity and Organization Transformation Officer at The Procter & Gamble Company, a consumer products company, from 2012 until his retirement in 2015. Prior to 2012, Mr. Uribe served as Group President of Latin America at Procter & Gamble from 2004 to 2012, as Vice President, Marketing and Customer Business Development, Latin America from 2001 to 2004 and as Vice President, Venezuela and Andean Region from 1999 to 2001.

Contributions to the Board
●  Mr. Uribe’s international management background, including multi-regional and multi-country responsibility for operations throughout Latin America, together with his personal experience living and working outside the U.S., provides valuable perspective on the company’s international markets and operations.
●  As the former Global Productivity and Organization Transformation Officer of Procter & Gamble, Mr. Uribe brings first-hand experience in leading innovative organizational changes through efficiency improvement and cost management.
●  The experiences developed throughout his career at Procter & Gamble deepen the board’s overall consumer products, innovation and marketing expertise.

Key Skills, Qualifications and Experience
Senior Executive Leadership

Industry Focus

Global Experience

Marketing/E-commerce Experience

Innovation

Notice of 2023 Annual Meeting of Shareholders	25

Corporate Governance

Corporate Governance Policies and Practices
Board Independence and Composition
Independent and diverse board of directors
Strong Independent Lead Director with authority to approve board meeting agendas
Comprehensive director nomination and board refreshment process
Executive sessions for independent directors at each board meeting

Active and Engaged Board
Thoughtful management development and succession plans for the CEO and his direct reports
Strong oversight of culture, human capital management and leadership development programs and strategies
Active shareholder engagement program with regular updates to the board
Substantive annual board and committee evaluations
Board and committee agendas developed annually to address core responsibilities
Enterprise risk management processes at board and committee levels
Extensive oversight of sustainability and public policy issues impacting our business

Shareholder Rights	Annual director elections based on a majority vote Proxy access by-law Board service policies limiting the number of public company boards on which our directors may serve

Our Board’s Key Responsibilities
Our board is elected by the shareholders to oversee their interests in the long-term health and overall success of the company’s business. In exercising its fiduciary duties, the board represents and acts on behalf of our shareholders and is committed to strong corporate governance, as reflected in our corporate governance principles (available on our website at www.generalmills.com in the Investors section).

The board’s key responsibilities and priorities include:

26	General Mills, Inc.

Corporate Governance

Overseeing Business Strategy

The board’s significant industry and management expertise is critical in shaping the company’s business strategy. In an evolving and dynamic business environment, our directors are an important resource for thoughtful, candid and ongoing insights into strategic issues facing the company, including product portfolio development and innovation, strategic investments, acquisitions and divestitures, margin improvement and organizational design.

Board Responsibilities
●Guiding and overseeing corporate strategy is the board’s primary focus, and the board’s oversight of strategy development and its assessment of management’s execution and progress against key priorities is deeply embedded in our annual board meeting calendar and agendas.
●The board dedicates time at each board meeting to review and discuss long-term strategic planning, including consideration of external business dynamics, emerging trends and risks and potential strategic alternatives. These discussions provide an opportunity for the board to constructively engage with management to review and advance corporate strategy.
●The board plays a significant role in overseeing the company’s portfolio shaping. At each board meeting, the board receives an update on the company’s portfolio shaping activities. The board provides independent strategic insights on the direction of the portfolio shaping processes and engages in robust discussions with management in connection with acquisitions and divestitures.
●The board critically reviews significant capital investments and cash returns to shareholders through share repurchase plans and dividend payments. These strategic actions and investments are reviewed and approved by the board following open and engaged discussions of the full board.
●As part of its oversight, the board reviews and discusses with management at each board meeting a set of detailed operating reports, including current financial performance versus plan. Focused discussions of key business issues, segment and business unit operations and strategic developments are also held at each board meeting.
●At each board meeting, the independent directors meet in executive session to discuss business and strategic matters. These meetings are led by our Independent Lead Director.

Board’s Actions
ACCELERATE STRATEGY
The board worked closely with management to develop our Accelerate strategy. This strategy prioritizes the markets and platforms with the best prospects for profitable growth, provides a roadmap for reshaping our portfolio and guides investments in key capabilities. The board receives updates at each meeting to critically oversee and assess the company’s execution of the Accelerate strategy to address challenges in the marketplace and drive future success.

ANNUAL AND ONGOING BUSINESS REVIEW
At the beginning of each fiscal year, the board formally reviews our annual and longer-term business plans, financial targets and plans for achieving those targets. The board monitors performance against the company’s strategic objectives and financial targets throughout the year and helps ensure the integrity of our financial results.

Notice of 2023 Annual Meeting of Shareholders	27

Corporate Governance

Overseeing Leadership Development, Culture and Human Capital Management

Leadership Development and Talent Management
Recruiting, developing and engaging our workforce is critical to executing our strategy and achieving business success. The board oversees and is regularly updated on the company’s leadership development and talent management strategies designed to recruit, develop and retain global business leaders who can drive financial and strategic growth objectives and build long-term shareholder value. The board formally reviews and discusses management development and succession plans for the Chief Executive Officer and his direct reports, including individual executive transitions. These reviews include an assessment of senior executives and their potential as successor to the Chief Executive Officer. To enhance the board’s understanding of the company’s talent pipeline, the board meets regularly with high-potential executives in formal and informal settings. The board has also adopted procedures to elect a successor in the event of the Chief Executive Officer’s sudden incapacity or departure.

Beyond leadership development, our board is continuously focused on culture and human capital management priorities for promoting a safe, inclusive and respectful work environment, where employees across our entire workforce feel empowered to speak on issues important to them, inspired to act ethically and with integrity and raise concerns and encouraged to implement new and innovative ideas in the best interests of the business.

Culture and Employee Engagement
The board is keenly interested in ensuring that the company maintains and promotes a culture that fosters the values, behaviors and attributes necessary to advance the company’s business strategy and purpose. The board receives regular updates on matters of employee culture and engagement.

Human Capital Management
The efficient production of high-quality products and successful execution of the Accelerate strategy requires a talented, skilled and engaged team of employees. The board receives regular updates on the development and progression of our senior leaders. More broadly, the board and the compensation and talent committee provide oversight on culture and human capital management topics, including diversity and inclusion, pay equity, and recruiting and development of critical talent. The compensation and talent committee further provides oversight of the company’s talent acquisition strategies and career development practices to ensure they are successfully supporting the company’s strategy and appropriately mitigating the risk of the loss or disengagement of critical talent.

Maintaining a safe and secure workplace for our employees is critical for our success. The board and the public responsibility committee oversee the company’s human safety program. The public responsibility committee receives regular updates from key business leaders on human safety matters at the company and in our supply chain to ensure appropriate oversight of health and safety matters across our entire value chain. The board and our senior leaders believe that respect for human rights is fundamental to our purpose of making food the world loves and to our commitment to ethical business conduct.

Beyond the Boardroom:
Understanding Our Culture
To enhance the board’s understanding of the company’s work environment and culture, the board regularly conducts meetings and schedules visits at the company’s offices, food production facilities, innovation centers and pilot sites. The board also reviews critical feedback provided through regular employee culture surveys and receives updates on management’s plans for addressing concerns or potential areas of improvement.

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Diversity and Inclusion
Fostering a culture of inclusion and belonging strengthens our ability to recruit talent and allows all of our employees to thrive and succeed. We actively cultivate a culture that acknowledges, respects and values all dimensions of diversity – including gender, race, sexual orientation, ability, backgrounds and beliefs. The board receives regular updates on the company’s diversity and inclusion initiatives and statistics and believes that diversity of input and perspectives is core to our business strategy. The compensation and talent committee oversees the company’s strategies, practices and performance related to the support and advancement of workplace diversity, equity and inclusion and is committed to ensuring we are recruiting, retaining, developing and advancing a workforce that reflects the diversity of the consumers we serve. This commitment starts with our company leadership where women represent 34% of our officer population, and racially or ethnically diverse leaders represent 29% of our officers.

Fostering a culture of inclusion and belonging is strongly supported by the board and is embedded in our day-to-day ways of working through: Courageous Conversations, which bring the organization together to tackle difficult-to-address topics openly and candidly; an Allyship Framework, which supports our employees on their journey as allies with practical solutions for the workplace; Inclusion Contacts consisting of a library of topics used at the beginning of meetings to foster discussion, build empathy and increase understanding; and strong employee networks made available for our employee communities to have space to learn and grow.

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Overseeing Risk Management

The full board is actively engaged in overseeing the company’s risk management. The board exercises its risk oversight throughout the year, both at the full board level and through its standing committees, which are comprised solely of independent directors. While the board and its committees oversee key risk areas, company management is charged with the day-to-day management of risk. The company has robust internal processes and an effective internal control environment that facilitate the identification and management of risks and regular communication with the board. These processes include a robust enterprise risk management (“ERM”) program that is designed to identify and assess risks that may have a significant impact on our business, regular internal risk management meetings, a risk committee of senior management with ownership for strategic risks, operating risk owners with accountability for risk management activities, codes of conduct, a strong legal department and ethics and compliance office and comprehensive internal and external audit processes.

To ensure that the board fulfills its risk oversight role in a comprehensive and coordinated manner, the responsibility for overseeing specific aspects and areas of our risk management program is purposefully assigned to the full board and board committees.
Board
The board oversees risk management related to the entire corporate enterprise, as informed by management updates and by the work of board committees.

Committees
The committees oversee risks within their respective areas of accountability and report back to the board.

Management
Management provides regular updates to the board and committees regarding the company’s risk exposures and mitigation effects.

●	The audit committee has primary responsibility for reviewing and monitoring the company’s ERM program, which is designed to identify, manage and mitigate critical risks. Management provides ERM updates to the audit committee throughout the year to assist the committee in ensuring that the company has a robust ERM program that is operating effectively. The audit committee’s oversight of the company’s ERM program includes a review of the process for identifying and vetting possible risks, a review of the list of ERM risks identified by management and a summary of actions and strategies to mitigate ERM risks. The chair of the audit committee provides the full board with regular reports on the ERM program. Our ERM program is designed to ensure that key strategic risks are identified and considered by senior management and the board throughout the year.
●	Given the importance of information security and privacy to our internal and external stakeholders, the audit committee also receives regular reports covering our program for managing information and cybersecurity risks, including data privacy and data protection risks. We internally follow the National Institute of Standards and Technology cybersecurity framework, and undergo an annual assessment, including penetration testing, to measure the maturity of our cybersecurity program. We maintain cybersecurity insurance coverage. We have not experienced a known material information security breach nor incurred material breach-related expenses over the last three years. Our robust information security program includes:
●	Regular phishing drills with employees with company email;
●	Due diligence of third-party vendors’ information security programs;
●	Continuous enhancements to security capabilities, including layered defenses, based on evolving threats;
●	Consulting with external advisors regarding opportunities and enhancements to strengthen our practices and policies;
●	Continuous monitoring of our technology environments to quickly identify, contain and eradicate threats;
●	Mandatory onboarding training for all employees; and
●	Exercises with senior leaders covering ransomware and third-party threats.
●	The audit, compensation and talent, corporate governance, finance and public responsibility committees are each responsible for overseeing risks consistent with the responsibilities of these committees. The board has mapped the list of ERM risks to the roles and objectives of the full board and board committees to ensure that all ERM risks are overseen by the board or the relevant committee. As new ERM risks are identified, the corporate governance committee makes a recommendation to the board on risk oversight responsibility for the new risks. The committee charters and agendas are updated and revised as necessary to clarify responsibility for overseeing specific risks. Each board committee reports to the full board on their particular risk oversight activities. The key responsibilities of each board committee are highlighted under Board Committees and Their Functions beginning on page 37.

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●	In addition to reviewing the ERM process and discussing key risks and mitigating activities, the full board discusses risks related to the company’s annual financial plan at the beginning of each fiscal year, and risks related to business strategy during its strategic planning meetings. Throughout the year, the board continues to address these risks in follow-up discussions. The full board also encourages management to promote a corporate culture that integrates risk management into the company’s corporate strategy and day-to-day business operations in a way that is consistent with the company’s targeted risk profile.

We also conduct an annual risk assessment of the company’s employee compensation policies and practices, including those that apply to our executive officers, to ensure that the policies and practices do not encourage excessive risk-taking in order to maximize compensation. The compensation and talent committee oversees the process, and Frederic W. Cook & Co., Inc. (“FW Cook”), the independent compensation consultant, participates in identifying and assessing risk.

The company believes that the board’s leadership structure, discussed in more detail beginning on page 35, supports the risk oversight function of the board by providing for open communication between management and the board and including all directors in the risk oversight process. In addition, strong independent directors chair each of the board’s five committees, which provide in-depth focus on certain categories of risk.

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Overseeing Sustainability and Global Impact

The board is focused on ensuring the company takes appropriate steps to address areas of risk and opportunity where the company has the greatest environmental and social impact. The board has made it a priority to ensure sustainability, environmental and regeneration considerations and goals are reflected at all levels of the company. The company has worked to create a robust sustainability culture and has built the oversight structure set forth below to ensure it remains a priority. We continue to refine and enhance our sustainability program and governance to ensure appropriate oversight and accountability. In fiscal 2022, we reorganized our sustainability and philanthropy programs under a unified global impact team positioning us to better govern, execute and communicate our Standing for Good strategy and impact. We also expanded our executive-level oversight of global impact matters by adding our Chief Strategy and Growth Officer; Chief Human Resources Officer; Group President, North America Retail, Group President, Pet and Chief Communications Officer to our global impact governance committee.

SEE PAGES 10 AND 11 FOR SUSTAINABILITY AND GLOBAL IMPACT HIGHLIGHTS

Public Responsibility Committee
In 1971, General Mills was one of the first large public companies to form a public responsibility committee of the board. Today, the public responsibility committee is responsible for overseeing, among other things, the company’s sustainability, environmental, climate and corporate social responsibility strategies, plans and objectives. The public responsibility committee receives regular updates from our Chief Sustainability and Global Impact Officer on the company’s environmental, climate and regenerative agriculture initiatives and monitors the company’s progress against its global impact commitments.

Global Impact Governance Committee
The General Mills global impact governance committee, led by our Chairman and Chief Executive Officer, is responsible for our global responsibility programs. The purpose of the global impact governance committee is to establish, direct and oversee General Mills’ position on matters of significance to the company and its stakeholders concerning corporate social responsibility, environmental, climate and sustainability issues and philanthropy. The Chairman and Chief Executive Officer convenes the global impact governance committee, which consists of the Chairman and Chief Executive Officer; Chief Financial Officer; Chief Supply Chain Officer; Chief Innovation, Technology and Quality Officer; Chief Strategy and Growth Officer; Chief Human Resources Officer; Group President, North America Retail; Group President, Pet; Chief Communications Officer and the General Counsel and Secretary, at least three times per year. Our Chief Sustainability and Global Impact Officer is secretary of the global impact governance committee and attends all meetings.

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Global Impact Team
The company’s global impact team is led by our Chief Sustainability and Global Impact Officer who stewards the company’s sustainability, environmental, climate and regeneration work. The Chief Sustainability and Global Impact Officer reports to the Chief Strategy and Growth Officer and works closely with the Chief Supply Chain Officer and other key business leaders to develop, coordinate and execute programs to achieve company-wide sustainability targets.

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Representing Shareholders

One of the board’s primary roles is to represent the company’s shareholders. To fulfill this role, the board believes the company must maintain a strong year-round engagement program with its shareholders. To that end, the board has worked with management to develop a robust annual shareholder engagement program that includes management members from our investor relations, corporate governance, sustainability and executive compensation teams. As appropriate, our directors are also available to meet directly with shareholders. In most circumstances, our Independent Lead Director will serve as the board’s representative for any board-level engagement with investors. Feedback from our engagements with investors is shared directly with the board and its committees.

Shareholder Engagement Program

SUMMER	FALL	WINTER/SPRING
●Publish annual report and proxy statement ●Active outreach with top investors to discuss important items to be considered at Annual Meeting ●Annual Meeting
●Review results from the Annual Meeting
●Share investor feedback with board of directors and board committees
●Evaluate proxy season trends, corporate governance best practices, regulatory developments and our current practices

●Active outreach with top investors to discuss corporate governance, executive compensation, environmental and social matters and other areas of interest
●Share investor feedback with board of directors and board committees
●Board of directors considers investor feedback received throughout the year

Fiscal 2023 Shareholder Engagement and Responsiveness to Shareholders

This year, members of management and our Independent Lead Director engaged with many of our largest shareholders on a variety of strategy, business performance and environmental, social and governance topics, including our long-term outlook, board leadership structure, sustainability initiatives, regenerative agriculture program and human capital management.

We engaged with shareholders on the plastic packaging report shareholder proposal that was voted on and received majority shareholder support at our 2022 Annual Meeting. In addition to speaking directly with our shareholders about our packaging practices and goals, we updated our Global Responsibility Report (available on our website at www.generalmills.com under the “How we make it” section) to include additional packaging information that was requested by the shareholder proponent, Green Century. We have been in communication with Green Century and intend to continue the dialogue as we advance against our 2030 packaging commitment.

MEETINGS Members of management and the board met with holders representing approximately 56% of our outstanding shares and 76% of our institutional ownership.

OUTREACH Our management team sought input from holders representing approximately 61% of our outstanding shares and 83% of our institutional ownership.

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Board Leadership Structure
Strong independent board leadership is essential to the effective operation of the board and to enable the board to fulfill its responsibilities. Our independent directors choose the board leadership structure that in their judgment best serves the interests of the company and its shareholders. Having the ongoing flexibility and discretion to determine whether the same individual should serve as both Chief Executive Officer and Chairman, or whether the roles should be separated, is critical for allowing the independent directors to determine the leadership structure that is best for the company and its shareholders at any given point in time. The corporate governance committee and full board review our board leadership structure on an annual basis in connection with the appointment of the Independent Lead Director. This review includes a discussion on the effectiveness of the current board leadership structure, the qualifications and experiences of the Chairman and Independent Lead Director and board and shareholder feedback on the structure. The independent directors believe that our current board leadership structure is optimal for the company at this time and continues to deliver strong performance and robust independent board oversight.
Mr. Harmening serves as the company’s Chairman and Chief Executive Officer, providing the organization with clear, consistent leadership, strategic vision and management accountability. Mr. Harmening has more than 25 years of leadership experience with General Mills and possesses a deep understanding of the company’s businesses and markets. As Chairman and Chief Executive Officer, Mr. Harmening is in the best position to apply his experience and expertise in assessing industry dynamics and guiding the board’s discussions of strategy and business performance.
Mr. Odland serves as the board’s Independent Lead Director, providing leadership for the independent directors and ensuring independent oversight of management and the affairs of the company. The board’s current leadership structure was unanimously adopted and approved by the board’s independent directors.
The board believes that the critical oversight provided by an independent board and strong Independent Lead Director, combined with the organizational leadership of the Chairman and Chief Executive Officer, best serves the interests of the company and its shareholders. This arrangement creates an environment in which the board works collaboratively with management, while ensuring that the independent directors can effectively oversee performance and hold senior leaders accountable. In recognition of the large, complex and global nature of our business, the board recognizes that a combined Chairman and Chief Executive Officer provides clear leadership and accountability throughout the organization and best ensures alignment between the board and management on issues of strategy, priorities and accountability.
CURRENT LEADERSHIP STRUCTURE

Independent Committee Chairs

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Independent Lead Director
The board recognizes the importance of appointing an Independent Lead Director to maintain a strong independent board leadership structure that functions collaboratively with management, while maintaining independent oversight. Therefore, the position of Independent Lead Director comes with a clear mandate and significant authority and responsibilities. At any time when the board determines that the same individual should hold the positions of Chairman and Chief Executive Officer, and at any time when the Chairman is not independent, the independent directors elect an Independent Lead Director.

Considerations in Selecting the Independent Lead Director
Mr. Odland has served as the Independent Lead Director since September 2019. Mr. Odland’s service as the board’s Independent Lead Director has provided leadership for the independent directors and ensured independent oversight of management and the affairs of the company.

Mr. Odland draws on his business leadership, corporate strategic planning and governance expertise to provide strong, independent board leadership and to ensure board effectiveness by fostering active discussion and collaboration among the independent directors on the board and serving as an effective liaison with management. During his tenure, the board and management team have delivered strong results for our shareholders, developed and executed on our Accelerate strategy, reshaped our portfolio and organization, continued to enhance the company’s environmental, social, governance and executive compensation practices and processes, and strengthened the board’s oversight of critical strategic operating issues.

Our Independent Lead Director is elected by the independent directors to serve for a three-year term, which may be extended by one-year under certain circumstances. The board extended Mr. Odland’s appointment as Independent Lead Director for an additional year in 2022 to provide continuity and stability in overseeing the company’s Accelerate strategy as the pandemic subsided. His term will expire at the 2023 Annual Meeting and, based on a thorough succession process, the board will appoint a new Independent Lead Director at that time.

Primary Responsibilities of the Independent Lead Director

●Reviews and approves board agendas with the Chairman;
●Presides at all board meetings at which the Chairman is not present, including executive sessions of the independent directors (held at each board meeting), and informs the Chairman of issues considered and decisions reached during those sessions;
●Facilitates effective and candid board discussions and communications to optimize board performance;
●Meets regularly with the Chairman, serves as a liaison between the Chairman and the independent directors, and helps facilitate communications between the board and senior management;
●Leads the board in setting forth and enforcing its expectations of ethical standards at the board and senior leadership levels;
●Interviews each independent director separately as part of the annual board evaluation process;
●Advises the Chairman of the board’s informational needs and provides guidance on the types of information sent to the board;
●Calls meetings of the independent directors, as needed, and sets agendas for executive sessions; and
●Serves as a board representative for consultation and direct communication with major shareholders when appropriate.

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Board Committees and Their Functions
The board has five standing committees that are each composed entirely of independent directors. A copy of each committee’s charter may be found on our website at www.generalmills.com in the Investors section under “Governance.” Assignments are rotated periodically to ensure that each committee has an appropriate mix of tenure and experience.

Audit Committee
Members: Maria G. Henry (Chair) R. Kerry Clark David M. Cordani Elizabeth C. Lempres Eric D. Sprunk	Number of meetings in fiscal 2023: Seven
Functions:
●	Oversees integrity, adequacy and effectiveness of internal control, audit and financial reporting processes;
●	Assesses and ensures the independence, qualifications and performance of our independent registered public accounting firm, selects the independent registered public accounting firm for the annual audit and pre-approves the independent registered public accounting firm’s services and fees;
●	Meets with the independent registered public accounting firm, without management present, to consult with it and review the results of its audit;
●	Oversees the company’s ethics and compliance program to ensure compliance with applicable laws, corporate policies and the company’s Employee Code of Conduct;
●	Reviews and discusses with management the company’s annual risk assessment and the enterprise risk management program for identifying, assessing and managing key strategic and operational risks, and ensures that those risks have been assigned to the appropriate board committee or full board for oversight;
●	Reviews and approves our annual audited financial statements before issuance, subject to the board of directors’ approval;
●	Reviews and discusses with management the Audit Committee Report and recommends its inclusion in the proxy statement; and
●	Reviews the performance of the internal audit function.
Financial Experts:
The board of directors has unanimously determined that (i) all audit committee members are financially literate under the NYSE listing standards and (ii) Ms. Henry, Mr. Clark, Mr. Cordani and Mr. Sprunk qualify as “audit committee financial experts” within the meaning of SEC regulations and have accounting or related financial management expertise as required by the NYSE listing standards. Each member also met the independence standards for audit committee membership under the rules of the SEC during fiscal 2023.
Compensation and Talent Committee
Members: Elizabeth C. Lempres (Chair) C. Kim Goodwin Maria A. Sastre Jorge A. Uribe	Number of meetings in fiscal 2023: Four
Functions:
●	Reviews compensation policies for executive officers and employees to ensure they align with our compensation philosophy and provide appropriate motivation for company performance and increased shareholder value;
●	Reviews our culture, talent management and diversity, equity and inclusion policies and practices to ensure that they are appropriately designed to engage and inspire our teams;
●	Reviews and approves goals and objectives for the Chief Executive Officer and conducts performance reviews against those goals and objectives;

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●	Recommends to the board compensation and equity awards for the Chief Executive Officer and approves them for other executive officers;
●	Recommends to the board the compensation and equity awards for the independent directors;
●	Reviews and discusses with management an annual risk assessment of the compensation policies for executive officers and employees; and
●	Reviews and discusses with management the Compensation and Talent Committee Report and recommends its inclusion in the proxy statement.

Each member met the independence standards for compensation and talent committee membership under the listing standards of the NYSE during fiscal 2023.

Corporate Governance Committee
Members: Maria A. Sastre (Chair) C. Kim Goodwin Jo Ann Jenkins Diane L. Neal	Number of meetings in fiscal 2023: Four
Functions:
●	Monitors and recommends changes in the organization and procedures and policies of the board, including committee appointments and corporate governance policies and practices;
●	Develops policy on composition, participation and size of the board as well as tenure and retirement of directors;
●	Recommends candidates for election to the board and evaluates continuing service of incumbent directors;
●	Oversees the annual board self-evaluation process; and
●	Reviews and approves transactions between General Mills and related persons.

Finance Committee
Members: R. Kerry Clark (Chair) David M. Cordani Maria G. Henry Steve Odland	Number of meetings in fiscal 2023: Four
Functions:
●	Reviews financial policies and objectives, including capital allocation and dividend policy;
●	Reviews changes in our capital structure, including debt issuances, common stock sales, share repurchases and stock splits;
●	Reviews significant capital investments, acquisitions and divestitures;
●	Reviews the annual business plan and related financing implications; and
●	Reviews financial risk management strategies, including the use of derivatives.

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Public Responsibility Committee
Members: Eric D. Sprunk (Chair) Jo Ann Jenkins Diane L. Neal Steve Odland Jorge A. Uribe	Number of meetings in fiscal 2023: Three
Functions:
●	Reviews policies and procedures related to food and human safety;
●	Oversees public policy issues affecting General Mills, including nutrition, marketing and advertising;
●	Monitors our corporate social responsibility, sustainability, environmental and climate strategies, plans and objectives;
●	Evaluates our relationships with external constituencies and stakeholders, and oversees the reputation and standing of our corporate brand;
●	Reviews our policies governing political contributions and our record of contributions; and
●	Monitors our charitable giving and volunteer work.

Director Attendance
Directors are expected to attend all board and committee meetings, as well as the annual meetings of shareholders, absent exigent circumstances. All of our directors attended the 2022 Annual Meeting of Shareholders. During fiscal 2023, the board of directors met 5 times and various committees of the board met a total of 22 times. All directors attended at least 75% of the aggregate total meetings of the board and board committees on which they served during fiscal 2023.

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Annual Board and Committee Evaluation Process

The board recognizes that a robust and constructive evaluation process is an essential part of good corporate governance and board effectiveness. The evaluation processes utilized by the board are designed to assess board and committee effectiveness as well as individual director performance and contribution levels. The corporate governance committee considers the results of the annual evaluations in connection with its review of director nominees to ensure the board continues to operate effectively. The evaluation results are also used to provide feedback to individual directors. In keeping with our robust evaluation process, in fiscal 2023, in addition to written board and committee evaluations, our Independent Lead Director conducted individual director interviews. These interviews yielded valuable information for the Chairman and corporate governance committee to consider during the board evaluation process and on a go-forward basis to enhance board effectiveness.

Performed By	Frequency	Process	Results
All Directors	Annual	Board Questionnaire: Board members complete written board self-evaluations which: (a) provide for quantitative ratings of key board priorities and the operation of the board and (b) seek subjective feedback on areas for improvement.
●The Chairman, Independent Lead Director and corporate governance committee chair review and discuss the results.
●The Chairman, Independent Lead Director and corporate governance committee chair review a summary of the results with the full board, and enhancements are implemented as appropriate.
●For third-party reviews, the Chairman, Independent Lead Director and corporate governance committee chair review and discuss the results with the independent consultant to identify feedback to the board on how it can enhance its effectiveness.
●The corporate governance committee reviews any concerns or issues regarding individual director performance and takes appropriate action as necessary.

Senior Management	Annual	Management Survey: Management Members of senior management who regularly interact with the board and/or its committees complete a written survey to provide input and perspective on the operation of the board.
All Directors	Annual (except if independent consultant is used)	Board Interviews: The Independent Lead Director interviews each board member to elicit additional in-depth feedback on board and individual director performance that is not always available through the written evaluations.
All Directors	Every 3-4 years	Consultant interviews: A third-party governance expert conducts in-depth interviews with each director. The use of a third-party facilitator provides an outside perspective on board culture and individual director performance.

Performed By	Frequency	Process	Results
All Members of Each Committee	Annual	Committee members complete committee self-evaluations which: (a) provide for quantitative ratings of each board committee and (b) seek subjective feedback on areas for committee improvement.
●The Chairman, Independent Lead Director and corporate governance committee chair review and discuss the results and take appropriate action as necessary.
●Each committee discusses the results and enhancements are implemented as appropriate.
●The committee chairs present the results to the full board for its consideration and discussion.

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Board Independence and Related Person Transactions

Director Independence Determination

The cornerstone of our corporate governance program is an independent and qualified board of directors. The board has established guidelines consistent with the current listing standards of the NYSE for determining director independence. You can find these guidelines in our corporate governance principles, which are posted on our website at www.generalmills.com in the Investors section under “Governance.”

Director affiliations are regularly reviewed to ensure there are no relationships that might impair a director’s independence. Transactions reviewed but deemed not to impair independence include: premiums for pharmacy benefit management services and related products paid by the company to Express Scripts, a subsidiary of Cigna Corporation, and company debt securities held by Cigna Corporation, where Mr. Cordani serves as Chairman and Chief Executive Officer. The board determined that these transactions were conducted in the ordinary course of our business, were not required to be disclosed under NYSE listing standards, and given the nature and amount of payments involved, did not create a material relationship that would impair Mr. Cordani’s independence.

Based on this review, the board has affirmatively determined that all non-employee directors are independent under our guidelines and as defined by NYSE listing standards.

Related Person Transaction Policy and Process

Our board of directors has adopted a written policy for reviewing and approving transactions between the company and its related persons, including directors, director nominees, executive officers, 5% shareholders and their immediate family members or affiliates. The policy applies to all financial transactions, arrangements or relationships in which:

●	The company, or one of its affiliates, is a participant; and
●	A related person could have a direct or indirect material interest.

The policy does not apply to certain compensation payments that have been approved by the compensation and talent committee or disclosed in the Proxy Statement, transactions that are available to all other shareholders or employees on the same terms or transactions with an entity where the related person’s interest is only as a director or a less than 10% owner.

The board has delegated to our corporate governance committee the authority to review related person transactions. The corporate governance committee will only approve those transactions that are determined to be consistent with the best interests of the company and its shareholders, and that comply with applicable policies, codes of conduct and legal restrictions. Our corporate governance committee approved the following related person transaction pursuant to our policy. Mary Jane Melendez, our Chief Sustainability and Global Impact Officer, is the spouse of Mr. Nudi, our Group President, North America Retail. Ms. Melendez has been an employee of the company since 2005. Ms. Melendez received $872,891 in base salary, annual incentives and long-term equity awards for fiscal 2023.

Codes of Conduct for Directors and Employees

We have adopted a code of conduct applicable to all employees, including our principal executive officer, principal financial officer and principal accounting officer, and a code of conduct applicable to our directors. The codes of conduct promote a company culture based on ethical behavior, integrity and responsibility. They are available on our website at www.generalmills.com in the Responsibility section under “Ethics and Integrity” and the Investors section under “Governance.”

The audit committee of the board of directors has established procedures for employees, shareholders, vendors and others to communicate concerns about our ethical conduct or business practices, including accounting, internal controls or financial reporting issues, to the audit committee, which has responsibility for these matters.

Shareholder Director Nominations

The corporate governance committee is responsible for recommending candidates for election to our board of directors. For more information on overall board-composition guidelines and selection criteria for individual directors, see Proposal Number 1 – Election of Directors beginning on page 16.

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Shareholder Recommendations

The corporate governance committee will consider and evaluate shareholder-recommended candidates by applying the same criteria used to evaluate director-recommended candidates. If the corporate governance committee decides the candidate is suitable for board membership, the corporate governance committee will make a recommendation to the board of directors for its approval to include the candidate in the slate of directors nominated for election by shareholders in the Proxy Statement. During fiscal 2023, we received no director recommendations from our shareholders.

Shareholders who wish to suggest a candidate for our board of directors may submit a written recommendation to the Board of Directors, c/o Corporate Secretary, General Mills, Inc., P.O. Box 1113, Minneapolis, Minnesota 55440, along with the shareholder’s name, address and the number of General Mills shares beneficially owned; the name of the candidate being recommended and the number of General Mills shares beneficially owned by the candidate; the candidate’s biographical information describing experience and qualifications; a description of all agreements, arrangements or understandings between the shareholder and candidate being recommended; and the candidate’s consent to serve as a director, if elected. The corporate governance committee may request that the shareholder provide certain additional information. For the board to consider a candidate for nomination at the 2024 Annual Meeting, shareholders must submit the required information to the Corporate Secretary by the close of business on April 16, 2024.

Shareholder Nominations – Advance Notice

Under our By-Laws, shareholders may also nominate a candidate for election at an annual meeting of shareholders. Our annual meeting typically will be held on the third or fourth Tuesday in September. Shareholders who intend to present a nomination at our 2024 Annual Meeting are required to notify the Corporate Secretary in writing and provide the information described in our By-Laws no earlier than the close of business on May 29, 2024, and no later than the close of business on June 28, 2024. Director nominees submitted through this process will be eligible for election at the 2024 Annual Meeting but will not be included in proxy materials sent to shareholders prior to the meeting.

To comply with the universal proxy rules, no later than July 28, 2024, shareholders who intend to solicit proxies in support of nominees other than the company’s nominees must provide notice that sets forth the information about the shareholder nominees as required by Rule 14a-19 under the Securities Exchange Act of 1934.

Shareholder Nominations – Proxy Access

Under our By-Laws, a shareholder, or a group of up to 20 shareholders, that has continuously owned for three years at least 3% of our outstanding common stock, generally may nominate and include in our proxy materials up to the greater of two directors or 20% of the number of directors in office as of the deadline for proxy access nominations. Shareholder(s) and nominee(s) must satisfy the requirements specified in our By-Laws. For eligible shareholders to include in our proxy materials nominees for the 2024 Annual Meeting, proxy access nomination notices must be received by the Corporate Secretary no earlier than the close of business on March 17, 2024, and no later than the close of business on April 16, 2024. The notice must contain the information required by our By-Laws. Our By-Laws may be found on our website located at www.generalmills.com in the Investors section under “Governance.”

Communications with the Board

The board of directors welcomes comments and questions. Interested parties may directly contact any of our directors, any committee of the board, the board’s independent directors as a group, the Independent Lead Director or the board generally, by writing to them at General Mills, Inc., P.O. Box 1113, Minneapolis, Minnesota 55440 or via e-mail at boardofdirectors@genmills.com. The board of directors has instructed the Corporate Secretary to distribute communications to the director or directors, after ascertaining whether the communications are appropriate to duties and responsibilities of the board. The board has requested that the Corporate Secretary not forward the following types of communications: general surveys and mailings to solicit business or advertise products; job applications or resumes; product inquiries or complaints; new product suggestions; or any material that is threatening, illegal or that does not relate to the responsibilities of the board.

42	General Mills, Inc.

Director Compensation

We structure director compensation to attract and retain qualified independent directors and to further align the interests of directors with the interests of shareholders. The compensation and talent committee annually reviews surveys of independent director compensation trends and a competitive analysis of peer company practices prepared by the independent compensation consultant. The compensation and talent committee makes recommendations to the board of directors on compensation for our independent directors, including their retainers and annual equity awards. Each component of director compensation is described in this section.

Elements of Compensation

In fiscal 2023, each independent director received an annual retainer of $90,000. The Independent Lead Director received an additional $30,000. The chair of the audit committee and the chair of the compensation and talent committee received an additional $25,000, chairs of the other committees received an additional $20,000, and other audit committee members received an additional $5,000. We pay annual retainers in quarterly installments. Directors can elect to have their retainers paid in cash or common stock.

Each independent director receives approximately $180,000 in restricted stock units (“RSUs”) upon attending his or her first board meeting and upon each reelection. The number of RSUs is determined based on the closing price of our common stock on the NYSE on the date of the grant. The RSUs generally vest at the next annual meeting of shareholders. Directors who leave the board prior to vesting forfeit their RSUs. In the event an active director dies, his or her RSUs fully vest. RSUs earn amounts equivalent to the regular dividend payments on our common stock. Dividend equivalents will be paid only to the extent the underlying RSUs vest.

F23 NON-EMPLOYEE DIRECTOR COMPENSATION

F23 ADDITIONAL ANNUAL CASH RETAINERS

Independent Lead Director		$30,000

Committees	Chair	Member
Audit	$25,000	$5,000
Compensation and Talent	$25,000
Corporate Governance	$20,000
Finance	$20,000
Public Responsibility	$20,000

Deferred Compensation

●	Independent directors may defer their annual retainers and RSUs.
●	Deferred cash accounts earn a monthly rate of return that tracks the investment return achieved under their selected investment funds, most of which are offered to participants in our 401(k) Plan. One of these funds tracks the return on our common stock, which further aligns directors’ interests with those of our shareholders. The value of deferred retainers paid in shares of our common stock and deferred RSUs also tracks our common stock performance.
●	Earnings credited are not above-market or preferential.

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Director Compensation

Director Compensation for Fiscal 2023

The fiscal 2023 compensation of our independent directors is shown in the following table.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Total ($)
R. Kerry Clark	115,000	180,033	295,033
David M. Cordani	101,250	180,033	281,283
C. Kim Goodwin	90,000	360,048	450,048
Maria G. Henry	115,000	180,033	295,033
Jo Ann Jenkins	90,000	180,033	270,033
Elizabeth C. Lempres	113,750	180,033	293,783
Diane L. Neal	90,000	180,033	270,033
Steve Odland	120,000	180,033	300,033
Maria A. Sastre	110,000	180,033	290,033
Eric D. Sprunk	115,000	180,033	295,033
Jorge A. Uribe	90,000	180,033	270,033
(1)	Includes the annual retainer for each director and additional fees for directors who serve as the Independent Lead Director, chair a committee or who serve on the audit committee. Retainers were paid in cash, except Mr. Cordani, Ms. Henry and Mr. Uribe who each received their entire retainer in common stock (1,245, 1,410 and 1,103 shares respectively). Shares issued in lieu of a cash retainer were valued at the closing sales price of our common stock on the NYSE on the quarterly retainer payment dates.
(2)
Includes the grant date fair value for 2,309 RSUs granted to each director upon reelection in fiscal 2023, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (FASB ASC Topic 718). The grant date fair value is based on $77.97 per share, the closing price of our common stock on the NYSE on the grant date, September 27, 2022.
For Ms. Goodwin, includes the grant date fair value for an additional 2,534 RSUs granted to her upon her attendance at her first board meeting on June 27, 2022. The grant date fair value is based on $71.04 per share, the closing price of our common stock on the NYSE on that date.
At fiscal year-end, each independent director had 2,309 unvested RSUs.

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PROPOSAL NUMBER 2:
Approval of Advisory Vote on Executive Compensation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RESOLUTION APPROVING, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.
We provide our shareholders with an annual advisory vote on the compensation of our named executive officers, as required pursuant to Section 14A of the 1934 Exchange Act. At the 2022 Annual Meeting, approximately 94% of the votes cast supported our executive compensation program.
Our compensation and talent committee reviewed the results of the advisory vote and also considered feedback from several of our largest shareholders on our executive compensation program. The compensation and talent committee recognizes that effective practices evolve, and will continue to consider changes as needed to keep our executive compensation program competitive and tightly linked to performance.
Consistent with our shareholders’ preference and prevailing demand, we expect to hold an advisory vote on executive compensation every year. This year, we are asking shareholders to approve the following resolution:
RESOLVED, that the shareholders approve the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including in the Compensation Discussion and Analysis section, and the compensation tables and related narrative in the Executive Compensation section, of the Proxy Statement for the 2023 Annual Meeting of Shareholders.
The advisory vote will not be binding on the compensation and talent committee or the board. However, they will carefully consider the outcome of the vote and take into consideration any specific concerns raised by investors when determining future compensation arrangements.

Notice of 2023 Annual Meeting of Shareholders	45

PROPOSAL NUMBER 3:
Approval of Advisory Vote on the Frequency of Holding the Advisory Vote to Approve Executive Compensation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR HOLDING THE ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION EVERY YEAR.
In addition to the advisory vote to approve executive compensation, we are also seeking a nonbinding, advisory vote on how often the advisory vote to approve executive compensation should be held in the future. When this advisory vote was last held in 2017, shareholders indicated a preference to hold the advisory vote to approve executive compensation each year and the board implemented this standard.
The board continues to believe that an annual advisory vote to approve executive compensation is the most appropriate policy for our shareholders and the company at this time. Regardless of the frequency of the advisory vote to approve executive compensation, the compensation and talent committee will remain committed to considering feedback from shareholders as it continues to refine and evaluate the company’s compensation programs each year.
While the board recommends an annual advisory vote to approve executive compensation, shareholders may vote to hold the advisory vote each year, every two years or every three years. Shareholders may also abstain from voting on this proposal. The frequency that receives the highest number of votes will be deemed the choice of the shareholders.

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Executive Compensation

Compensation Discussion and Analysis

This section provides an overview of our compensation philosophy, the key elements of our executive compensation program and the compensation actions for our named executive officers (“NEOs”) in the context of our company strategy and our fiscal 2023 performance.

Executive Compensation At-A-Glance

Fiscal 2023 Named Executive Officers

Jeffrey L. Harmening	Jonathon J. Nudi	Kofi A. Bruce	Jaime Montemayor	Karen Wilson Thissen
Chairman and Chief Executive Officer	Group President, North America Retail	Chief Financial Officer	Chief Digital and Technology Officer	General Counsel and Secretary

Fiscal 2023 Performance Overview
Our fundamental financial goal is to generate top-tier returns for our shareholders over the long term. We believe achieving that goal requires us to generate a consistent balance of net sales growth, margin expansion, cash conversion and cash return to shareholders over time. Our executive compensation program and the compensation decisions of the compensation and talent committee are closely aligned with the company’s business strategies, priorities and long-term growth objectives. In particular, the annual incentive targets we set at the beginning of the year are based on financial objectives and priorities approved by the board and communicated to investors.

We delivered strong financial performance in fiscal 2023 by executing well in a dynamic operating environment, responding quickly to increases in input cost inflation and supply chain disruptions and keeping our brands available for our customers and consumers. As a result, annual net sales exceeded $20 billion for the first time in company history, and we grew organic net sales, adjusted operating profit and adjusted diluted EPS ahead of our targets set at the beginning of the fiscal year. Looking back at the year, we accomplished what we set out to do at the beginning: competing effectively everywhere we play, investing for the future and continuing to reshape our portfolio. Our consistent focus on these priorities shaped our decisions throughout the year and was instrumental in driving our strong financial performance. Consequently, our full-year results exceeded our initial annual targets for organic net sales growth and constant-currency growth in adjusted operating profit. Our fiscal 2023 performance and resulting incentive payouts reflect strong execution against our business plans and the resilience of our teams to maintain a high standard of service in a challenging environment.

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Executive Compensation

Fiscal Year Financial Highlights that Align with Our Pay for Performance

Delivering on our Key Priorities

In fiscal 2023, we successfully adapted to the dynamic operating environment, increases in input cost inflation and evolving consumer and customer needs. As a result, we were able to grow organic net sales, adjusted operating profit and adjusted diluted EPS. We achieved each of the three priorities we established at the beginning of the year:

We competed effectively, everywhere we play, including growing or holding share in the majority of our priority businesses. We generated organic net sales growth across each of our four operating segments, fueled by compelling brand building and innovation across our leading brands, and supported with strong levels of net price realization in response to significant input cost inflation.
We invested for the future across many fronts. We increased our media investment by 17%, with a particular focus on digital consumer engagement. We also increased our investment in growth capital by double-digits, supporting additional capacity on constrained platforms including fruit snacks, pet food and hot snacks.
We continued to reshape our portfolio, closing one acquisition and two divestitures that further improved our growth profile. Including these transactions, we have reshaped more than 20% of our portfolio since fiscal 2018 and increased our net sales growth exposure by more than a full point.
Exceeding our Financial Targets
Net sales increased 6% to
$20.1 billion
and organic net sales increased 10% compared to year-ago levels*.

Operating profit totaled
$3.4 billion
and adjusted operating profit of $3.5 billion increased 8% on a constant-currency basis*.

Diluted EPS totaled
$4.31
and adjusted diluted EPS of $4.30 increased 10% on a constant-currency basis*.

Net cash provided by operations totaled
$2.8 billion
This cash generation supported capital investments totaling $690 million, up 21% from fiscal 2022, and our resulting free cash flow was $2.1 billion*.

*	Organic net sales, adjusted operating profit (on a constant-currency basis), adjusted diluted EPS (on a constant-currency basis) and free cash flow are non-GAAP measures. For more information on the use of non-GAAP measures in the Proxy Statement, and a reconciliation of non-GAAP measures to the most directly comparable GAAP measures, see Appendix A.

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Executive Compensation

Compensation Policies and Practices

Robust Compensation Program Governance
●Clawback policy
●Tally sheets reviewed in connection with compensation decision making
●Annual risk assessment of pay programs
●Double-trigger change in control vesting provisions
●Fully independent compensation consultant
●Executive session at each compensation and talent committee meeting
●No employment contracts for NEOs
●No excise tax gross ups

Alignment between Pay and Performance
●PSUs granted to all NEOs and other company officers
●Significant percentage of executive compensation is variable based on company performance
●Challenging quantitative company performance measures aligned with strategic priorities

Stock Ownership Best Practices
●Rigorous stock ownership requirements
●No officer or director hedging or pledging of company stock
●No payment of dividend equivalents on unvested equity awards
●No repricing or back dating of options

Shareholder Accountability	●Annual say-on-pay vote ●Direct engagement with shareholders

Market Trends and Shareholder Feedback
Our executive compensation team and the compensation and talent committee’s independent consultant discuss market trends, investor expectations and shareholder feedback on executive compensation matters with the compensation and talent committee on a regular basis. In fiscal 2022, the compensation and talent committee added a relative TSR modifier to PSU awards for all officers to further align our long-term incentives with returns to shareholders. PSUs continue to make up 50% of our long-term incentive grants for NEOs. The remaining 50% of our long-term incentive is comprised of 25% RSUs and 25% stock options.

Compensation Philosophy

Our compensation program is designed to attract, motivate, reward and retain superior leaders who consistently pursue initiatives and execute strategies that contribute to strong company performance and total return to shareholders that are in the top tier of our industry. The compensation and talent committee bases its compensation decisions on the following core principles:

●	Compensation design supports our business strategy: Our compensation program is closely aligned with our long-term growth model and strategic priorities. Incentive performance measures closely track our externally communicated financial objectives, and long-term incentives create significant alignment between the interests of our executives and those of our shareholders.
●	Pay is performance-based: A significant percentage of our NEOs’ compensation is at risk and variable based on the annual and long-term performance of the company.
●	Compensation opportunities are competitive: Given that the competition for talent in the consumer packaged goods industry is intense, the compensation opportunities for each NEO have been designed to ensure that they are competitive with our industry peer group.

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Executive Compensation

Executive Compensation Program Design

Elements of Total Direct Compensation and Alignment with Performance Measures
Our executive compensation program is designed to incent our NEOs to pursue strategies and execute priorities that promote growth and deliver strong returns to shareholders. The core elements of our NEOs’ total direct compensation consist of base salary, annual incentive and long-term incentive. Target total direct compensation for each NEO is benchmarked within a reasonable range of the median of our industry peer group. Each element of annual and long-term incentive compensation is tied to performance and closely linked to our strategy, long-term growth model, financial objectives and ultimately to TSR and continued value creation for our shareholders.

Percentage Of CEO Target Compensation	Total Direct Compensation Element	Pay Element	Performance Measure	Strategy and Performance Alignment
	BASE SALARY	Cash	●Individual performance and contributions based on scope and complexity of role	●Positioned within a reasonable range of market median based on individual performance and contributions
	ANNUAL INCENTIVE	Cash-based award	Company Performance (80%) ●Organic net sales growth* ●Adjusted operating profit growth* Individual Performance (20%)	●Rewards and recognizes annual accomplishment of key financial objectives ●Corporate performance measures aligned with long-term growth model
LONG-TERM INCENTIVE
		Performance Share Units	Three-year cliff vesting and Three-year measurement period ●Organic net sales growth* (Compound Annual Growth Rate (“CAGR”)) ●Cumulative operating cash flow ●+/- 25% Relative TSR Modifier	●Performance metrics align with key elements for delivering growth and creating value for shareholders
		Stock Options	Four-year cliff vesting	●Ultimate value tied to stock price appreciation
		Restricted Stock Units	Four-year cliff vesting	●Ultimate value tied to TSR
*	Organic net sales and adjusted operating profit are non-GAAP measures. For more information on the use of non-GAAP measures in the Proxy Statement, and a reconciliation of non-GAAP measures to the most directly comparable GAAP measures, see Appendix A.

Significant Percentage of Executive Pay Is At Risk
Since executive compensation is paid principally in the form of annual and long-term incentive awards, a significant percentage of executive pay is at risk and variable based on the annual and long-term performance of the company. PSUs, which comprise 50% of the long-term incentive award, will only be paid at the end of the three-year performance period if three-year financial targets are achieved and are further subject to a 25% adjustment up or down based on the company’s TSR relative to the TSR of the companies in our compensation peer group. Stock options and RSUs, which comprise the remaining 50% of the long-term incentive award, derive their value directly from the company’s common stock price appreciation, which in the long term is a reflection of company performance and is directly linked to shareholder returns.

●	Performance Share Units: Can be rendered worthless if company performance for any three-year period is below threshold.
●	Stock Options: Have no value if the company’s common stock price does not appreciate prior to expiration of the stock options.
●	Restricted Stock Units: Value can decline significantly from the grant date if the company performs poorly and its common stock price falls.

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Executive Compensation

For our NEOs to earn their intended target compensation from these awards, the company must show sustained competitive performance on annual and three-year company performance measures, and must achieve strong shareholder returns.

CEO PAY MIX AT TARGET	OTHER NEO PAY MIX AT TARGET
90% PERFORMANCE-BASED COMPENSATION	78% PERFORMANCE-BASED COMPENSATION

The pay mix represented above is based on target total direct compensation opportunities.

Base Salary

Base salaries provide fixed income based on the size, scope and complexity of each individual’s role and their individual performance and contribution levels. The only fixed element of total direct compensation, base salary, is set within a reasonable range of median levels for similarly situated officers within the industry peer group and is based on current and historical performance. With the guidance of the independent compensation consultant, the board (for the CEO) and the compensation and talent committee (for the other NEOs), annually review potential adjustments to base salary to ensure continuous alignment with the market and to account for changes in responsibilities.

Annual Incentive Award

Our annual incentive plan rewards the achievement of annual company and individual performance objectives. Each NEO’s target opportunity for an annual incentive award is a percentage of their base salary, which is expressed as a target incentive percentage. Annual incentive awards can vary greatly from year to year based on achievement of the annual company performance measures, business segment results and individual performance ratings. Annual incentive awards range from 0% to 200% of target, with a 100% of target award for on-target performance.

How We Establish Target Opportunities
In establishing the target incentive percentage opportunities for the NEOs, our compensation and talent committee and the board consider a number of factors, including the NEO’s level of responsibility, size and complexity of role, a reasonable range of median levels for similarly situated officers within the industry peer group and other factors related to the scope of the NEO’s responsibilities.

How We Select Performance Measures
Achievement on the annual company performance measures and, as applicable, business segment results account for 80% of each NEO’s annual incentive award payout. For the annual company performance measures, the assessment of company performance for each year is based on goals set forth in the annual corporate operating plan that is approved by the board before the start of the fiscal year in May. The annual corporate operating plan aligns with our corporate strategy, long-term commitment to shareholders and expected peer and industry performance. As a result, the goals established for our annual company performance measures are closely aligned with our annual corporate operating plan and the financial objectives we communicate to investors. Annual company performance measures for fiscal 2023 consisted of two equally weighted measures: organic net sales growth and adjusted operating profit growth.

How We Set Goals
For fiscal 2023, the compensation and talent committee approved the performance goals for target payout noted in the table below, as well as for threshold and maximum incentive payout. The goals were set at levels appropriate to incent and reward management for meeting or exceeding our annual plans and strategic priorities. To ensure that the annual company performance goals are appropriately challenging, the compensation and talent committee tests and evaluates the goals in the context of several factors, including:

●	Financial performance goals that are consistent with the achievement of our long-term goals for delivering top-tier shareholder returns;
●	The likelihood and probability of achieving various levels of performance based on historical results and expected peer and industry performance. This year, the board and committee devoted significant time to discussing, understanding and anticipating the volatile operating environment, including input cost inflation and supply chain disruptions and the financial health of our consumers;
●	The annual incentive metrics, program design and financial performance of peer companies; and
●	Our expected performance relative to peer companies.

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Executive Compensation

Fiscal 2023 Goals and Performance
For fiscal 2023, the compensation and talent committee once again set annual performance goals in line with our annual corporate operating plan. This year’s plan reflected the macro uncertainties around the operating environment, including accelerating inflation that our customers, consumers, and suppliers faced and dynamic supply chain issues, and the balance of at-home versus away-from-home consumer food demand caused by the pandemic.

In particular, this year’s operating plan was based on the following key assumptions:

●	At-home food consumption would moderate off of fiscal 2022 levels, but remain elevated versus pre-pandemic levels;
●	We would experience a significant increase in inflation, which would increase input costs and decrease profitability compared to fiscal 2022 levels; and
●	Supply chain disruptions would continue to exacerbate an already dynamic sales and profit environment.

In setting fiscal 2023 goals, the board and compensation and talent committee recognized the continuing uncertainty created by accelerating inflation, supply chain disruptions, the relative balance of at-home versus away-from-home consumer demand caused by the pandemic and the volatile operating environment. They set challenging fiscal 2023 goals for organic net sales growth that reflected expectations consistent with our annual corporate operating plan and key assumptions for at-home food consumption across the company’s core markets and demand for away-from-home food consumption. The fiscal 2023 goals for adjusted operating profit growth also challenged management to maintain profitability while offsetting higher input and supply chain costs and continuing to invest in key capabilities. Each of these goals exceeded the targets in place for fiscal 2022 performance, which challenged management to execute effectively even as market uncertainties continued and new ones emerged.

Overall, our company performance in fiscal 2023 was strong and we were able to significantly exceed the business objectives, financial expectations and annual company performance measures that were set at the beginning of the fiscal year. We were able to achieve our robust results through adapting in a volatile operating environment, responding quickly to significant increases in input cost inflation and supply chain disruptions and keeping our brands available for our customers and consumers. The annual incentive rating for fiscal 2023 reflects the exceptional leadership of our senior leadership team and resulting strong performance in a highly challenging and uncertain year.

FISCAL 2023 PERFORMANCE AGAINST ANNUAL PERFORMANCE GOALS

Annual Performance Measure and Weighting	Target	Actual Performance(2)	Award Achievement %
Organic Net Sales Growth (50%)(1)	5.0%	10.8%	197%
Adjusted Operating Profit Growth (50%)(1)	3.0%	9.5%	143%
Business Achievement Percentage			170%
(1)	The annual company performance measures are non-GAAP Measures. For more information on the use of non-GAAP measures in the Proxy Statement and a reconciliation of non-GAAP measures to the most directly comparable GAAP measures, see Appendix A.
(2)	Incentive performance is measured on a comparable basis and excludes certain items affecting comparability, including the impact of changes in foreign currency exchange rates, acquisitions and divestitures, and other corporate adjustments.

How We Evaluate Individual Performance Achievement
Individual Achievement Percentages for our NEOs account for 20% of each NEO’s annual incentive award payout. The Individual Achievement Percentages range from 0% to 200% and are based on the achievement of specific annual priorities, which include quantitative business performance measures for the business segments and qualitative goals such as completion of strategic initiatives, quality of business plans, organizational development progress in important areas such as diversity and inclusion and employee development and fulfillment of leadership expectations. The CEO establishes annual priorities for each of the NEOs, and the board approves the annual priorities for the CEO. Sustainability and diversity and inclusion goals are included in the CEO’s annual priorities. The board approves the individual performance rating for the CEO and the compensation and talent committee approves the performance ratings for all other NEOs.

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Executive Compensation

How We Calculate the Annual Incentive Award
The annual incentive award is subject to the terms of our Executive Incentive Plan and calculated according to the formula below for all NEOs. For fiscal 2023, our NEOs received annual incentive awards ranging from 156% to 183% of their annual incentive award targets.

Base Salary (Eligible Earnings)	x	Target Incentive %	x	Business Achievement % x Business Weight 80%	+	Individual Achievement % x Individual Weight 20%

The Business Achievement and Individual Achievement percentages can range from 0% to 200%.

Long-Term Incentive Award

The long-term incentive program rewards delivery of long-term shareholder value and is designed to retain key talent. A significant portion of an NEO’s pay opportunity is provided through these awards. To prioritize performance-based vesting, our long-term incentive grants for NEOs are composed of 50% PSUs, 25% RSUs and 25% stock options.

PSUs granted in fiscal 2023 have a three-year cliff vesting period based on company performance over the three-year vesting period. Stock options and RSUs granted in fiscal 2023 have a four-year cliff vesting period from the grant date. All long-term incentive awards are subject to our clawback policy. PSUs and RSUs earn dividend equivalents equal to regular dividends paid on our common stock, which are distributed only to the extent the underlying units vest. All long-term incentive awards granted in fiscal year 2023 were granted under the 2022 Stock Compensation Plan.

Long-Term Incentive Target Award Value	=	Performance Share Units (50%)	+	Restricted Stock Units (25%)	+	Stock Options* (25%)
*	Five stock options awarded for each full-value share.

Performance Share Units
How We Select Performance Measures
PSUs are designed to focus executives on equally weighted top-line and bottom-line three-year operating metrics that drive shareholder value. For the fiscal 2023 PSU award, performance measures used were: organic net sales growth and cumulative operating cash flow (continued equal weighting), and a +/- 25% relative TSR modifier.

How We Set Goals
PSUs are earned based on our future achievement of three-year company performance goals. The compensation and talent committee sets these goals so that they are consistent with our long-range plan for the same period. Goals for the entire three-year performance period are set at the beginning of the period rather than at the start of each fiscal year and are measured cumulatively. The PSUs awarded in fiscal 2023 will be earned based on the company’s future achievement of three-year performance goals for organic net sales (CAGR) growth and cumulative operating cash flow, further modified (+/-25%) by our TSR performance relative to our peers.

Payouts can vary from 0% to 200% of the target number of PSUs, based on results against the performance goals with a 100% payout representing target performance. The relative TSR modifier cannot result in a PSU payout greater than 200%.

Each PSU earned is settled with a share of the company’s common stock following the completion of the three-year performance period. The CEO and members of his senior leadership team are required to hold PSUs for an additional year following the three-year vesting period.

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Executive Compensation

How We Measure Performance Against Goals
The table below summarizes our company performance against the performance measures for the fiscal 2021 – fiscal 2023 PSUs. It reflects performance against challenging 3-year targets and strength in organic net sales growth and cumulative free cash flow during the pandemic.

Fiscal 2021-Fiscal 2023 PSU Measures and Weightings ($ in millions)	Target	Actual Performance(1)	Award Achievement %
Organic Net Sales Growth (50%)(2)	1.9%	6.2%	200%
Cumulative Free Cash Flow (50%)(3)	$6,530	$7,412	145%
Fiscal 2021-Fiscal 2023 PSU Performance Achievement			173%
(1)	The PSU performance measures are non-GAAP Measures. For more information on the use of non-GAAP measures in the Proxy Statement and a reconciliation of non-GAAP measures to the most directly comparable GAAP measures, see Appendix A.
(2)	Organic Net Sales Growth is compound annual growth rate in sales for the company, excluding any impacts from acquisitions and divestitures, 53rd week and foreign currency exchange.
(3)	Cumulative Free Cash Flow is cash generation performance measured by cash flow from operations, less capital expenditures. Cumulative Free Cash Flow has been adjusted for restructuring projects and acquisitions and divestitures.

Stock Options and Restricted Stock Units
Stock options and RSUs granted in fiscal 2023 are generally subject to a four-year cliff vesting period from the grant date. The exercise price per share for stock options equals the closing price of our common stock on the NYSE on the grant date. Stock options generally expire 10 years and one month from the grant date.

Other Elements of Compensation

Retirement and Health Benefits
We provide competitive retirement security and health benefits. Our executives participate in the same benefit plans made available to U.S.-based salaried employees, including medical benefits, disability and life insurance, Pension Plan and 401(k) Plan. In addition, our executives participate in a Supplemental Retirement Plan (designed to restore benefits that otherwise would be lost because of limits in the Pension Plan) and Supplemental Savings Plan (designed to restore contributions that otherwise would be lost because of limits in the 401(k) Plan). See pages 63-64 for further details.

Perquisites
We provide our executives with limited perquisites including a company automobile and a financial counseling benefit. See Perquisites and Other Personal Benefits on page 59.

Severance
We provide a Separation Pay and Benefits Program to attract and retain executives and to promote orderly succession for key roles. We do not have any employment contracts with our NEOs. See page 67 for further details.

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Executive Compensation

Fiscal 2023 CEO Compensation Actions

Jeffrey L. Harmening
Chairman and Chief Executive Officer

Total direct compensation for our Chief Executive Officer (“CEO”) in fiscal 2023 included base salary, annual incentive (paid after the end of the fiscal year for fiscal 2023 performance) and long-term incentives in the form of equity awards, including PSUs, stock options and RSUs (granted at the beginning of fiscal 2023). At the beginning of fiscal 2023, the compensation and talent committee completed a review of Mr. Harmening’s target opportunity for total direct compensation, including a comparison to the compensation for CEOs at companies within our industry peer group. Based on its review, to continue to align Mr. Harmening’s target compensation with the median compensation of CEOs in our peer group, the compensation and talent committee recommended increasing Mr. Harmening’s intended target long-term incentive award to $8,750,000. Mr. Harmening’s base salary and annual incentive target remained the same as they were in fiscal 2022.	FISCAL 2023 COMPENSATION (IN MILLIONS)

Compensation Decisions

●	Base Salary: To maintain a competitive base salary, aligned to median CEO pay within our industry peer group, the board set Mr. Harmening’s base salary at $1,250,000 for fiscal 2023 which was flat compared to fiscal 2022.
●	Annual Incentive: The board set Mr. Harmening’s annual incentive target at 180% of base salary. Mr. Harmening’s annual incentive payout is based 80% on company performance and 20% on individual performance. The company performance achievement percentage for fiscal 2023 was 170%. The board approved a fiscal 2023 individual performance rating percentage of 125% for Mr. Harmening in recognition of his strong leadership through a highly dynamic and challenging operating environment and the achievement of key strategic initiatives in fiscal 2023.
●	Long-Term Incentive: At the beginning of the fiscal year, Mr. Harmening’s target long-term incentive award value was set by the board to achieve our long-term pay-for-performance objectives and to align target pay with median CEO pay within our industry peer group. The grant date fair value of the fiscal 2023 long-term incentive was $8,712,776.
●	Performance Share Unit Three-Year Performance Achievement: The performance period for Mr. Harmening’s fiscal 2021 – fiscal 2023 PSUs was completed this year. The award achievement percentage for this tranche of PSUs was 173% of the target number of PSUs.

The Compensation Process

Determining Executive Compensation
The compensation and talent committee regularly assesses the effectiveness of the executive compensation program in driving performance. It uses shareholder feedback, external trends, peer group compensation program assessments and input from its independent compensation consultant to inform its decision making. Any changes are typically approved in June for the new fiscal year. For the CEO, the board reviews and approves the compensation and talent committee’s recommendations.

Each June, the board and compensation and talent committee approve compensation for the CEO and the compensation and talent committee approves compensation for the CEO’s direct reports, based on performance from the most recently completed fiscal year, and establishes goals for the upcoming one and three-year performance periods. In approving compensation for the most recently completed fiscal year, the compensation and talent committee and the board primarily examine:

●	Company performance as measured by our annual company performance measures;
●	Competitive market data prepared by the independent compensation consultant;
●	Each director’s written evaluation of the CEO’s performance against his objectives, which were approved by the board at the beginning of the fiscal year;
●	The recommendations of the CEO for the other executive officers;
●	Feedback from shareholders and the most recent say-on-pay vote; and
●	Tally sheets of cumulative earnings and stock awards to provide context for annual actions.

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Executive Compensation

In considering the say-on-pay vote and feedback from shareholders, the compensation and talent committee recognizes that effective practices evolve and will continue to consider changes as needed to keep our executive compensation program competitive and tightly linked to performance.

FW Cook, the compensation and talent committee’s independent compensation consultant, advises the compensation and talent committee on executive and director compensation matters, but performed no other services for General Mills in fiscal 2023. The compensation and talent committee directly engages and actively works with the independent compensation consultant to formulate compensation recommendations for our CEO to be approved by the board. Management makes recommendations to the compensation and talent committee for the other executive officers, and the independent compensation consultant advises the compensation and talent committee on those recommendations.

The compensation and talent committee has sole authority to retain or replace the independent compensation consultant, and the compensation and talent committee annually evaluates the engagement and assesses the consultant’s independence in accordance with the listing standards of the NYSE. Most recently, the compensation and talent committee determined that the engagement did not raise any conflict of interest. In reaching this conclusion, the compensation and talent committee considered factors relevant to the consultant’s independence from management, including the six factors set forth in the NYSE listing standards.

In order to promote independent decision making on executive compensation matters, the compensation and talent committee meets in executive session without management present at each meeting, often with the participation of the independent compensation consultant.

The Industry Peer Group
The compensation and talent committee, with the assistance of management and the independent compensation consultant, annually evaluates our executive compensation program against similar programs within the consumer packaged goods industry peer group.

The compensation and talent committee also annually conducts a comprehensive industry peer group review, with assistance from the independent compensation consultant. We did not have any changes to our industry peer group for fiscal 2023.

The compensation and talent committee used the following selection criteria in determining our industry peer group:

●	Global, publicly traded consumer packaged goods companies within our and similar sub-industries, as identified by the S&P Global Industry Classification System;
●	Comparable scale and complexity of operations, as measured primarily by sales, market capitalization, total assets and total employees;
●	Direct competitors for business, capital or industry talent;
●	Continuous and transparent disclosure of business results and executive compensation; and
●	Continuity from year to year

OUR INDUSTRY PEER GROUP

Campbell Soup Co.	The Hershey Co.	Mondelēz International, Inc.
Clorox Co.	The J. M. Smucker Company	Nestlé SA*
The Coca-Cola Co.	Kellogg Co.	PepsiCo, Inc.
Colgate-Palmolive Co.	Kimberly-Clark Corp.	The Procter & Gamble Company
Conagra Brands, Inc.	The Kraft Heinz Company	Reckitt Benckiser Group plc*
Danone Inc.*	Keurig Dr Pepper Inc.	Unilever NV*
*	Excluded from compensation comparisons due to lack of publicly available pay information.

56	General Mills, Inc.

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How We Use Our Industry Peer Group
●	To assess pay levels and pay mix for executive officers;
●	To evaluate total direct compensation for executive officers in comparable positions;
●	To gauge relative financial performance and TSR;
●	To evaluate annual and long-term incentive design and structure;
●	To review governance and terms of incentive awards, including vesting and clawback provisions;
●	To compare benefits, perquisites and severance; and
●	To review overall share usage and run rate

The compensation and talent committee annually compares General Mills’ compensation under various performance scenarios versus industry peer group practices to ensure that our programs are competitive and that pay is commensurate with performance relative to the industry.

Key Policies – Supplemental Information

Stock Ownership Policy
Long-term stock ownership is deeply engrained in our executive culture and is reflective of the strong commitment our executives have to the company’s success. More information on current stock ownership for the NEOs and our stock ownership policy is provided on pages 79-80.

Robust Clawback Policy
In the event the company is required to restate financial results due to fraud, intentional misconduct, gross negligence or otherwise, the compensation and talent committee may adjust the future compensation, cancel outstanding stock or performance-based awards or seek recoupment of previous awards from company officers whose conduct contributed significantly to such financial restatement. Also, the compensation and talent committee may take these actions where it reasonably believes the company’s Employee Code of Conduct or the terms of a separation agreement have been violated.

Tax Deductibility of Compensation
In keeping with our compensation philosophy, annual cash incentives and long-term incentive equity awards granted in fiscal 2023 impose performance conditions for the CEO and executive officers. Under current federal tax laws, including previous changes to Section 162(m) of the Internal Revenue Code, we expect that incentives and awards generally will not be deductible despite their performance orientation to the extent they, together with base salary and other compensation, result in compensation paid to certain executive officers over $1 million in any one fiscal year. The compensation and talent committee believes that shareholder interests are best served if it retains discretion and flexibility in establishing and overseeing compensation programs, which may include awarding or modifying compensation that is not deductible by the company.

Compensation and Talent Committee Report

The compensation and talent committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on such review and discussion, the compensation and talent committee recommended to the board that the Compensation Discussion and Analysis be included in this Proxy Statement and in our Annual Report on Form 10-K for the fiscal year ended May 28, 2023.

SUBMITTED BY THE COMPENSATION AND TALENT COMMITTEE

Elizabeth C. Lempres, Chair
C. Kim Goodwin
Maria A. Sastre
Jorge A. Uribe

The following tables and accompanying narrative should be read in conjunction with the Compensation Discussion and Analysis. They present compensation for our CEO and CFO and each of the other three most highly-compensated executive officers active at the end of fiscal 2023.

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Executive Compensation

Executive Compensation Tables

Summary Compensation Table

Name	Year	Salary ($)	Bonus(1) ($)	Stock Award(2) ($)	Option Award(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earning(5) ($)	All Other Compensation(6) ($)	Total ($)
Jeffrey L. Harmening Chairman of the Board and CEO	2023	1,250,000	0	6,508,460	2,204,316	3,622,500	2,465,417	334,953	16,385,646
	2022	1,250,000	0	5,357,925	1,323,981	3,550,500	532,823	250,966	12,266,195
	2021	1,250,000	0	5,250,176	1,139,706	2,506,500	5,207,167	219,133	15,572,682
Jonathon J. Nudi Group President, North America Retail	2023	780,000	0	1,710,783	579,427	1,712,880	1,512,880	154,535	6,450,505
	2022	780,000	0	1,869,791	462,021	1,465,776	0	119,836	4,697,424
	2021	780,000	0	1,725,029	374,479	947,232	1,709,166	111,864	5,647,770
Kofi A. Bruce Chief Financial Officer	2023	775,000	0	1,710,783	579,427	1,247,750	564,458	136,742	5,014,160
	2022	750,833	0	1,699,794	420,022	1,184,815	147,041	107,047	4,309,552
	2021	630,000	0	1,237,500	268,644	701,820	546,701	62,737	3,447,402
Jaime Montemayor Chief Digital and Technology Officer	2023	687,500	0	1,301,692	440,872	913,000	0	164,084	3,507,148
	2022	625,000	0	1,034,711	255,672	769,000	0	138,432	2,822,815
	2021	625,000	0	1,050,146	227,948	542,000	0	204,957	2,650,051
Karen Wilson Thissen General Counsel and Secretary	2023	694,712	225,000	1,266,480	352,697	867,001	0	51,545	3,457,435
Footnotes to the Summary Compensation Table:
(1)	Ms. Wilson Thissen was appointed General Counsel and Secretary effective June 6, 2022. In connection with her hiring, she received a one-time cash award of $225,000 in recognition of the forfeiture of her pro rata annual incentive from her former employer, which is subject to repayment in the event of voluntary termination or termination due to cause within 24 months of the commencement of her employment.
(2)	Amounts reported for 2023 stock awards represent the aggregate grant date fair value of RSUs and PSUs awarded to the NEOs in fiscal 2023. RSUs awarded to the NEOs have a four-year cliff vesting period with the exception of a portion of Ms. Wilson Thissen’s fiscal 2023 award which has a four-year graded vesting period. PSUs awarded to the NEOs have a three-year performance period (fiscal 2023 to 2025) and a three-year cliff vesting period. Grant date fair value is calculated in accordance with FASB ASC Topic 718. For the 2023 stock awards, the grant date fair value equals the closing price of our common stock on the NYSE on the grant date ($70.26) for RSUs and the Monte Carlo valuation as of the grant date ($69.39) for PSUs. For the 2022 stock awards, the grant date fair value equals the closing price of our common stock on the NYSE on the grant date ($60.03) for RSUs and the Monte Carlo valuation as of the grant date ($58.71) for PSUs. For the 2021 stock awards, the grant date fair value equals the closing price of our common stock on the NYSE on the grant date ($61.65 for RSUs and PSUs). The values shown have not been adjusted to reflect that these units are subject to forfeiture. The PSU value assumes target performance over the performance period and is consistent with the estimate of aggregate compensation cost to be recognized over the performance period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures.
Amounts for Ms. Wilson Thissen include 3,203 RSUs granted on June 28, 2022, with four-year graded vesting received as part of her new hire package in recognition of the forfeiture of her pro rata annual incentive from her former employer.
The following table reflects the value at grant date of the 2023 PSU awards at threshold, target and maximum performance levels.

GRANT DATE VALUE OF 2023 PERFORMANCE SHARE UNITS

	At Threshold 0% ($)	At Target 100% ($)	At Maximum 200% ($)
Jeffrey L. Harmening	0	4,320,915	8,641,831
Jonathon J. Nudi	0	1,135,776	2,271,551
Kofi A. Bruce	0	1,135,776	2,271,551
Jaime Montemayor	0	864,183	1,728,366
Karen Wilson Thissen	0	691,402	1,382,804

58	General Mills, Inc.

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(3)	Amounts reported for 2023 option awards represent the grant date fair value of options awarded to the NEOs in fiscal 2023. Stock options awarded to the NEOs in fiscal 2023 have a four-year cliff vesting period. The grant date fair value of options calculated in accordance with FASB ASC Topic 718 equals $14.16 per share (fiscal 2023), $8.77 per share (fiscal 2022) and $8.03 per share (fiscal 2021), based on our Black-Scholes option pricing model. The following assumptions were used in the fiscal 2023 calculation: expected term of 8.5 years; dividend yield of 3.07% annually; dividend growth rate of 4.71% annually; a risk-free interest rate of 3.283%; and expected price volatility of 20.9%. Fiscal 2022 and 2021 assumptions are listed in our proxy statements for those years. The values shown have not been adjusted to reflect that these options are subject to forfeiture.
(4)	As described in the “Annual Incentive Award” section of the Compensation Discussion and Analysis on pages 47-57, the amounts reported reflect annual incentive awards earned for performance under the Executive Incentive Plan for fiscal 2023, 2022 and 2021.
(5)	Includes the annual increase in the actuarial present value of accumulated benefits under our Pension Plan and Supplemental Retirement Plan. There have been no enhanced pension benefits delivered to our NEOs via a change in plan design over the last three fiscal years. Reasons for the changes relate to discount rate and mortality changes, additional service, aging and increases in “Final Average Earnings” as defined in the Pension Benefits section.
(6)	All Other Compensation for fiscal 2023 includes the following amounts:
	Contributions to Retirement Savings Plans(a) ($)	Perquisites and Other Personal Benefits(b) ($)	Total ($)
Jeffrey L. Harmening	288,030	46,923	334,953
Jonathon J. Nudi	134,747	19,788	154,535
Kofi A. Bruce	117,589	19,153	136,742
Jaime Montemayor	144,400	19,684	164,084
Karen Wilson Thissen	33,675	17,870	51,545
(a)	CONTRIBUTIONS TO RETIREMENT SAVINGS PLANS
	Matching Contributions to 401(k) Plan ($)	Contributions to Supplemental Savings Plan ($)	Total ($)
Jeffrey L. Harmening	19,800	268,230	288,030
Jonathon J. Nudi	19,500	115,247	134,747
Kofi A. Bruce	19,375	98,214	117,589
Jaime Montemayor	30,425	113,975	144,400
Karen Wilson Thissen	21,030	12,645	33,675

Includes the company’s fixed and variable contributions during fiscal 2023 to the 401(k) Plan and the Supplemental Savings Plan. For more information on the terms of the contributions, see Other Retirement Savings Plans.

(b)	PERQUISITES AND OTHER PERSONAL BENEFITS

Includes the following perquisites and other personal benefits for fiscal 2023:

	Personal Use of Executive Car(i) ($)	Financial Counseling ($)	Other(ii) ($)	Total ($)
Jeffrey L. Harmening	31,380	15,000	543	46,923
Jonathon J. Nudi	11,342	8,000	446	19,788
Kofi A. Bruce	10,361	8,000	792	19,153
Jaime Montemayor	11,313	8,000	371	19,684
Karen Wilson Thissen	9,388	8,000	482	17,870
(i)	Includes the annual taxable value of the vehicle according to Internal Revenue Service regulations plus the applicable Internal Revenue Service rate per mile to cover maintenance charges.
(ii)	Includes the value of corporate gifts received by NEOs in fiscal 2023.

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Grants of Plan-Based Awards for Fiscal 2023

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Award Type	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jeffrey L. Harmening		Cash(1)	0	2,250,000	4,500,000	—	—	—	—	—	—	—
	6/28/2022	RSU(2)	—	—	—	—	—	—	31,135	—	—	2,187,545
	6/28/2022	PSU(3)	—	—	—	0	62,270	124,540	—	—	—	4,320,915
	6/28/2022	Options(4)	—	—	—	—	—	—	—	155,672	70.26	2,204,316
Jonathon J. Nudi		Cash(1)	0	936,000	1,872,000	—	—	—	—	—	—	—
	6/28/2022	RSU(2)	—	—	—	—	—	—	8,184	—	—	575,008
	6/28/2022	PSU(3)	—	—	—	0	16,368	32,736	—	—	—	1,135,776
	6/28/2022	Options(4)	—	—	—	—	—	—	—	40,920	70.26	579,427
Kofi A. Bruce		Cash(1)	0	775,000	1,550,000	—	—	—	—	—	—	—
	6/28/2022	RSU(2)	—	—	—	—	—	—	8,184	—	—	575,008
	6/28/2022	PSU(3)	—	—	—	0	16,368	32,736	—	—	—	1,135,776
	6/28/2022	Options(4)	—	—	—	—	—	—	—	40,920	70.26	579,427
Jaime Montemayor		Cash(1)	0	550,000	1,100,000	—	—	—	—	—	—	—
	6/28/2022	RSU(2)	—	—	—	—	—	—	6,227	—	—	437,509
	6/28/2022	PSU(3)	—	—	—	0	12,454	24,908	—	—	—	864,183
	6/28/2022	Options(4)	—	—	—	—	—	—	—	31,135	70.26	440,872
Karen Wilson Thissen		Cash(1)	0	555,770	1,111,539	—	—	—	—	—	—	—
	6/28/2022	RSU(2)	—	—	—	—	—	—	8,185	—	—	575,078
	6/28/2022	PSU(3)	—	—	—	0	9,964	19,928	—	—	—	691,402
	6/28/2022	Options(4)	—	—	—	—	—	—	—	24,908	70.26	352,697
(1)	Annual Incentive Awards for Fiscal 2023 Performance: Cash. Includes the potential range of 2023 annual incentive awards granted under the Executive Incentive Plan as described in the Compensation Discussion and Analysis. The actual amount earned for fiscal 2023 performance is reported under the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table.
(2)	Long-Term Incentive Awards: Restricted Stock Units. Includes RSUs granted in fiscal 2023 under the 2022 Stock Compensation Plan.
(3)	Long-Term Incentive Awards: Performance Share Units. Includes PSUs that will be paid out based on a fiscal 2023-2025 performance period under the 2022 Stock Compensation Plan as described in the Compensation Discussion and Analysis.
(4)	Long-Term Incentive Awards: Options. Includes options granted in fiscal 2023 under the 2022 Stock Compensation Plan.
Information on the terms of these awards is described under “Elements of Total Direct Compensation and Alignment with Performance Measures” in the Compensation Discussion and Analysis. See Potential Payments Upon Termination or Change in Control for a discussion of how equity awards are treated under various termination scenarios.

60	General Mills, Inc.

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Outstanding Equity Awards at 2023 Fiscal Year-End

The following table summarizes the outstanding equity awards as of May 28, 2023, for each of the NEOs.

		Option Awards				Stock Awards
Name	Vesting Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Options Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#)	Market Value of Shares or Units That Have Not Vested(2) ($)
Jeffrey L. Harmening	6/25/2023					32,589	$2,743,342
	6/30/2023					97,935	$8,244,168
	6/29/2024							120,776	$10,166,924
	6/30/2024					28,387	$2,389,618
	6/28/2025							124,540	$10,483,777
	6/29/2025					30,194	$2,541,731
	6/28/2026					31,135	$2,620,944
	6/24/2018	60,056	—	$53.70	7/24/2024
	6/30/2019	57,879	—	$55.72	7/30/2025
	6/21/2020	112,748	—	$66.52	7/21/2026
	6/27/2021	270,173	—	$55.52	7/27/2027
	6/26/2022	325,663	—	$46.06	7/26/2028
	6/25/2023	—	162,943	$53.70	7/25/2029
	6/30/2024	—	141,931	$61.65	7/30/2030
	6/29/2025	—	150,967	$60.03	7/29/2031
	6/28/2026	—	155,672	$70.26	7/28/2032
Jonathon J. Nudi	6/25/2023					10,708	$901,399
	6/30/2023					32,178	$2,708,744
	6/29/2024							42,148	$3,548,019
	6/30/2024					9,327	$785,147
	6/28/2025							32,736	$2,755,716
	6/29/2025					10,537	$887,005
	6/28/2026					8,184	$688,929
	6/30/2019	9,647	—	$55.72	7/30/2025
	6/21/2020	23,539	—	$66.52	7/21/2026
	6/27/2021	58,706	—	$55.52	7/27/2027
	6/26/2022	101,212	—	$46.06	7/26/2028
	6/25/2023	—	53,539	$53.70	7/25/2029
	6/30/2024	—	46,635	$61.65	7/30/2030
	6/29/2025	—	52,682	$60.03	7/29/2031
	6/28/2026	—	40,920	$70.26	7/28/2032

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		Option Awards				Stock Awards
Name	Vesting Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Options Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#)	Market Value of Shares or Units That Have Not Vested(2) ($)
Kofi A. Bruce	6/25/2023					2,328	$195,971
	6/30/2023					23,084	$1,943,211
	6/29/2024							38,316	$3,225,441
	6/30/2024					6,691	$563,248
	6/28/2025							32,736	$2,755,716
	6/29/2025					9,579	$806,360
	6/28/2026					8,184	$688,929
	6/30/2019	14,919	—	$55.72	7/30/2025
	6/21/2020	13,530	—	$66.52	7/21/2026
	6/27/2021	11,257	—	$55.52	7/27/2027
	6/26/2022	35,281	—	$46.06	7/26/2028
	6/25/2023	—	11,639	$53.70	7/25/2029
	6/30/2024	—	33,455	$61.65	7/30/2030
	6/29/2025	—	47,893	$60.03	7/29/2031
	6/28/2026	—	40,920	$70.26	7/28/2032
Jaime Montemayor	6/30/2023					19,589	$1,649,002
	6/29/2024							23,324	$1,963,414
	6/30/2024					5,678	$477,974
	6/28/2025							24,908	$2,096,755
	6/29/2025					5,831	$490,854
	6/28/2026					6,227	$524,189
	6/30/2024	—	28,387	$61.65	7/30/2030
	6/29/2025	—	29,153	$60.03	7/29/2031
	6/28/2026	—	31,135	$70.26	7/28/2032
Karen Wilson Thissen	6/28/2025							19,928	$1,677,539
	6/28/2026					3,203	$269,629
	6/28/2026					4,982	$419,385
	6/28/2026	—	24,908	$70.26	7/28/2032
(1)	Options and RSUs vest 100% four years after the grant date. PSUs vest three years after the grant date, to the extent they are earned based on a three-year performance period.
(2)	Market value of unvested RSUs and PSUs equals the closing price of our common stock on the NYSE at fiscal year-end ($84.18) multiplied by the number of units. Includes PSUs that are eligible to vest in June 2023 based on performance for the fiscal 2021-2023 performance period.
(3)	Includes PSUs for fiscal 2022-2024 and fiscal 2023-2025 performance periods for all NEOs. PSUs are valued at the maximum award level.

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Option Exercises and Stock Vested for Fiscal 2023

The following table summarizes the option awards exercised, and PSUs and RSUs vested during fiscal 2023 for each of the NEOs.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2) ($)
Jeffrey L. Harmening	37,895	1,189,524	162,923	11,560,697
Jonathon J. Nudi	105,628	3,202,848	55,316	3,924,530
Kofi A. Bruce	10,911	406,980	12,841	910,778
Jaime Montemayor	—	—	29,180	2,072,947
Karen Wilson Thissen	—	—	—	—
(1)	Value realized equals the closing price of our common stock on the NYSE at exercise, less the exercise price, multiplied by the number of shares exercised.
(2)	Value realized equals the closing price of our common stock on the NYSE on the vesting date multiplied by the number of shares vested.

Pension Benefits

The company maintains two defined benefit pension plans that include NEOs:

●	The General Mills Pension Plan I (“Pension Plan”) is a tax-qualified plan available to certain employees in the United States hired prior to June 1, 2013, and provides benefits based on a formula that yields an annual amount payable over the participant’s life.
●	The Supplemental Retirement Plan of General Mills, Inc. (“Supplemental Retirement Plan”) provides benefits based on the Pension Plan formula in excess of the Internal Revenue Code limits placed on annual benefit amounts and annual compensation under the Pension Plan. The Supplemental Retirement Plan also provides benefits based on the Pension Plan formula that is attributable to deferred compensation.

The following table shows present value of accumulated benefits that NEOs are entitled to under the Pension Plan and Supplemental Retirement Plan.

Name	Plan Name	Number of Years Credited Service(1) (#)	Present Value of Accumulated Benefit(2) ($)	Payments During Last Fiscal Year(3) ($)
Jeffrey L. Harmening(4)	Pension Plan	28.8710	2,794,866	—
	Supplemental Retirement Plan	28.8710	16,479,275	—
Jonathon J. Nudi(5)	Pension Plan	30.0296	2,368,511	—
	Supplemental Retirement Plan	30.0296	5,973,495	—
Kofi A. Bruce	Pension Plan	14.0753	1,110,361	—
	Supplemental Retirement Plan	14.0753	1,345,739	—
Jaime Montemayor(6)	Pension Plan	—	—	—
	Supplemental Retirement Plan	—	—	—
Karen Wilson Thissen(6)	Pension Plan	—	—	—
	Supplemental Retirement Plan	—	—	—
(1)	Number of years of credited service equals number of years of actual service. The pension formula is calculated using a maximum of 30 years.
(2)	Actuarial present value is based on assumptions and methods used to calculate the benefit obligation under standards established by the Financial Accounting Standards Board, including:
●	Discount rate equal to a weighted average of 5.2% as of the end of fiscal 2023;
●	Mortality rates based on the Pri-2012 Mortality Table with White Collar adjustment and MP-2021 Endemic COVID Adjustment;
●	Single life annuity payments;
●	Age 62 (unreduced benefit retirement age), discounted to current age; and
●	No pre-retirement decrements or future increases in pay, service or legislated limits.
(3)	In accordance with Section 409A of the Internal Revenue Code, “specified employees,” including the NEOs, must wait six months from their termination date to begin payment of any Supplemental Retirement Plan benefit accrued after December 31, 2004, and to receive a distribution of their Supplemental Savings Plan account.

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(4)	NEO is eligible for early retirement under both the Pension Plan and the Supplemental Retirement Plan.
(5)	NEO is not eligible for early retirement but currently qualifies for enhanced early retirement reductions under the “Rule of 70,” as described in this section, under both the Pension Plan and the Supplemental Retirement Plan.
(6)	NEOs are not eligible for the Pension Plan based on their hire dates with the company.

The Pension Plan and Supplemental Retirement Plan formulas together provide an annual benefit amount equal to 50% of Final Average Earnings less 50% of the Social Security benefit, prorated for benefit service of less than 30 years, as discussed in this section. Final Average Earnings are the greater of (a) average of the highest five full calendar years of compensation recognized under the Plans, and (b) the final 60 months of compensation. Final Average Earnings generally approximate the salary and non-equity incentive plan compensation reported in the Summary Compensation Table.

Early retirement benefits are available after attaining age 55 and five years of eligibility service. The Final Average Earnings portion of the benefit calculation is reduced by 2% per year for the first three years and by 4% per year for each year thereafter by which commencement precedes age 62. The Social Security offset portion of the benefit calculation is reduced by 5/9 of a percent for each of the first 36 months by which commencement precedes age 65.

Employees hired prior to January 1, 2005, who terminate prior to early retirement eligibility and whose age plus years of eligibility service is greater than or equal to 70 at termination (“Rule of 70”), can commence retirement benefits as early as age 55 with early commencement reductions that are somewhat less favorable than those eligible for early retirement. Other terminations that occur prior to early retirement or Rule of 70 eligibility are eligible to commence benefits as early as age 55 with reductions that are closer to actuarial equivalence.

All distributions under the Pension Plan and Supplemental Retirement Plan are payable in cash. There are no provisions in either plan that allow for additional years of service above the service actually earned by a participant.

The normal form of payment under the Pension Plan for unmarried participants is a “Single Life Pension,” which provides for monthly payments for the participant’s lifetime, and for married participants, a “Joint and 50% to Survivor Pension,” which provides for monthly payments for the participant’s lifetime and, after the participant’s death, to the participant’s designated joint pensioner for his or her lifetime in 50% of the amount. Additional forms of payment are a “Joint and 75% to Survivor Pension” and a “Joint and 100% to Survivor Pension,” which provide for monthly payments for the participant’s lifetime and, after the participant’s death, to the participant’s designated joint pensioner for his or her lifetime in 75% or 100% of the same amount, respectively, and a “Life Annuity with Ten Year Certain,” which provides for a pension payable for the participant’s lifetime, provided that if the participant dies before 120 monthly pension payments have been made, monthly payments will continue to the participant’s beneficiary until a total of 120 payments have been made.

The normal form of payment under the Supplemental Retirement Plan for unmarried participants is a “Single Life Pension,” and for married participants, a “Joint and 100% to Survivor Pension.” A “Joint and 50% to Survivor Pension” is also available.

Other Retirement Savings Plans

The company also offers the General Mills 401(k) Plan (“401(k) Plan”), a qualified plan available generally to employees in the U.S., and the Supplemental Savings Plan of General Mills, Inc. (“Supplemental Savings Plan”), a non-qualified plan. The 401(k) Plan provides for participant contributions, together with a company match and certain company contributions. Company contributions that cannot be deposited in the 401(k) Plan due to deferred compensation or federal limitations on contributions to qualified plans are credited to the Supplemental Savings Plan for eligible participants.

For the NEOs and other U.S. salaried employees hired before June 1, 2013, participant contributions to the 401(k) Plan can be matched up to 6% of earnable compensation subject to Internal Revenue Code limits. The company match has fixed and variable components. The fixed match is 50% on the first 6% of pay. In addition, the company at its discretion may add up to another 50% on the first 6% of pay after the close of each fiscal year, as an annual variable match.

U.S. salaried employees hired on or after June 1, 2013, and U.S. non-union production employees hired on or after January 1, 2018, receive enhanced retirement benefits through the 401(k) Plan and the Supplemental Savings Plan, instead of participating in the Pension Plan and Supplemental Retirement Plan. This enhanced plan will also be provided to all non-union employees effective January 1, 2028, after the pension freeze has become effective. This program is made up of two parts – a company match and an annual company contribution. The company match is 100% on the first 4% of pay and 50% on the next 4% of pay. This program does not have a discretionary variable match. In addition to the company match, there is an annual company contribution up to 5% of pay based on age plus service points.

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The fiscal 2023 annual company contributions to the 401(k) Plan and Supplemental Savings Plan for the NEOs hired prior to June 1, 2013, are reported in the Summary Compensation Table (and reflect the maximum annual contribution available). This contribution was granted to eligible 401(k) Plan participants in light of the company’s fiscal 2023 performance. Distributions from the 401(k) Plan are permitted upon the earlier of termination or age 59.5. Distributions from the Supplemental Savings Plan occur in the calendar year following termination.

Nonqualified Deferred Compensation

Our Deferred Compensation Plan is a non-qualified plan that provides most of our executives, including the NEOs, with the opportunity to defer up to 50% of base salary, 90% of annual incentive awards and 100% of RSUs. The CEO can defer up to 100% of his base salary, less tax withholding.

Participants’ deferred cash accounts earn a daily rate of return that tracks the investment return achieved under participant-selected investment funds, all of which are offered to participants in our 401(k) Plan. Here are the investment funds that were available for the full fiscal year and their rates of return for fiscal 2023: Stable Value Fund (2.3%); Core Bond Fund (-2.2%); Diversified U.S. Equity Fund (3.7%); Diversified U.S. Equity Index Fund (2.0%); Diversified International Equity Fund (0.9%); Diversified International Equity Index Fund (-1.3%); Multi-Asset Class Fund (-0.4%).

Participants are able to change their investment mix on a daily basis. RSUs in participants’ deferred stock accounts earn dividend equivalents equal to regular dividends paid on our common stock. These dividend equivalents are credited to the accounts or paid to the participants. Dividend equivalents credited to each account are used to “purchase” additional stock units for the account at a price equal to the closing price of our common stock on the NYSE on the dividend payment date.

At the time of the deferral election, participants must also select a distribution date and form of distribution. Participants must start receiving distributions from deferred accounts no later than age 70. Furthermore, in the case of deferred cash, participants may not receive distributions for at least one year following the date on which the cash otherwise would have been paid out. In the case of deferred equity awards, participants may not receive shares of common stock in place of stock units for at least one year following the vesting date of the award. Participants may elect to receive distributions in a single payment or up to ten annual installments.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Jeffrey L. Harmening	2,300,207	—	2,506,555	—	20,160,177
Jonathon J. Nudi	881,745	—	614,133	—	3,252,514
Kofi A. Bruce	—	—	—	—	—
Jaime Montemayor	—	—	—	—	—
Karen Wilson Thissen	147,167	—	1,207	—	148,374

Potential Payments Upon Termination or Change in Control

Payments and benefits received by the NEOs upon termination are governed by the arrangements described below and quantified at the end of this section. We have estimated the amounts involved assuming that the termination became effective as of the last business day of fiscal 2023. The actual amounts to be paid out can only be determined at the time of the NEO’s departure from the company.

Pension Plan and Supplemental Retirement Plan

Generally, any NEOs who are terminated for any reason receive their vested benefits under the Pension Plan and Supplemental Retirement Plan as outlined in the Pension Benefits section.

Deferred Compensation Plan

Generally, any NEOs who are terminated for any reason receive contributions and accumulated earnings as outlined in the Nonqualified Deferred Compensation section. Amounts are paid in accordance with the distribution date and form of distribution elected by the NEO at time of deferral.

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Stock Compensation Plans

Unvested equity awards granted to the NEOs are generally treated as follows:

Nature of Termination	RSUs	PSUs(1)	Stock Options
Voluntary	Forfeit	Forfeit	Forfeit
Involuntary for Cause	Forfeit	Forfeit	Forfeit
Involuntary without Cause where Age + Years of Service < 70 years	Pro rata vest	Pro rata vest with payout subject to actual performance at the end of the performance period	Pro rata vest, exercisable for shorter of remainder of option term or one year
Involuntary without Cause where Age + Years of Service ≥ 70 years	Normal vesting continues	Within fiscal year of grant: pro rata vest; After fiscal year of grant: fully vest; payout subject to actual performance at the end of the performance period	Normal vesting continues, exercisable for remainder of option term
Retirement – Normal and Early	Normal vesting continues	Within fiscal year of grant: pro rata vest; After fiscal year of grant: fully vest; payout subject to actual performance at the end of the performance period	Normal vesting continues, exercisable for remainder of option term
Death	Fully vest	Fully vest	Fully vest, exercisable for remainder of option term
Change in Control(2)	Double-trigger vesting	Double-trigger vesting	Subject to double-trigger vesting and then exercisable for shorter of remainder of option term or one year

Equity awards granted to the CEO, beginning with the June 2018 award, have the same termination provisions set forth in the table above, except for the following more restrictive vesting provisions:

Nature of Termination	RSUs	PSUs	Stock Options
Involuntary without Cause	Pro rata vest	Pro rata vest with payout subject to actual performance at the end of the performance period	Pro rata vest, exercisable for shorter of remainder of option term or one year
Early Retirement (age 55 + 5 years of service)	Pro rata vest	Pro rata vest with payout subject to actual performance at the end of the performance period	Pro rata vest, exercisable for remainder of option term
Normal Retirement (age 62 + 5 years of service)	Normal vesting continues	Within fiscal year of grant: pro rata vest; After fiscal year of grant: fully vest; payout subject to actual performance at the end of the performance period	Normal vesting continues, exercisable for remainder of option term
(1)	Beginning with the fiscal 2022 grant, all NEOs are required to hold PSUs for an additional one-year period after vesting.
(2)	For double trigger vesting: (1) the change in control must be consummated, and (2) either the participant must be involuntarily terminated other than for cause (or must terminate with “good reason”) within two years of the change in control, or awards are neither assumed nor replaced with awards that fairly preserve their value.

Health Benefits

NEOs who were hired prior to January 1, 2016, qualify for the same retiree medical benefits available to the rest of our salaried employees in the U.S. who were hired prior to January 1, 2016. If an NEO is involuntarily terminated or terminated in connection with a change in control, he or she can receive medical coverage for 18 to 24 months under the Severance Plan described below. This coverage is the same as all other salaried employees would receive if involuntarily terminated.

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Executive Separation Pay and Benefits Program

The General Mills Separation Pay and Benefits Program for Officers (“Severance Plan”) establishes the severance payments and benefits for all corporate executives, including the NEOs. The Severance Plan is intended to attract and retain NEOs and to promote orderly succession for key roles, particularly during the critical period surrounding a change in control when they are needed to minimize disruption to the business and to reassure shareholders and other stakeholders. This Severance Plan is in lieu of employment contracts, which we do not have with any NEO.

For the NEOs, the Severance Plan provides 18 to 24 months continuation of base salary, target bonus, health benefits, life insurance and outplacement assistance following an involuntary termination other than for cause, death or disability. The Severance Plan also provides for a pro-rated bonus in the year of termination based on actual results for the year. Base salary and bonus continuation payments are paid monthly, and medical and dental benefits are maintained by the company as outlined in the Severance Plan.

In the event of a change in control and either (i) an involuntary termination other than for cause, death or disability or (ii) voluntary termination for good reason within two years after a change in control, select senior executives, including the NEOs, will receive a lump sum payment equal to 18 to 24 months of base salary and target bonus payable within 30 days of termination, in addition to the other benefits described above.

Executives who are eligible for change in control payments will not receive excise tax gross-ups on those payments to the extent they are subject to excise taxes under Internal Revenue Code Section 4999. Instead, change in control payments will be subject to a “net best” provision, whereby the NEOs will receive either the original amount of the payment or a reduced amount, depending on which will provide them a greater after-tax benefit.

As a condition of receiving benefits under the Severance Plan, the NEOs are required to sign a separation agreement containing a general release and confidentiality, cooperation with litigation, non-disparagement, non-competition and non-solicitation provisions.

For the purposes of the Severance Plan, “change in control” includes:

●	Certain acquisitions of 20% or more of the voting power of securities entitled to vote in the election of directors;
●	Changes in a majority of the incumbent directors (incumbent directors include directors approved by a majority of the incumbents);
●	Certain reorganizations, mergers, asset sales or other transactions that result in existing shareholders owning less than 60% of the company’s outstanding voting securities; or
●	A complete liquidation of the company.

“Cause” includes:

●	Conviction of, or plea of guilty or no contest with respect to, a felony;
●	Improper disclosure of proprietary information or trade secrets of the company and its affiliates;
●	Willful failure to perform, or negligent performance of, employment duties;
●	Falsification of any records or documents of the company and its affiliates;
●	Willful misconduct, misappropriation, breach of fiduciary duty, fraud, or embezzlement with regard to the company and its affiliates;
●	Violation of any employment rules, policies or procedures of the company and its affiliates; or
●	Intentional or gross misconduct that injures the business or reputation of the company and its affiliates.

“Good reason” includes:

●	Material diminishment of the executive’s position, authority, duties or responsibilities;
●	Decrease in base salary, annual bonus or long-term incentive opportunity;
●	Certain required relocations; or
●	Failure to bind successors to the Severance Plan.

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Payments and Benefits as of the Last Business Day of Fiscal 2023

The payments and benefits for the NEOs under each termination scenario are outlined below. Perquisites and other personal benefits are valued on the basis of their aggregate incremental cost to the company.

TERMINATION AND CHANGE IN CONTROL PAYMENTS AND BENEFITS

Benefit or Payment	Retirement	Involuntary Not For Cause Termination	Death	Change in Control
Prorated Bonus	Yes	Yes	Yes	Yes
Deferred Compensation Plan Contributions and Earnings	Yes	Yes	Yes	Yes
Vested Benefits in the Pension Plan and Supplemental Retirement Plan(1)	Yes	Yes	Yes	Yes
Vesting of Unvested RSUs(2)	Treatment upon termination outlined on page 66
Vesting of Unvested PSUs(3)
Vesting of Unvested Stock Options(4)
Medical and Life Insurance Benefits(5)	General Plan	Continued 18-24 months	No	Continued 18-24 months
Spouse/Dependent Medical Benefits(5)	General Plan	Continued 18-24 months	No	Continued 18-24 months
Pay Continuance	No	18-24 months’ Salary and Target Bonus	No	18-24 months’ Salary and Target Bonus
Outplacement Assistance	No	Yes	No	Yes
Financial Counseling(6)	Yes	No	Yes	No
(1)	Mr. Harmening was eligible for early retirement as of the last business day of fiscal 2023.
(2)	For vesting of unvested RSUs, the values included in the table at the end of this section are based on the number of RSUs that would have vested if termination occurred on the last business day of fiscal 2023, multiplied by the closing price of our common stock on the NYSE as of that date ($84.18). RSUs granted to the CEO, beginning with the fiscal 2018 award, and all other NEOs beginning with the fiscal 2019 award, have continued vesting in the case of “retirement” and “involuntary not for cause termination”.
(3)	For vesting of unvested PSUs, the values included in the table at the end of this section are based on the number of PSUs that would have vested if termination occurred on the last business day of fiscal 2023, assuming target performance, multiplied by the closing price of our common stock on the NYSE as of that date ($84.18).
(4)	For vesting of unvested stock options, the values included in the table at the end of this section are based on the number of options that would have vested if termination occurred on the last business day of fiscal 2023, multiplied by the difference between the exercise price and the closing price of our common stock on the NYSE as of that date ($84.18).
(5)	The NEOs hired prior to January 1, 2016, qualify for retiree medical benefits available to the rest of our salaried employees in the U.S. hired prior to January 1, 2016. Executives receive 18 to 24 months continued pay and medical and life insurance benefits if they are involuntarily terminated or terminated in connection with a change in control.
(6)	One year of financial counseling is available if the NEO is retirement eligible. One year of financial counseling is also available to an NEO’s spouse upon the officer’s death, whether or not the officer was retirement eligible.

The following table outlines the value of payments and benefits that the NEOs would receive under various termination scenarios as of the last business day of fiscal 2023, excluding any prorated bonus, Deferred Compensation Plan contributions and earnings and vested benefits in the Pension Plan and Supplemental Retirement Plan:

Name	Retirement on 5/28/2023 ($)	Involuntary Not For Cause Termination on 5/28/2023 ($)	Death on 5/28/2023 ($)	Change in Control Under Severance Pay Plan (Double Trigger) on 5/28/2023 ($)
Jeffrey L. Harmening	—	16,523,585	44,491,670	51,567,318
Jonathon J. Nudi	—	2,653,153	14,187,076	16,832,229
Kofi A. Bruce	—	3,982,468	10,408,990	11,401,465
Jaime Montemayor	—	2,868,603	7,228,090	9,188,364
Karen Wilson Thissen	—	2,036,940	1,921,704	3,382,741

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CEO Pay Ratio

Pursuant to Item 402(u) of Regulation S-K, the company is required to disclose the ratio of the annual total compensation of our CEO to the annual total compensation of the median employee of the company (the “Pay Ratio Disclosure”). For fiscal 2023:

●	The total compensation of our median employee, calculated in accordance with the rules applicable to the Summary Compensation table, was $51,906;
●	The total compensation of our CEO, as reported in the Summary Compensation Table, was $16,385,646; and
●	The ratio of our CEO’s total compensation to the median employee’s total compensation was 316 to 1.

As permitted by SEC rules, we used the same median employee that was identified in the preparation of the pay ratio disclosure in 2022 as there has not been a material change in our employee population or compensation arrangements that would result in a significant change in our pay ratio disclosure. Further, there has not been a material change in the circumstances of the employee identified as the median employee in 2022.

To identify our median employee, we compared fiscal 2022 base salaries, target annual incentives and allowances for all individuals who were employed by us on March 1, 2022, excluding our CEO, annualized for any permanent employees who joined the company during fiscal 2022. We did not make any cost-of-living adjustments. We excluded all employees based in the following countries as permitted by SEC rules under a de minimis exemption: Mexico (1,047) and Taiwan (412). The total number of excluded employees (1,459) represents less than 5% of our total employee population of approximately 32,500 employees worldwide at the time.

The Pay Ratio Disclosure presented above is a reasonable estimate. Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, the Pay Ratio Disclosure may not be comparable to the pay ratio disclosures reported by other companies.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance measures of the company. For further information concerning our pay for performance philosophy and how we align executive compensation with the company’s performance, please review the Compensation Discussion and Analysis beginning on page 47.

The following tables and related disclosures provide information about (i) the total compensation of our principal executive officer (“PEO”) and our non-PEO NEOs (collectively, the “Other NEOs”) as presented in the Summary Compensation Table (“SCT”) on page 58, (ii) the “compensation actually paid” (“CAP”) to our PEO and our Other NEOs, as calculated pursuant to Item 402(v) of Regulation S-K, (iii) certain financial performance measures, and (iv) the relationship of the CAP to those financial performance measures.

Fiscal Year	Summary Compensation Table Total for PEO[1]	Compensation Actually Paid to PEO[2]	Average Summary Compensation Table Total for Other NEOs[1]	Average Compensation Actually Paid to Other NEOs[2]	Total Shareholder Return	Peer Group Total Shareholder Return[3]	GAAP Net Income ($ Millions)	Company Selected Measure: Organic Net Sales Growth[4]
2023	$16,385,646	$33,137,997	$4,607,312	$7,806,270	$145.39	$137.43	$2,594	10.8%
2022	$12,266,195	$27,692,522	$3,574,805	$6,900,889	$118.28	$124.42	$2,707	5.1%
2021	$15,572,682	$12,882,059	$3,899,324	$3,540,484	$103.08	$118.79	$2,340	4.0%
[1]	The PEO was Jeffrey L. Harmening for all years in the table. The Other NEOs were Jon Nudi (all years), Kofi Bruce (all years), Jaime Montemayor (all years), Karen Wilson Thissen (2023), John Church (2022 and 2021), and Richard Allendorf (2022).

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[2]	The following table describes the adjustments, each of which is prescribed by the SEC rules, to calculate the CAP amounts from the SCT amounts. The SCT amounts and the CAP amounts do not reflect the actual amount of compensation earned by or paid to our executives during the applicable years, but rather are amounts determined in accordance with Item 402 of Regulation S-K under the Exchange Act. Pursuant to the applicable rules, the amounts in the “Stock Awards” and “Option Awards” columns from the SCT and the amount of the change in the actuarial present value of the NEO’s accumulated benefit under all defined benefits and actuarial pension plans are subtracted from the SCT amounts and the values reflected in the table below are added or subtracted as applicable:

	2023		2022		2021
Adjustments ($)	PEO	Other NEOs	PEO	Other NEOs	PEO	Other NEOs
SCT Total	16,385,646	4,607,312	12,266,195	3,574,805	15,572,682	3,899,324
Adjustments for defined benefit pension plans:
(Deduct): Aggregate change in actuarial present value included in SCT Total for covered fiscal year	(2,465,417)	(519,335)	(532,823)	(104,923)	(5,207,167)	(851,860)
Add: Service cost for the covered fiscal year	571,092	116,362	714,084	131,563	773,888	137,918
Add: Prior service cost for the covered fiscal year	0	0	0	0	0	0
Adjustments for stock awards and option awards:
(Deduct): Stock awards and option awards totals as included in SCT Total for the covered fiscal year	(8,712,776)	(1,985,541)	(6,681,906)	(1,664,555)	(6,389,882)	(1,540,460)
Add: Fair value at year end of awards granted during the covered fiscal year that were outstanding and unvested at the covered fiscal year end	14,416,380	3,259,643	11,309,572	2,744,361	6,742,606	1,625,494
Add/(Deduct): Year-over-year change in fair value at covered fiscal year end of awards granted in any prior fiscal year that were outstanding and unvested at the covered fiscal year end	11,723,650	2,122,473	10,635,344	2,189,602	844,570	151,497
Add: Vesting date fair value of awards granted and vested during the covered fiscal year	0	0	0	0	0	0
Add/(Deduct): Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during the covered fiscal year	567,670	74,731	(708,868)	(125,699)	(75,360)	(18,385)
(Deduct): Fair value at end of prior fiscal year of awards granted in any prior fiscal year that failed to meet the applicable vesting conditions during the covered fiscal year	0	0	0	0	0	0
Add: Dividends or other earnings paid on awards in the covered fiscal year prior to vesting if not otherwise included in the SCT Total for the covered fiscal year	651,752	130,625	690,924	155,735	620,722	136,956
CAP Amounts (as calculated)	33,137,997	7,806,270	27,692,522	6,900,889	12,882,059	3,540,484
[3]	Reflects total shareholder return indexed to $100 for the S&P 500 Packaged Foods & Meats Index, which is an industry line peer group reported in the Company’s 2023 Annual Report. Total shareholder return is calculated based on a fixed investment of $100 measured form the market close on the last trading day of fiscal 2000 through and including the end of the fiscal year for each fiscal year reported in the table.
[4]	Values shown reflect the Organic Net Sales Growth, which is the measure we believe represents the most important financial performance measure not otherwise presented in the table above that we use to link CAP to our NEOs for fiscal 2023 to the company’s performance.

Financial Performance Measures

The following table lists the three performance measures that, in our assessment, represent the most important performance measures we used to link compensation actually paid in fiscal 2023 to company performance.

Organic Net Sales Growth*
Adjusted Operating Profit Growth*
Cumulative Operating Cash Flow
*	Non-GAAP measure. For more information on the use of non-GAAP measures in the Proxy Statement, and a reconciliation of non-GAAP measures to the most directly comparable GAAP measures, see Appendix A.

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Relationship Between Compensation Actually Paid and Performance

The following charts show graphically the relationships over the past three years of the CAP amounts for our PEO and Other NEOs as compared to our cumulative TSR, Peer Group TSR, GAAP Net Income, and Organic Net Sales Growth*, as well as the relationship between TSR and Peer Group TSR.

TSR	Net Income

$35
$30
$25
$20
$15
$10
$5
$0
Millions
$160.00
$120.00
$80.00
$40.00
$0
2021
2022
2023
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
GIS Total Shareholder Return
Peer Group Total Shareholder Return

$35
$30
$25
$20
$15
$10
$5
$0
Millions
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
2021
2022
2023
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Net Income ($mil)

Organic Net Sales Growth

$35
$30
$25
$20
$15
$10
$5
$0
Millions
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0%
2021
2022
2023
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Company Selected Measure

Overall, our executive compensation is closely aligned with shareholder returns. As the stock price has appreciated over the past three years, our executive compensation has also increased given that, on average, over 64% of our NEOs’ total compensation is in the form of equity awards. We do not use net income as a financial performance measure that determines compensation levels or incentive plan payouts for our NEOs; therefore CAP and net income do not have a direct relationship. We have chosen Organic Net Sales Growth as our company-selected metric because it is weighted at 50% in both our annual and long-term incentive plans, and therefore has the largest impact on our CAP for fiscal 2023.

It is important to note that the CAP amounts paid to our NEOs do not necessarily reflect the actual value that an NEO will receive in the stated fiscal year as such value will depend on a variety of factors. For example, the value of PSUs that an NEO will receive will ultimately depend on the stock price at the time of vesting along with the financial performance metrics achieved during the applicable three-year performance cycle, and therefore, remain at risk of forfeiture or reduction until the time of vesting.

The information contained in this Pay Versus Performance section will not be incorporated into any filings under the Securities Act of 1933 or the Exchange Act of 1934, except to the extent that the company specifically incorporates such information by reference.

*	Non-GAAP measure. For more information on the use of non-GAAP measures in the Proxy Statement, and a reconciliation of non-GAAP measures to the most directly comparable GAAP measures, see Appendix A.

Notice of 2023 Annual Meeting of Shareholders	71

PROPOSAL NUMBER 4:
Ratify Appointment of the Independent
Registered Public Accounting Firm

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT AUDITOR FOR FISCAL 2024.
The audit committee is responsible for the selection, retention, oversight, evaluation and compensation of the independent auditor. The audit committee has appointed KPMG LLP (“KPMG”) to serve as our independent auditor for fiscal 2024. KPMG has served as the company’s independent auditor since 1928.
The audit committee annually reviews KPMG’s qualifications, performance, independence and fees in making its decision whether to engage KPMG. The focus of the process is to select and retain the most qualified firm to perform the annual audit. During the review and selection process, the audit committee considers a number of factors, including:
●Recent and historical audit performance, including the results of a management survey concerning KPMG’s service;
●The relevant experience, expertise and capabilities of KPMG and the audit engagement team in relation to the nature and complexity of our business;
●A review of the firm’s independence and internal quality controls;
●Any legal or regulatory proceedings that raise concerns about KPMG’s qualifications or ability to continue to serve as our independent auditor, including reports, findings and recommendations of the Public Company Accounting Oversight Board (“PCAOB”);
●The appropriateness of KPMG’s fees for audit and non-audit services; and
●The length of time that KPMG has served as our independent auditor, the benefits of maintaining a long-term relationship and controls and policies for ensuring that KPMG remains independent.
In accordance with SEC rules and company policies, our lead engagement partner is limited to a maximum of five years of service in that capacity. In order to select the lead engagement partner, management meets with each candidate for the role and then reviews and discusses the candidates with the chair of the audit committee, who meets with selected candidates. Based on recommendations from management and the chair, the full audit committee reviews and approves the lead engagement partner.
Based on its annual review, the audit committee believes that the retention of KPMG as our independent auditor is in the best interests of the company and its shareholders. We are asking shareholders to ratify the appointment of KPMG for fiscal 2024. If shareholders do not ratify the appointment of KPMG, the audit committee will reconsider its selection, but it retains sole responsibility for appointing and terminating our independent auditor.
Representatives from KPMG will attend the 2023 Annual Meeting and will have the opportunity to make a statement and answer questions.

72	General Mills, Inc.

Proposal Number 4: Ratify Appointment of the Independent Registered Public Accounting Firm

Independent Registered Public Accounting Firm Fees

The following table shows aggregate fees paid to KPMG during the fiscal years ended May 28, 2023, and May 29, 2022.

	Fiscal Year
(In thousands)	2023	2022
Audit Fees	$7,896	$8,548
Audit-Related Fees(1)	2,274	3,746
Tax Fees(2)	2,560	2,005
All Other Fees	—	—
TOTAL FEES	$12,730	$14,299
(1)	Includes primarily audit related due diligence matters and audit services for benefit plans and the General Mills Foundation.
(2)	Includes primarily tax structure services, transfer pricing studies and planning and compliance filings.

The audit committee has determined that performance of the services described in the table is compatible with maintaining the independence of KPMG.

Auditor Services Pre-approval Policy

The audit committee has a formal policy concerning approval of all services to be provided by KPMG, including audit, audit-related, tax and other services. The policy requires that all services KPMG may provide to us be pre-approved by the audit committee. The chair of the audit committee has the authority to pre-approve permitted services that require action between regular audit committee meetings, provided the chair reports to the full audit committee at the next regular meeting. The audit committee pre-approved all services provided by KPMG during fiscal years 2022 and 2023.

Audit Committee Report

The Audit Committee. The audit committee of the board of directors consists of the five directors named below this report. Each member of the audit committee is an independent director under our guidelines and as defined by NYSE listing standards and SEC regulations for audit committee membership.

In addition, the board of directors has unanimously determined that Mr. Clark, Mr. Cordani, Ms. Henry and Mr. Sprunk qualify as “audit committee financial experts” within the meaning of SEC regulations and have accounting or related financial management expertise within the meaning of NYSE listing standards. The board of directors has also unanimously determined that all audit committee members are financially literate within the meaning of the NYSE listing standards.

The audit committee, which operates according to its charter, is primarily responsible for oversight of our financial statements and internal controls; assessing and ensuring the independence, qualifications and performance of the independent registered public accounting firm; approving the independent registered public accounting firm’s services and fees; reviewing our risk assessment process and ethical, legal and regulatory compliance programs; and reviewing and approving our annual audited financial statements before issuance, subject to the board’s approval. The audit committee’s charter may be found on our website located at www.generalmills.com in the Investors section under “Governance.”

Audit Committee Report. The following is the report of the audit committee with respect to our audited financial statements for the fiscal year ended May 28, 2023.

The audit committee has reviewed and discussed the company’s audited financial statements for the fiscal year ended May 28, 2023, with management and KPMG, with and without management present. In connection with that review, the audit committee considered and discussed the quality of the company’s financial reporting and disclosures, management’s assessment of the company’s internal control over financial reporting and KPMG’s evaluation of the company’s internal control over financial reporting.

Notice of 2023 Annual Meeting of Shareholders	73

Proposal Number 4: Ratify Appointment of the Independent Registered Public Accounting Firm

The audit committee has reviewed with KPMG the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. This review included a discussion with management and the independent auditor of the quality, and not just the acceptability, of the company’s accounting principles, the reasonableness of significant estimates and judgments and the disclosures in the company’s consolidated financial statements, including the disclosures relating to critical accounting policies.

In addition, the audit committee has discussed with KPMG its independence from management and the company, as well as the matters in the written disclosures and the letter received from KPMG required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the audit committee concerning independence. The audit committee has reviewed all fees paid to KPMG during the fiscal year and has considered the compatibility of KPMG’s performance of non-audit services, including the tax planning services described above, with the maintenance of KPMG’s independence as the company’s independent auditor.

Based on the audit committee’s review and discussions referred to above, the audit committee recommended to the company’s board of directors that the company’s audited financial statements be included in the company’s annual report on Form 10-K for the fiscal year ended May 28, 2023, for filing with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE:

Maria G. Henry, Chair
R. Kerry Clark
David M. Cordani
Elizabeth C. Lempres
Eric D. Sprunk

74	General Mills, Inc.

PROPOSAL NUMBER 5:
Advisory Vote to Allow Shareholders
Holding 25% of our Common Stock to
Request Special Meetings of Shareholders

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL.
RESOLVED, that the board of directors unanimously recommends a vote FOR taking the steps necessary to amend the company’s By-Laws in a timely manner to give owners of a combined 25% of the company’s outstanding shares of common stock the right to call a special shareholder meeting.
General Mills is providing our shareholders with the opportunity to vote on this advisory resolution to amend the company’s By-Laws in a timely manner to provide shareholders with a right to call a special shareholder meeting.
Background
Currently, under the company’s By-Laws, our shareholders do not have the right to request that the company call a special meeting of shareholders. In evaluating the advisability of a special meeting request right, the board of directors and corporate governance committee considered certain principal positions for and against such a right, shareholder feedback, and corporate governance trends and best practices. After careful consideration of the foregoing factors, the board determined that the adoption of a special meeting request right at a 25% ownership threshold is advisable and in the best interest of shareholders.
While the board of directors recognizes that providing shareholders the right to call special meetings is viewed by some of our shareholders as a helpful governance practice, the board believes that special meetings of shareholders should be extraordinary events held only when strategic concerns or other similar considerations require that the matters to be addressed not be delayed until the company’s next annual meeting. Special meetings impose significant costs, both administrative and operational, and our board, management, and employees would need to devote significant time and attention to preparing for a special meeting of our shareholders, which takes their time and attention away from the oversight and operation of our business and overall goal of creating long-term shareholder value.
Benchmarks and Best Practices
To balance the importance of providing the right to call a special shareholder meeting against the costs of doing so, the board of directors believes that a small percentage of shareholders should not be able to call a special meeting to advance narrow interests not shared by a significant portion of our shareholders. A failure to receive 25% support to convene a special meeting is a strong indicator that the relevant issue is unduly narrow and not deemed critical by our shareholders generally. Furthermore, the most common ownership threshold for both S&P 500 and S&P 100 companies with a shareholder special meeting right is 25%. Additionally, among the company’s compensation peer group, 50% of the companies with special meeting rights have an ownership threshold of at least 25%. For these reasons, the board believes that a 25% ownership threshold is the most appropriate ownership threshold to ensure shareholder rights to call a special meeting in the event of a critical, time-sensitive issue that is important to a significant portion of our shareholder base.

Notice of 2023 Annual Meeting of Shareholders	75

Proposal Number 5: Advisory Vote to Allow Shareholders Holding 25% of our Common Stock to Request Special Meetings of Shareholders

Shareholder Proposal Regarding Special Meeting Rights at a 10% Threshold

As described in Proposal 6, a shareholder proponent has notified us that he intends to submit a proposal at the Annual Meeting, which is an advisory and non-binding shareholder proposal asking the board of directors to take steps to provide shareholders with a right to call special meetings using a lower ownership threshold of 10%. For the reasons outlined above, as well as below in the board’s Statement in Opposition to Proposal 6, the board believes that this proposal is more closely aligned with best corporate governance practices and is better suited to balance the rights of shareholders with the long-term interests of the company and our shareholders.

76	General Mills, Inc.

PROPOSAL NUMBER 6:
Shareholder Proposal –
Adopt a Shareholder Right to Call a
Special Shareholder Meeting

The following shareholder proposal has been submitted by John Chevedden on behalf of Kenneth Steiner, 14 Stoner Avenue, 2M, Great Neck, NY 11021, the owner of at least 250 shares of General Mills, Inc. stock. The proposal, including the caption, graphic and supporting statement submitted by the proponent, are set forth below and will be voted on at the 2023 Annual Meeting upon proper presentation by Mr. Chevedden.

Proposal 6 – Adopt a Shareholder Right to Call a Special Shareholder Meeting

Shareholders ask our board to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting (or the lowest percentage according to state law) regardless of length of stock ownership also in accordance with state law. And to enable street name shareholders and non street name shareholder to have as much equal rights in calling for a special shareholder meeting as allowed by state law.

Calling for a special shareholder meeting is hardly ever used by shareholders but the main point of the right to call for a special shareholder meeting is that it gives shareholders at least significant standing to engage effectively with management.

Management will have an incentive to genuinely engage with shareholders instead of stonewalling if shareholders have a realistic Plan B option of calling a special shareholder meeting. Often the management of a company will claim that shareholders have multiple means to communicate with management – but in most cases these are low impact means that are as effective as mailing a post card to the CEO. A reasonable shareholder right to call a special shareholder meeting is an important step for effective shareholder engagement with management.

It is more important to have a thoroughly effective mean to call for a special shareholder meeting since General Mills has no independent board chairman to help protect shareholders.

Please vote yes:

Adopt a Shareholder Right to Call a Special Shareholder Meeting – Proposal 6

Notice of 2023 Annual Meeting of Shareholders	77

Proposal Number 6: Shareholder Proposal – Adopt a Shareholder Right to Call a Special Shareholder Meeting

Statement by Your Board of Directors AGAINST the Proposal

RESOLVED, that the board of directors unanimously recommends a vote AGAINST the proposal for the following reasons:

The board of directors has carefully considered this shareholder proposal which would give the owners of a combined 10% of our outstanding shares the right to call a special meeting (Proposal 6) and believes that the proposed special meeting right is not in the best interests of the company or its shareholders, and is not consistent with market trends or best corporate governance practices. Currently, only 11% of S&P 500 companies set their special meeting right threshold at 10%. Setting such a low ownership threshold runs the risk of giving a single shareholder or a very small group of shareholders a disproportionate amount of influence over the company’s affairs, which is not in the best interest of the company or its shareholders.

Instead, the board of directors is recommending that shareholders approve the company’s proposal and resolution (Proposal 5), which would provide a special meeting right to owners of a combined 25% of the company’s outstanding shares of common stock. A 25% ownership threshold for a special meeting right is consistent with market trends and best corporate governance practices. Today, more than 50% of S&P 500 companies set their special meeting right threshold at 25% or higher. Additionally, among the company’s compensation peer group, 50% of the companies with special meeting rights have an ownership threshold of at least 25%. A special meeting right threshold of 25% ensures that a meaningful percentage of shareholders support a special meeting before one can be called. Failure to achieve a 25% threshold of shareholders is a strong indicator that the relevant issue is unduly narrow and not deemed critical by shareholders generally.

Furthermore, setting the threshold to call a special meeting at 25% vs. 10% is appropriate given the company’s strong existing corporate governance best practices that demonstrate our accountability to our shareholders. Our key substantive shareholder rights and governance practices, which are also described more extensively elsewhere in this proxy statement, include the following:

●	Shareholder Engagement: We have a robust shareholder engagement process that provides our shareholders with the opportunity to engage regularly with management and the board.
●	Annual Elections of the Board: All of our directors are elected annually by our shareholders.
●
Strong Director Refreshment and Evaluation Practices: We regularly analyze and review the composition of our board and seek ways to deepen our board’s expertise. We have a thorough annual evaluation process for our board and each board committee.

●	Diverse Board: Our board reflects diversity in experience, skills, gender, ethnicity, and age.
●	Majority-Independent Board: All of our directors are independent except our CEO, and all board committees are comprised exclusively of independent directors.

In light of these considerations and after careful deliberation, our board has determined that the special meeting proposal set forth in Proposal 5, and not this shareholder proposal, is in the long-term best interest of the company and its shareholders.

For these reasons, the board of directors unanimously recommends that shareholders vote AGAINST Proposal 6 and FOR Management Proposal 5.

78	General Mills, Inc.

Stock Ownership Information

Ownership of General Mills Common Stock by Directors, Officers and Certain Beneficial Owners

The following table shows the amount of General Mills common stock beneficially owned by (a) each director and director nominee, (b) each named executive officer listed in the Summary Compensation Table, (c) all directors, director nominees and executive officers as a group and (d) each person or group owning more than 5% of our outstanding shares. Unless otherwise noted, all amounts are as of July 28, 2023, and the shareholders listed in the table have sole voting and investment power with respect to the shares owned by them.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Shares(1)		Exercisable Options(2)	Percent of Class
Bruce, Kofi A.	43,624		86,626	*
Clark, Ronald Kerry	59,144		—	*
Cordani, David	8,164		—	*
Goodwin, Kim	7,681		—	*
Harmening, Jeffrey L.	437,489	(3)	989,462	*
Henry, Maria	36,244		—	*
Jenkins, Jo Ann	11,830		—	*
Lempres, Liz	15,123		—	*
Montemayor, Jaime	29,751		—	*
Neal, Diane	16,993		—	*
Nudi, Jonathon J.	81,936	(4)	277,745	*
Odland, Stephen	169,354		—	*
Sastre, Maria	17,905		—	*
Sprunk, Eric D.	25,235		—	*
Uribe, Jorge A.	27,563	(5)	—	*
Wilson Thissen, Karen	418		—	*
All directors, nominees and executive officers as a group (24 persons)	1,413,071	(6)	2,308,129	*
BlackRock, Inc.	56,455,475	(7)	—	9.7
The Vanguard Group, Inc.	52,009,379	(8)	—	8.9
State Street Corporation	33,918,919	(9)	—	5.8
Capital Group International	33,757,184	(10)	—	5.8
(1)	Includes:
●	Shares of our common stock directly owned;
●	Shares of our common stock allocated to participant accounts under our 401(k) Plan;
●	RSUs that vest within 60 days of July 28, 2023, as to which the beneficial owner currently has no voting or investment power: 2,309 RSUs for each independent director; totaling 25,399 RSUs for all directors, nominees and executive officers as a group; and
●	Stock units that have vested and been deferred, as to which the beneficial owner currently has no voting or investment power: 37,101 units for Mr. Clark; 2,584 units for Ms. Goodwin; 192,820 units for Mr. Harmening; 14,684 units for Ms. Neal; 49,346 units for Mr. Nudi; 72,194 units for Mr. Odland; 14,596 units for Ms. Sastre; 22,926 units for Mr. Sprunk; and 586,212 units for all directors, nominees and executive officers as a group.
(2)	Includes options that were exercisable on July 28, 2023, and options that become exercisable within 60 days of July 28, 2023.
(3)	Includes 190,884 shares held in individual trusts by Mr. Harmening or his spouse, for which they serve as trustees.
(4)	Includes 9,033 shares held by Mr. Nudi’s spouse.
(5)	Includes shares held in individual trust by Mr. Uribe, for which he serves as trustee.
(6)	Includes 328,595 shares held solely by, jointly by, or in trust for the benefit of family members.

Notice of 2023 Annual Meeting of Shareholders	79

Stock Ownership Information

(7)	Based on information contained in a Schedule 13G/A filed with the SEC on February 7, 2023, by BlackRock, Inc. and its subsidiaries (“BlackRock”), at 55 East 52nd Street, New York, New York 10055. The filing indicated that as of December 31, 2022, BlackRock had sole investment power over all of these shares, and sole voting power over 51,099,193 of these shares.
(8)	Based on information contained in a Schedule 13G/A filed with the SEC on February 9, 2023, by The Vanguard Group and its subsidiaries (“Vanguard”), at 100 Vanguard Blvd., Malvern, Pennsylvania 19355. The filing indicated that as of December 30, 2022, Vanguard had sole investment power over 49,482,948 of these shares and shared investment power over 2,526,431 of these shares. The filing also indicated that as of December 30, 2022, Vanguard had shared voting power over 833,280 of these shares.
(9)	Based on information contained in a Schedule 13G/A filed with the SEC on February 6, 2023, by State Street Corporation and its subsidiaries (“State Street”), at State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111. The filing indicated that as of December 31, 2022, State Street had shared investment power over 33,890,521 of these shares and shared voting power over 29,898,984 of these shares.
(10)	Based on information contained in a Schedule 13G/A filed with the SEC on February 13, 2023, by Capital International Investors and its subsidiaries (“Capital International”), at 333 South Hope Street, 55th Fl, Los Angeles, California 90071. The filing indicated that as of December 30, 2022, Capital International had sole investment power over all of these shares and sole voting power over 33,730,773 of these shares.

Related Policies

Independent Director Stock Ownership Policy

A substantial portion of independent director compensation is linked to our stock performance, and directors can elect to receive their entire board remuneration in stock and stock-related compensation. Our policy requires that independent directors keep all of the shares that they receive as compensation until they own shares equal in market value to at least five times their annual retainer, excluding any fees for serving as Independent Lead Director, chairing a committee or serving on the audit committee. As of July 28, 2023, all independent directors met or exceeded these stock ownership requirements.	Director Stock Ownership Requirement 5x annual cash retainer

Significant Executive Investment in Company Stock

Long-term stock ownership is deeply engrained in our executive culture, and it reflects our executives’ strong commitment to the company’s success. Minimum ownership requirements are 10 times annual salary for the CEO, five times annual salary for members of the CEO’s senior leadership team and three times annual salary for other corporate officers. Executives must hold 50% of net, after-tax shares that they receive pursuant to stock awards until they meet the ownership requirements. Additionally, in support of our stock ownership guidelines, NEOs are required to hold shares received upon vesting of PSUs for a minimum of one-year after vesting. Stock ownership includes direct and indirect ownership, deferred stock units, unvested RSUs and stock held in the 401(k) Plan as of July 28, 2023, but does not include unvested PSUs and stock options. Given Ms. Wilson Thissen’s recent appointment as General Counsel and Secretary, she has not yet met our minimum ownership requirements.

STOCK OWNERSHIP FOR NAMED EXECUTIVE OFFICERS

Name	Required Base Salary Multiple	Shares Owned	Actual Base Salary Multiple
Jeffrey L. Harmening Chairman and CEO	10x	559,800	34x
Jonathon J. Nudi Group President, North America Retail	5x	122,879	12x
Kofi A. Bruce Chief Financial Officer	5x	76,390	7x
Jaime Montemayor Chief Digital and Technology Officer	5x	54,006	6x
Karen Wilson Thissen General Counsel and Secretary	5x	13,344	1x

Prohibitions on Hedging or Pledging Company Stock

Executive officers and directors of the company are not permitted to hedge or otherwise monetize their interests in company securities or pledge company securities as security for loans. These restrictions include prohibitions on the use of exchange trusts, prepaid variable forwards, equity swaps, forwards or any other derivative instruments.

80	General Mills, Inc.

General Information

Other Business

We do not know of any other matters to be presented at the 2023 Annual Meeting. If any other matter is properly presented for a vote at the 2023 Annual Meeting, proxies other than the one for 401(k) Plan shares will be voted in the sole discretion of the proxy holders.

Questions and Answers About the 2023 Annual Meeting and Voting

Q.	How can I attend the 2023 Annual Meeting?
A.

If you are a shareholder at the close of business on the record date (July 28, 2023), you may attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/GIS2023 and logging in by entering your 16-digit control number printed on your Notice of Internet Availability of Proxy Materials, voter instruction form or proxy card. You will not be able to attend the Annual Meeting at a physical location. If you lost your 16-digit control number or are not a shareholder, you will be able to attend the meeting by visiting www.virtualshareholdermeeting.com/GIS2023 and registering as a guest. If you enter the meeting as a guest, you will not be able to vote your shares or submit questions during the meeting. You may log into www.virtualshareholdermeeting.com/GIS2023 beginning at 8:15 a.m., Central Daylight Time on September 26, 2023. The Annual Meeting will begin promptly at 8:30 a.m., Central Daylight Time on September 26, 2023. If you experience any technical difficulties during the meeting, a toll-free number will be available on our virtual shareholder meeting site for assistance.

If you have additional questions about the Annual Meeting, please contact us at 1-800-245-5703.

Q.	How can I vote and ask questions at the 2023 Annual Meeting?
A.

The Annual Meeting will be conducted in a virtual-only meeting format. Only shareholders who entered the Annual Meeting by entering the 16-digit control number printed on their Notice of Internet Availability of Proxy Materials, voter instruction form or proxy card may vote and ask questions at the Annual Meeting. Questions by those shareholders may be submitted in real time during the Annual Meeting at www.virtualshareholdermeeting.com/ GIS2023 or within 10 days prior to the meeting by going to the website www.proxyvote.com and following the instructions for logging-in included with your Notice of Internet Availability of Proxy Materials, voter instruction form or proxy card.

During the Annual Meeting, we are committed to acknowledging each appropriate question we receive in the order that it was received, with a limit of one question per shareholder until we have allowed each shareholder to ask a question. We will allot approximately 15 minutes for questions during the Annual Meeting. If we run out of time to answer all of the questions submitted, we will provide responses to the questions not addressed on our website at www.generalmills.com in the Investors section after the Annual Meeting for a period of 30 days. Submitted questions should follow our Rules of Conduct in order to be addressed during or after the Annual Meeting. Our Rules of Conduct will be posted at www.virtualshareholdermeeting.com/GIS2023 during the Annual Meeting.

Q.	If I cannot attend the Annual Meeting, how do I vote or listen to it later?
A.	You do not need to attend the Annual Meeting to vote if you submitted your vote via proxy in advance of the meeting. A replay of the Annual Meeting, including the questions answered during the meeting, will be available at on our website at www.generalmills.com in the Investors section after the Annual Meeting for a period of 30 days.

Q.	How do I receive a printed copy of proxy materials?
A.	To request a printed copy of the proxy materials, please call 1-800-579-1639, send an e-mail to sendmaterial@proxyvote.com or visit www.proxyvote.com. To make your request, you will need the 16-digit control number printed on your Notice of Internet Availability of Proxy Materials, voter instruction form or proxy card.

Notice of 2023 Annual Meeting of Shareholders	81

General Information

Q.	Who is entitled to vote?
A.

You are entitled to cast one vote for each share of common stock you own, and there is no cumulative voting. Although abstentions are counted as present at the 2023 Annual Meeting for purposes of determining whether there is a quorum under our by-laws, they are not treated as votes cast on any proposal, and they will not have an effect on the vote.

Record holders of General Mills common stock at the close of business on July 28, 2023, may vote at the 2023 Annual Meeting. On July 28, 2023, 581,180,878 shares of common stock were outstanding and eligible to vote. The shares of common stock in our treasury on that date will not be voted.

A list of shareholders entitled to vote at the meeting will be available for inspection 10 days prior to the Annual Meeting between the hours of 9:00 a.m. and 5:00 p.m. Central Daylight Time at our corporate headquarters in Minneapolis, Minnesota and during the Annual Meeting at www.virtualshareholdermeeting.com/GIS2023.

Q.	How do I vote?
A.	If you hold your shares in a brokerage account in your broker’s name (“street name”), or you hold your shares through the General Mills 401(k) Plan, you should follow the voting directions provided by your broker or nominee, which may include the following methods:
●	You may complete and mail a voting instruction form to your broker or nominee;
●	If your broker allows, you may submit voting instructions by telephone or the Internet;
●	You may use a mobile device by scanning the QR Barcode on your voter instruction form or Notice of Internet Availability of Proxy Materials and following the prompts that appear on your mobile device; or
●	You may also cast your vote in real time during the Annual Meeting, after you log-in by entering the 16-digit control number found on your Notice of Internet Availability of Proxy Materials, voter instruction form or proxy card at www.virtualshareholdermeeting.com/GIS2023.

If you are a registered shareholder, you may vote using any of the following methods:

●	By going to the website www.proxyvote.com and following the instructions for Internet voting on the proxy card or Notice of Internet Availability of Proxy Materials that you received in the mail. You will need the 16-digit control number printed therein. You may also access instructions for telephone voting on the website;
●	By using your mobile device to scan the QR Barcode on your proxy card or Notice of Internet Availability of Proxy Materials and following the prompts that appear on your mobile device;
●	If you received a printed copy of the proxy materials, by completing and mailing your proxy card, or if you reside in the U.S. or Canada, by dialing 1-800-690-6903 and following the instructions for telephone voting on the proxy card that you received in the mail. You will need the 16-digit control number printed on your proxy card; or
●	You may also cast your vote in real time during the Annual Meeting, after you log-in by entering the 16-digit control number found on your Notice of Internet Availability of Proxy Materials, voter instruction form or proxy card at www.virtualshareholdermeeting.com/GIS2023.

Telephone and Internet voting facilities will close at 11:59 p.m. Eastern Daylight Time on Monday, September 25, 2023, except that the telephone and Internet voting instruction deadline for 401(k) Plan shares is Midnight Eastern Daylight Time on Thursday, September 21, 2023.

If you return a proxy card but do not specify how you want to vote your shares, we will vote them FOR the election of the 11 director nominees set forth in this Proxy Statement, FOR the compensation paid to our named executive officers, for every 1 YEAR as the frequency of future advisory votes to approve executive compensation, FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, FOR the management proposal regarding special shareholder meeting rights and AGAINST the shareholder proposal.

82	General Mills, Inc.

General Information

Q.	What if I change my mind after I vote my shares?
A.	You can revoke or change your proxy at any time before it is voted at the 2023 Annual Meeting.

If you hold your shares in a brokerage account in street name, or you hold your shares through the General Mills 401(k) Plan, you may revoke or change your vote:

●Via telephone or Internet, using the voting directions provided by your broker or nominee; or
●By casting your vote in real time during the Annual Meeting, after you log-in by entering the 16-digit control number found on your Notice of Internet Availability of Proxy Materials, voter instruction form or proxy card at www.virtualshareholdermeeting.com/GIS2023.

If you are a registered shareholder, you may revoke or change your vote by:

●Voting by telephone or the Internet, using the voting directions provided on the proxy card or Notice of Internet Availability of Proxy Materials that you received in the mail;
●Sending written notice to the Corporate Secretary, General Mills, Inc., P.O. Box 1113, Minneapolis, Minnesota 55440;
●Submitting a properly signed proxy card with a later date; or
●By casting your vote in real time during the Annual Meeting, after you log-in by entering the 16-digit control number found on your Notice of Internet Availability of Proxy Materials, voter instruction form or proxy card at www.virtualshareholdermeeting.com/GIS2023.

Q.	How will my General Mills 401(k) Plan shares be voted?
A.	If you hold your shares through the General Mills 401(k) Plan, you are considered a named fiduciary who may direct State Street Bank and Trust (“State Street”), as the plan fiduciary, how to vote your shares. For shares that are not allocated to participant accounts or for shares for which no direction has been received, State Street will vote those shares in the same proportion as directed shares are voted. State Street may, in exercising its fiduciary responsibility, disregard the direction on behalf of the unallocated shares and shares for which no direction was received and vote in its discretion, if following such direction would be inconsistent with the Employee Retirement Income Security Act. For instructions received by phone or Internet, the deadline is Midnight Eastern Daylight Time on Thursday, September 21, 2023. Any instruction received by State Street regarding your vote will be confidential.

Q.	What does it mean if I receive more than one proxy card or Notice of Internet Availability of Proxy Materials?
A.	It means you have multiple accounts at the transfer agent or with banks or stockbrokers. Please vote all of your accounts. If you would like to consolidate multiple accounts at our transfer agent, please contact Broadridge Corporate Issuer Solutions, LLC at 1-800-670-4763.

Q.	What will happen if I do not return a proxy card or voter instruction form?
A.	If your shares are held in street name, your brokerage firm may vote your shares on those proposals where it has discretion to vote (Proposal Number 4 to ratify the appointment of KPMG LLP as our independent auditor). Otherwise, your shares will not be voted.

Q.	How many shares must be present to hold the 2023 Annual Meeting?
A.	At least one-half of General Mills’ outstanding common shares as of the record date must be represented at the 2023 Annual Meeting in person or by proxy in order to hold the Annual Meeting and conduct business. This is called a quorum. We will count your shares as present at the Annual Meeting if you:

●Are present and vote in person at the Annual Meeting;
●Have properly submitted a proxy card or a voter instruction form, or voted by telephone or the Internet on a timely basis; or
●Hold your shares through a broker or otherwise in street name, and your broker uses its discretionary authority to vote your shares on Proposal Number 4 or submits a proxy indicating that it does not have discretionary authority to vote on one or more other proposals.

Notice of 2023 Annual Meeting of Shareholders	83

General Information

Q.	How many votes are needed to approve each item?
A.

	Vote Required for Proposals			How Votes are Counted
Item	Proposal	Approval Standard	Voting Choices	Broker Discretion to Vote(1)	Impact of Abstain Vote	Treatment of Broker Non-Vote	Board Recommendation
1	ELECT AS DIRECTORS THE 11 NOMINEES NAMED IN THE PROXY STATEMENT	Majority of votes cast(2)	FOR AGAINST ABSTAIN	No	No effect	No effect	FOR
2	APPROVE ADVISORY VOTE ON EXECUTIVE COMPENSATION	The Board will consider shareholders to have indicated their non-binding support for executive compensation if a majority of the votes cast are voted FOR the proposal	FOR AGAINST ABSTAIN	No	No effect	No effect	FOR
3	APPROVE ADVISORY VOTE ON THE FREQUENCY OF HOLDING THE ADVISORY VOTE ON EXECUTIVE COMPENSATION	The Board will consider the frequency that receives the highest number of votes to be the non-binding choice of the shareholders	1 YEAR 2 YEARS 3 YEARS ABSTAIN	No	No effect	No effect	1 YEAR
4	RATIFY THE APPOINTMENT OF KPMG LLP AS GENERAL MILLS’ INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING MAY 25, 2024	Majority of votes cast	FOR AGAINST ABSTAIN	Yes	No effect	No effect	FOR
5	APPROVE ADVISORY VOTE TO ALLOW SHAREHOLDERS HOLDING AT LEAST 25% OF OUR COMMON STOCK TO REQUESTING SPECIAL MEETINGS OF SHAREHOLDERS	The Board will consider shareholders to have indicated their non-binding support for the proposal if a majority of the votes cast are voted FOR the proposal	FOR AGAINST ABSTAIN	No	No effect	No effect	FOR
6	SHAREHOLDER PROPOSAL, IF PROPERLY PRESENTED	Majority of votes cast	FOR AGAINST ABSTAIN	No	No effect	No effect	AGAINST
(1)	If you hold your shares in street name and do not provide voting instructions to your broker, your broker may not vote your shares on any proposal except Proposal Number 4. If a broker submits a proxy indicating that it does not have discretionary authority to vote on one or more proposals, a broker non-vote occurs. Shares that constitute broker non-votes are not treated as votes cast and have no effect on the outcome of any proposals. NYSE rules permit brokers discretionary authority to vote on Proposal Number 4 if they do not receive instructions from the street name holder of the shares.
(2)	If there are more director nominees than the number of directors to be elected, the directors will be elected by a plurality of the votes cast. If an incumbent director is not reelected by a majority of votes cast, the director must promptly offer his or her resignation to the board. The corporate governance committee will recommend to the board whether to accept or reject the resignation, and the board will disclose its decision and the rationale behind it within 90 days from the certification of the election results.

84	General Mills, Inc.

General Information

Q.	How will voting on any other business be conducted?
A.	We do not know of any business to be considered at the 2023 Annual Meeting other than the proposals described in this Proxy Statement. If any other business is properly presented at the Annual Meeting, your signed proxy card (other than for 401(k) Plan shares) gives authority to Jeffrey L. Harmening and Karen Wilson Thissen to vote on such matters in their discretion.

Q.	Is my vote confidential?
A.	We have a policy of confidential voting that applies to all shareholders, including our employee-shareholders. Broadridge Investor Communications Solutions will tabulate the votes received.

Q.	Where do I find the voting results of the meeting?
A.	We will publish the voting results in a current report on Form 8-K, which is due to be filed with the SEC within four business days of the 2023 Annual Meeting. You can also go to our website at www.generalmills.com to access the Form 8-K.

Q.	How do I submit a shareholder proposal?
A.	If you wish to submit a proposal other than a director nomination for inclusion in our next Proxy Statement, we must receive the proposal on or before the close of business on April 16, 2024. Please address your proposal to: Corporate Secretary, General Mills, Inc., P.O. Box 1113, Minneapolis, Minnesota 55440.

If you wish to use proxy access to submit a director nomination for inclusion in our next Proxy Statement:

●You, or a group of up to 20 shareholders, must have continuously owned for three years at least 3% of our outstanding common stock.
●We must receive the nomination no earlier than the close of business on March 17, 2024, and no later than the close of business on April 16, 2024. The notice must contain the information required by our By-Laws.
●Proxy access nominees appearing in the Proxy Statement generally may number up to the greater of two directors or 20% of the number of directors in office as of April 16, 2024. If there are a greater number submitted, our By-Laws specify how the company will select which proxy access nominees to include in the Proxy Statement.
●Shareholder(s) and nominee(s) must satisfy the additional requirements specified in our By-Laws.

Under our By-Laws, if you wish to nominate a director or bring other business before the shareholders at our 2024 Annual Meeting without including your proposal in our Proxy Statement:

●You must notify the Corporate Secretary of General Mills in writing no earlier than the close of business on May 29, 2024, and no later than the close of business on June 28, 2024; and
●Your notice must contain the specific information required in our By-Laws.

Our By-Laws may be found on our website located at www.generalmills.com in the Investors section under “Governance.”

To comply with the universal proxy rules, no later than July 28, 2024, shareholders who intend to solicit proxies in support of nominees other than the company’s nominees must provide notice that sets forth the information about the shareholder nominees as required by Rule 14a-19 under the Securities Exchange Act of 1934.

Notice of 2023 Annual Meeting of Shareholders	85

General Information

Solicitation of Proxies

We pay for preparing, printing and mailing this Proxy Statement and the Notice of Internet Availability of Proxy Materials. We have engaged D.F. King & Co. to help us solicit proxies from shareholders for a fee of $15,000, plus reimbursement of out-of-pocket expenses.

In addition to D.F. King, our directors, officers and employees may, without additional compensation, solicit proxies personally or by e-mail, telephone, fax or special letter. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs of sending the proxy materials to our beneficial owners.

Delivery and Viewing of Proxy Materials

Electronic Delivery of Proxy Materials. Simply follow the instructions on your proxy card or Notice of Internet Availability of Proxy Materials to vote via the Internet or go directly to www.icsdelivery.com/gis to register your consent to receive our annual report and this Proxy Statement in a fast and efficient manner via the Internet. This reduces the amount of paper delivered to a shareholder’s address and eliminates the cost of sending these documents by mail. You may elect to view all future annual reports and proxy statements on the Internet instead of receiving them by mail. Your election to view proxy materials online is perpetual unless you revoke it later. Future proxy cards mailed to you will contain the Internet website address and instructions to view the materials. You will continue to have the option to vote your shares by mail, telephone or the Internet. Certain employee-shareholders who have valid work e-mail addresses will not receive a proxy card in the mail but may vote by telephone or via the Internet.

Delivery of Proxy Materials to Households. SEC rules allow us to deliver a single copy of an annual report and proxy statement to any household at which two or more shareholders reside, unless we receive contrary instructions from one or more of our shareholders. We believe this rule benefits everyone. It eliminates duplicate mailings that shareholders living at the same address receive, and it reduces our printing and mailing costs. This rule applies to any annual reports, proxy statements, proxy statements combined with a prospectus and information statements.

If your household would like to receive single rather than duplicate mailings in the future, please write to Broadridge Investor Communications Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or call 1-866-540-7095. Each shareholder will continue to receive a separate proxy card or Notice of Internet Availability of Proxy Materials. If a broker or other nominee holds your shares, you may continue to receive some duplicate mailings. Certain brokers will eliminate duplicate account mailings by allowing shareholders to consent to such elimination, or through implied consent if a shareholder does not request continuation of duplicate mailings. Since not all brokers and nominees offer shareholders the opportunity to eliminate duplicate mailings, you may need to contact your broker or nominee directly to discontinue duplicate mailings from your broker to your household.

Your household may have received a single set of proxy materials this year. If you would like to receive another copy of this year’s proxy materials, please write to Broadridge Investor Communications Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or call 1-866-540-7095. Following this request, we will undertake to deliver promptly a separate copy of the proxy materials.

Annual Reports

Our 2023 Annual Report to Shareholders, which includes our consolidated financial statements for the fiscal year ended May 28, 2023, is available on our website at www.generalmills.com in the Investors section. To request a copy, please call 1-800-245-5703 and one will be sent to you without charge within one business day of receipt of such request. You may also request a free copy of our annual report on Form 10-K for the fiscal year ended May 28, 2023, by writing to the Corporate Secretary, General Mills, Inc., P.O. Box 1113, Minneapolis, Minnesota 55440 or via e-mail at corporate.secretary@genmills.com.

Your Vote is Important!

Please vote by telephone or the Internet or, if you received a printed copy of the proxy materials, sign and promptly return your proxy card in the enclosed envelope.

86	General Mills, Inc.

Appendix A: Non-GAAP
Financial Measures

We have included in this Proxy Statement measures of financial performance that are not defined by generally accepted accounting principles (“GAAP”). Each of the measures is used in reporting to our executive management and several are used as components of the board of director’s measurement of our performance for incentive compensation purposes.

For each of these non-GAAP financial measures, we are providing below a reconciliation of the differences between the non-GAAP measure and the most directly comparable GAAP measure. These non-GAAP measures should be viewed in addition to, and not in lieu of, the comparable GAAP measures.

Please see page 35 of our Annual Report on Form 10-K for the fiscal year ended May 28, 2023, for the tax impact of after-tax items used in the reconciliations below.

ORGANIC NET SALES GROWTH

	Fiscal 2023	Fiscal 2022	Fiscal 2021
Net Sales Growth as Reported	6%	5%	3%
Acquisitions and Divestitures	(4) pts	(1) pt	—
Foreign Currency Exchange	(1) pt	Flat	1 pt
53rd Week	—	—	(2) pts
Organic Net Sales Growth	10%	6%	4%

Note: Table may not foot due to rounding.

INCENTED ORGANIC NET SALES GROWTH

	Fiscal 2023	3 Year CAGR
Organic Net Sales Growth	10%	7%
Incentive Adjustment(a)	Flat	(1) pt
Incented Organic Net Sales Growth	11%	6%
Note: Table may not foot due to rounding.
(a)	Incentive performance excludes certain corporate adjustments that affect comparability.

Notice of 2023 Annual Meeting of Shareholders	A-1

Appendix A: Non-GAAP Financial Measures

ADJUSTED OPERATING PROFIT AND RELATED CONSTANT-CURRENCY GROWTH RATE, ADJUSTED FOR INCENTIVE COMPENSATION MEASUREMENT

	Fiscal Year
	2023	2022	2021	2023 vs. 2022 Change
Operating Profit Growth as Reported	$3,433.8	$3,475.8	$3,144.8	(1)%
Restructuring charges (recoveries)(a)	61.0	(23.2)	172.7
Project related costs(a)	2.4	—	—
Mark-to-market effects(b)	291.9	(133.1)	(138.8)
Investment activity, net(c)	84.0	14.7	(76.4)
Divestitures (gain) loss, net(d)	(444.6)	(194.1)	53.5
Transaction costs(e)	0.4	72.8	9.5
Non-income tax recovery(f)	—	(22.0)	(8.8)
Product recall, net(g)	22.5	—	(3.5)
Acquisition integration costs(h)	5.9	22.4	—
Adjusted Operating Profit	$3,457.3	$3,213.3	$3,153.2	8%
Foreign Currency Exchange Impact				Flat
Adjusted Operating Profit Growth, on a Constant-Currency Basis				8%
Adjustments for Incentive Compensation Measurement(i)	44.7
Adjusted Operating Profit, Excluding Certain Items for Incentive Compensation	$3,502.0			9%
Foreign Currency Exchange Impact				Flat
Adjusted Operating Profit Growth, Excluding Certain Items for Incentive Compensation, on a Constant-Currency Basis				10%
Note: Table may not foot due to rounding.
(a)	Restructuring charges and project-related costs for global supply chain actions, network optimization actions, and previously announced restructuring actions in fiscal 2023. Restructuring charges for International restructuring actions and net restructuring recoveries for previously announced restructuring actions in fiscal 2022. Restructuring charges for previously announced restructuring actions in fiscal 2021. See Note 4 to the Consolidated Financial Statements in Item 8 of our Annual Report on Form 10-K for the fiscal year ended May 28, 2023.
(b)	Net mark-to-market valuation of certain commodity positions recognized in unallocated corporate items. See Note 8 to the Consolidated Financial Statements in Item 8 of our Annual Report on Form 10-K for the fiscal year ended May 28, 2023.
(c)	Valuation adjustments and the loss on sale of certain corporate investments in fiscal 2023. Valuation adjustments and the gain on sale of certain corporate investments in fiscal 2022 and fiscal 2021.
(d)	Net divestitures gain primarily related to the sale of our Helper main meals and Suddenly Salad side dishes business in fiscal 2023. Divestitures gain related to the sale of our interests in Yoplait SAS, Yoplait Marques SNC, and Liberté Marques Sàrl and the sale of our European dough businesses in fiscal 2022. Divestiture loss related to the sale of our Laticínios Carolina business in Brazil in fiscal 2021. See Note 3 to the Consolidated Financial Statements in Item 8 of our Annual Report on Form 10-K for the fiscal year ended May 28, 2023.
(e)	Transaction costs primarily related to the sale of our Helper main meals and Suddenly Salad side dishes business in fiscal 2023. Fiscal 2022 transaction costs related primarily to the sale of our interests in Yoplait SAS, Yoplait Marques SNC, and Liberté Marques Sàrl, the sale of our European dough businesses, the sale of our Helper main meals and Suddenly Salad side dishes business, and the acquisition of TNT Crust. Fiscal 2021 transaction costs related to the sale of our interests in Yoplait SAS, Yoplait Marques SNC, and Liberté Marques Sàrl and the acquisition of Tyson Foods’ pet treats business. See Note 3 to the Consolidated Financial Statements in Item 8 of our Annual Report on Form 10-K for the fiscal year ended May 28, 2023.
(f)	Recovery related to a Brazil indirect tax item recorded in fiscal 2022 and fiscal 2021.
(g)	Voluntary recall costs recorded in fiscal 2023 related to certain international Häagen-Dazs ice cream products, net of insurance recovery. Product recall adjustment recorded in fiscal 2021 related to a recall in our international Green Giant business in fiscal 2020.
(h)	Integration costs primarily resulting from the acquisition of TNT Crust in fiscal 2023. Integration costs resulting from the acquisition of Tyson Foods’ pet treats business in fiscal 2022. See Note 3 to the Consolidated Financial Statements in Item 8 of our Annual Report on Form 10-K for the fiscal year ended May 28, 2023.
(i)	Incentive performance is measured on a comparable basis and excludes certain items affecting comparability, including the impact of changes in foreign currency exchange rates, acquisitions and divestitures, and impacts from product recalls. These items were not included in the annual operating plan or the performance targets approved by the board and compensation committee at the beginning of the fiscal year.

A-2	General Mills, Inc.

Appendix A: Non-GAAP Financial Measures

ADJUSTED DILUTED EARNINGS PER SHARE AND RELATED CONSTANT-CURRENCY GROWTH RATE

	Fiscal Year
Per Share Data	2023	2022	2021	2023 vs. 2022 Change
Diluted Earnings per Share, as Reported	$4.31	$4.42	$3.78	(2)%
Restructuring charges (recoveries)(a)	0.08	(0.03)	0.22
Mark-to-market effects(b)	0.37	(0.17)	(0.17)
Investment activity, net(c)	0.11	0.01	(0.10)
Divestitures (gain) loss, net(d)	(0.62)	(0.31)	0.04
Tax item(e)	—	(0.08)	0.02
Transaction costs(f)	—	0.09	0.01
Non-income tax recovery(g)	—	(0.02)	(0.01)
Product recall, net(h)	0.03	—	—
Acquisition integration costs(i)	0.01	0.03	—
Adjusted Diluted Earnings per Share	$4.30	$3.94	$3.79	9%
Foreign Currency Exchange Impact				(1) pt
Adjusted Diluted Earnings per Share Growth, on a Constant-Currency Basis				10%
Note: Table may not foot due to rounding.
(a)	Restructuring charges for global supply chain actions, network optimization actions, and previously announced restructuring actions in fiscal 2023. Restructuring charges for International restructuring actions and net restructuring recoveries for previously announced restructuring actions in fiscal 2022. Restructuring charges for previously announced restructuring actions in fiscal 2021. See Note 4 to the Consolidated Financial Statements in item 8 of our Annual Report on Form 10-K for the fiscal year ended May 28, 2023.
(b)	Net mark-to-market valuation of certain commodity positions recognized in unallocated corporate items. See Note 8 to the Consolidated Financial Statements in Item 8 of our Annual Report on Form 10-K for the fiscal year ended May 28, 2023.
(c)	Valuation adjustments and the loss on sale of certain corporate investments in fiscal 2023. Valuation adjustments and the gain on sale of certain corporate investments in fiscal 2022 and fiscal 2021.
(d)	Net divestitures gain primarily related to the sale of our Helper main meals and Suddenly Salad side dishes business in fiscal 2023. Divestitures gain related to the sale of our interests in Yoplait SAS, Yoplait Marques SNC, and Liberté Marques Sàrl and the sale of our European dough businesses in fiscal 2022. Divestiture loss related to the sale of our Laticínios Carolina business in Brazil in fiscal 2021. See Note 3 to the Consolidated Financial Statements in Item 8 of our Annual Report on Form 10-K for the fiscal year ended May 28, 2023.
(e)	Discrete tax benefit recognized in fiscal 2022 related to a release of a valuation allowance associated with our capital loss carryforwards expected to be used against future divestiture gains. Discrete tax item related to amendments to reorganize certain U.S. retiree health and welfare benefits plans in fiscal 2021.
(f)	Fiscal 2022 transaction costs related primarily to the sale of our interests in Yoplait SAS, Yoplait Marques SNC, and Liberté Marques Sàrl, the sale of our European dough businesses, the sale our Helper main meals and Suddenly Salad side dishes business, and the acquisition TNT Crust. Fiscal 2021 transaction costs related to the sale of our interests in Yoplait SAS, Yoplait Marques SNC, and Liberté Marques Sàrl and the acquisition of Tyson Foods’ pet treats business. See Note 3 to the Consolidated Financial Statements in Item 8 of our Annual Report on Form 10-K for the fiscal year ended May 28, 2023.
(g)	Recovery related to a Brazil indirect tax item recorded in fiscal 2022 and fiscal 2021.
(h)	Voluntary recall costs recorded in fiscal 2023 related to certain international Häagen-Dazs ice cream products, net of insurance recovery.
(i)	Integration costs primarily resulting from the acquisition of TNT Crust in fiscal 2023. Integration costs resulting from the acquisition of Tyson Foods’ pet treats business in fiscal 2022. See Note 3 to the Consolidated Financial Statements in Item 8 of our Annual Report on Form 10-K for the fiscal year ended May 28, 2023.

Notice of 2023 Annual Meeting of Shareholders	A-3

Appendix A: Non-GAAP Financial Measures

FREE CASH FLOW CONVERSION RATE

($ in millions)	Fiscal 2023
Net earnings, including earnings attributable to redeemable and noncontrolling interests, as reported	$2,609.6
Restructuring charges, net of tax(a)	$48.4
Project related costs, net of tax(a)	1.6
Mark-to-market effects, net of tax(b)	224.8
Investment activity, net, net of tax(c)	66.0
Divestitures gain, net of tax(d)	(371.4)
Product recall, net, net of tax(e)	17.3
Transaction costs, net of tax(f)	0.2
Acquisition integration costs, net of tax(g)	4.6
CPW restructuring charges, net of tax(h)	1.0
Adjusted net earnings, including earnings attributable to redeemable and noncontrolling interests	$2,602.2
Net cash provided by operating activities	2,778.6
Purchases of land, buildings, and equipment	(689.5)
Free cash flow	$2,089.1
Net cash provided by operating activities conversion rate	106%
Free cash flow conversion rate	80%
Note: Table may not foot due rounding.
(a)	Restructuring charges and project-related costs for global supply chain actions, network optimization actions, and previously announced restructuring actions in fiscal 2023. See Note 4 to the Consolidated Financial Statements in Item 8 of our Annual Report on Form 10-K for the fiscal year ended May 28, 2023.
(b)	Net mark-to-market valuation of certain commodity positions recognized in unallocated corporate items. See Note 8 to the Consolidated Financial Statements in Item 8 of our Annual Report on Form 10-K for the fiscal year ended May 28, 2023.
(c)	Valuation adjustments and the loss on sale of certain corporate investments in fiscal 2023.
(d)	Net divestitures gain primarily related to the sale of our Helper main meals and Suddenly Salad side dishes business in fiscal 2023. See Note 3 to the Consolidated Financial Statements in Item 8 of our Annual Report on Form 10-K for the fiscal year ended May 28, 2023.
(e)	Voluntary recall costs recorded in fiscal 2023 related to certain international Häagen-Dazs ice cream products, net of insurance recovery.
(f)	Transaction costs primarily related to the sale of our Helper main meals and Suddenly Salad side dishes business in fiscal 2023. See Note 3 to the Consolidated Financial Statements in Item 8 of our Annual Report on Form 10-K for the fiscal year ended May 28, 2023.
(g)	Integration costs primarily resulting from the acquisition of TNT Crust in fiscal 2023. See Note 3 to the Consolidated Financial Statements in Item 8 of our Annual Report on Form 10-K for the fiscal year ended May 28, 2023.
(h)	CPW restructuring charges related to previously announced restructuring actions.

CUMULATIVE FREE CASH FLOW, ADJUSTED FOR INCENTIVE COMPENSATION MEASUREMENT

	Fiscal Year
($ in millions)	2023	2022	2021
Net Cash Provided by Operating Activities, as Reported	$2,778.6	$3,316.1	$2,983.2
Purchases of Land, Buildings, and Equipment	(689.5)	(568.7)	(530.8)
Free Cash Flow	2,089.1	2,747.4	2,452.4
Adjustments to Free Cash Flow for Incentive Compensation Measurement(a)	7.3	105.6	9.8
Free Cash Flow, Adjusted for Comparability	2,096.5	2,853.1	2,462.2
Cumulative Free Cash Flow, Adjusted for Incentive Compensation Measurement	$7,411.7
Note: Table may not foot due to rounding
(a)	Incentive performance is measured on a comparable basis and excludes certain items affecting comparability, including the impact of acquisitions and divestitures and restructuring projects. These items were not included in the annual operating plan or the performance targets approved by the board and compensation committee for the respective fiscal years.

A-4	General Mills, Inc.

2023 Annual Meeting Information

For more information about the annual meeting and voting, as well as answers to many frequently asked questions, please see “Questions and Answers About the 2023 Annual Meeting and Voting” beginning on page 81.

Date and Location

Virtual only at www.virtualshareholdermeeting.com/GIS2023	8:30 a.m., Central Daylight Time Tuesday, September 26, 2023

Voting
All proposals require the affirmative vote of a majority of votes cast (excluding abstentions) by shareholders entitled to vote and represented at the 2023 Annual Meeting in person or by proxy.

Record holders of General Mills common stock at the close of business on July 28, 2023, may vote at the 2023 Annual Meeting.

If you are a registered shareholder, you may vote using any of the following methods:		If you hold your shares in a brokerage account in your broker’s name (“street name”), or you hold your shares through the General Mills 401(k) Plan, you should follow the voting directions provided by your broker or nominee:
By Internet using your computer	Go to the website www.proxyvote.com and follow the instructions for Internet voting on the proxy card or Notice of Internet Availability of Proxy Materials that you received in the mail.	By Internet using your computer	If your broker allows, you may submit voting instructions by the Internet.
By Internet using your tablet or smartphone	Use your mobile device to scan the QR Barcode on your proxy card or Notice of Internet Availability of Proxy Materials and follow the prompts that appear on your mobile device.	By Internet using your tablet or smartphone	Use your mobile device to scan the QR Barcode on your voter instruction form or Notice of Internet Availability of Proxy Materials and follow the prompts that appear on your mobile device.
By telephone	If you reside in the United States or Canada, dial 800-690-6903 and follow the instructions for telephone voting on the proxy card that you received in the mail.	By telephone	If your broker allows, you may submit voting instructions by telephone.
By mailing your proxy card	If you received a printed copy of the proxy materials, complete and mail your proxy card.	By mailing your VIF	Complete and mail a voting instruction form to your broker or nominee.
By casting your vote at the meeting	Cast your vote at the meeting by following the instructions in the Questions and Answers section of the proxy statement.	By casting your vote at the meeting	Cast your vote at the meeting by following the instructions in the Questions and Answers section of the proxy statement (not available to 401(k) holders).

General Mills

MIX
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ATTN: INVESTOR RELATIONS
1 GENERAL MILLS BOULEVARD
MINNEAPOLIS, MN 55426

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 p.m. Eastern Daylight Time on Monday, September 25, 2023 (or until Midnight Eastern Daylight Time on Thursday, September 21, 2023 for 401(k) shares). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by General Mills, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. You may also register your consent by going to www.icsdelivery.com/gis.

During The Meeting - Go to www.virtualshareholdermeeting.com/GIS2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. Eastern Daylight Time on Monday, September 25, 2023 (or until Midnight Eastern Daylight Time on Thursday, September 21, 2023 for 401(k) shares). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to General Mills, Inc., c/o Broadridge Investor Communications Solutions, 51 Mercedes Way, Edgewood, NY 11717 by 11:59 p.m. Eastern Daylight Time on Monday, September 25, 2023. For 401(k) shares, your proxy card should be received by Broadridge by Midnight Eastern Daylight Time on Thursday, September 21, 2023.

IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V21042-P96981	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
GENERAL MILLS, INC.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 4 AND 5, "1 YEAR" ON PROPOSAL 3 AND "AGAINST" PROPOSAL 6.

Vote on Directors
1.	Election of Directors

	Nominees:		For	Against	Abstain

	1a)	R. Kerry Clark	☐	☐	☐

	1b)	C. Kim Goodwin	☐	☐	☐

	1c)	Jeffrey L. Harmening	☐	☐	☐

	1d)	Maria G. Henry	☐	☐	☐

	1e)	Jo Ann Jenkins	☐	☐	☐

	1f)	Elizabeth C. Lempres	☐	☐	☐

	1g)	Diane L. Neal	☐	☐	☐

	1h)	Steve Odland	☐	☐	☐

	1i)	Maria A. Sastre	☐	☐	☐

	1j)	Eric D. Sprunk	☐	☐	☐

	1k)	Jorge A. Uribe	☐	☐	☐

Vote on Proposals		For	Against	Abstain

2.	Advisory Vote on Executive Compensation.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain

3.	Advisory Vote on Frequency of Holding the Advisory Vote on Executive Compensation. ☐	☐	☐	☐

		For	Against	Abstain

4.	Ratify Appointment of the Independent Registered Public Accounting Firm.	☐	☐	☐

5.	Advisory Vote to Allow Shareholders Holding 25% of our Common Stock to Request Special Meetings of Shareholders.	☐	☐	☐

6.	Shareholder Proposal - Adopt a Shareholder Right to Call a Special Shareholder Meeting.	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

General Mills, Inc.

2023 Annual Meeting of Shareholders

Tuesday, September 26, 2023

8:30 a.m. (Central Daylight Time)

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V21043-P96981
PROXY 2023

GENERAL MILLS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I appoint Jeffrey L. Harmening and Karen Wilson Thissen, together and separately, as proxies to vote all shares of common stock that I have power to vote at the annual meeting of shareholders to be held on September 26, 2023, and at any adjournment or postponement thereof, in accordance with the instructions on the reverse side of this card and with the same effect as though I were present in person and voting such shares. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting and they may name others to take their place. In the event of unforeseen circumstances such as the death or disability of a director nominee, the Board may substitute another person for that nominee. The proxies will vote these shares for that other person unless you instruct us otherwise. The proxies' discretionary authority shall not apply to shares held through the General Mills 401(k) Savings Plan.

This proxy will be voted as directed. If no direction is made, it will be voted "FOR" Proposals 1, 2, 4 and 5, "1 YEAR" on Proposal 3 and "AGAINST" Proposal 6.

If shares of common stock are held through the General Mills 401(k) Savings Plan, you are considered a named fiduciary who may direct State Street Bank and Trust, as the plan fiduciary, how to vote the shares. For shares which are not allocated to participant accounts or for shares for which no direction has been received, State Street will vote those shares in the same proportion as directed shares are voted. State Street may, in exercising its fiduciary responsibility, disregard the direction on behalf of the unallocated shares and shares for which no direction was received and vote in its discretion, if following such direction would be inconsistent with the Employee Retirement Income Security Act. For instructions received by phone or Internet, the deadline is Midnight Eastern Daylight Time on Thursday, September 21, 2023. Any instruction regarding your vote shall remain confidential. Should a participant wish to contact State Street with questions regarding confidentiality in voting for the plan, please contact Monet Ewing at 617-664-5654.

PLEASE SIGN on the reverse side exactly as your name appears hereon. Joint owners should each sign. Executors, administrators, trustees, etc. should so indicate when signing. If signer is a corporation, please sign the full name by duly authorized officer.

(Continued, and to be signed and dated on reverse side)